Exhibit 2.2

Confidential

Execution Version

INVESTMENT AGREEMENT

by and among

SHENANDOAH TELECOMMUNICATIONS COMPANY,

SHENTEL BROADBAND HOLDING INC.,

ECP FIBER HOLDINGS, LP

and, solely for the limited purposes specified herein,

HILL CITY HOLDINGS, LP

Dated as of October 24, 2023

i

ii

Section 8.09	Notices	59
Section 8.10	Severability	61
Section 8.11	Expenses	61
Section 8.12	Interpretation	61

EXHIBITS

EXHIBIT A – Form of Series A Certificate of Designations

EXHIBIT B – Reorganization

EXHIBIT C – Acquisition Agreement

EXHIBIT D – Form of Registration Rights Agreement

EXHIBIT E – Potential Investor Designees

iii

This INVESTMENT AGREEMENT, dated as of October 24, 2023 (this “Agreement”), is made and entered into by and among Shenandoah Telecommunications Company, a Virginia corporation (“Parent”), Shentel Broadband Holding Inc., a Delaware corporation and direct, wholly owned Subsidiary (as defined below) of Parent (the “Company” and, together with Parent, “Sellers”, and each, a “Seller”), ECP Fiber Holdings, LP, a Delaware limited partnership (the “Investor”), and, solely for purposes of Sections 5.02, 5.04, 5.05, 5.07, 5.10, 5.11, 5.12(e), 5.14, 5.16, 5.17, 5.18 and Article VIII, Hill City Holdings, LP, a Delaware limited partnership Affiliated (as defined below) with the Investor (“Hill City”).

RECITALS

WHEREAS, Parent and the Company desire that the Company issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, pursuant to the terms and conditions set forth in this Agreement, an aggregate of 81,000 shares of the Company’s Series A Participating Exchangeable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), having the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof specified in the form of Certificate of Designations attached hereto as Exhibit A (the “Certificate of Designations”);

WHEREAS, prior to the Closing and as a condition to the Investor’s obligations in respect thereof, Parent and the Company intend to effect each of the transactions set forth in Exhibit B (the “Reorganization”) (other than Clause 3 set forth in Exhibit B, which will be completed pursuant to the terms hereof and thereof immediately following the consummation of the Acquisition), such that, immediately following completion of the Reorganization, all of the Subsidiaries of Parent, other than the Company, will be direct or indirect Subsidiaries of the Company and will own all of the operating assets currently owned by Parent, except for any Holding Company Assets; and

WHEREAS, in order to induce Sellers to enter into this Agreement, and as additional consideration therefor, concurrently with the execution and delivery hereof, the Investor has delivered the Equity Commitment Letter to Sellers.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I

Definitions

Section 1.01        Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Acquisition” means the acquisition by Parent, directly or indirectly through one or more of its wholly owned Subsidiaries, of the Target Company, as contemplated by the Acquisition Agreement.

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“Acquisition Agreement” means that certain Agreement and Plan of Merger executed on or about the date hereof in respect of the Acquisition, a copy of which is attached hereto as Exhibit C.

“Acquisition Ancillary Agreements” means, collectively, each material agreement, document, instrument and/or certificate (including any debt commitment letters, redacted as customary or if and as required by the applicable counterparties thereto, including with respect to any fees, pricing caps and economic terms and any other commercially sensitive information) contemplated by the Acquisition Agreement to be executed and delivered by the parties thereto in connection with the Acquisition and the other transactions contemplated thereby, including that certain Investor Rights Agreement, in the form attached to the Acquisition Agreement as Exhibit B thereto (the “Investor Rights Agreement”).

“Activist Shareholder” means, as of any date of determination, a Person (other than the Investor Parties (including for these purposes, Hill City) and their respective Affiliates) that has, directly or indirectly through its Affiliates, whether individually or as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), within the three (3)-year period immediately preceding such date of determination (i) called or publicly sought to call a meeting of the stockholders or other equityholders of any Person not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (ii) publicly initiated any proposal for action by stockholders or other equityholders of any Person initially publicly opposed by the board of directors or similar governing body of such Person, (iii) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a Person, or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case which election or removal was not recommended or approved publicly (at the time such election or removal is first sought) by the board of directors or similar governing body of such Person, (iv) made, engaged in or been a participant in any “solicitation” of “proxies”, as such terms are used in the proxy rules of the SEC promulgated under Section 14 of the Exchange Act, with respect to the matters set forth in clauses (i) through (iii), or (v) publicly disclosed any intention, plan or arrangement to do any of the foregoing. For the avoidance of doubt, neither the Investor Parties (including for these purposes, Hill City) nor their Permitted Transferees (or their respective Affiliates) are Activist Shareholders.

“Affiliate” (and its correlated meanings such as “Affiliated”) means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that Parent and its Subsidiaries, on the one hand, and any Investor Party (including for these purposes, Hill City) or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates of each other and (ii) the Investor Director shall not be deemed to be an Affiliate of any Investor Party (including for these purposes, Hill City), Parent or any of Parent’s Subsidiaries. For this purpose, “control” (including its correlative meanings, “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise.

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“Anti-Money Laundering Laws” means any U.S. federal, state or local or foreign or multinational anti-money laundering-related Laws and codes of practice applicable to Parent and its Subsidiaries and their operations from time to time, and any Laws or instructions implementing or interpreting the same.

“as exchanged basis” means, with respect to the calculation of any shares of Series A Preferred Stock or shares of Parent Common Stock, the amount of shares of Series A Preferred Stock or shares of Parent Common Stock, as applicable, outstanding assuming the exchange in full of the outstanding shares of Series A Preferred Stock for shares of Parent Common Stock calculated without regard to any provision in the Certificate of Designations that would either (x) cause any shares of Parent Common Stock otherwise issuable upon such exchange to be paid in cash in lieu of shares of Parent Common Stock; or (y) limit the ability of any holder of Series A Preferred Stock from exercising its right to exchange such Series A Preferred Stock.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. Law for the relief of debtors.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming the exchange of all Series A Preferred Stock, if any, owned by such Person to Parent Common Stock). For the avoidance of doubt, for purposes of this Agreement, an Investor Party (including for these purposes, Hill City) (or any other Person) shall at all times be deemed to have beneficial ownership of the Parent Common Stock or the Series A Preferred Stock, including shares of Parent Common Stock issuable upon the exchange of the Series A Preferred Stock, directly or indirectly held by it, irrespective of any restrictions on transfer or voting contained in this Agreement or the Certificate of Designations.

“Beneficial Ownership Requirement” means that the Investor Parties (including for these purposes, Hill City) continue to beneficially own at all times shares of Series A Preferred Stock and/or shares of Parent Common Stock that represent (in the aggregate and on an as exchanged basis) at least 7.5% of the issued and outstanding shares of Parent Common Stock.

“Board” means the Board of Directors of Parent.

“Business Day” means any day except a Saturday, a Sunday or any other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed with respect to the provision of “essential services” (as defined by any applicable Governmental Authority from time to time).

“Charter Documents” means (i) with respect to Parent (the “Parent Charter Documents”), Parent’s articles of incorporation and bylaws, each as amended to the date of this Agreement, and (ii) with respect to the Company (the “Company Charter Documents”), the Company’s certificate of incorporation and bylaws, each as amended to the date of this Agreement, and shall include the Certificate of Designations, as filed with the Secretary of State of the State of Delaware prior to the Closing.

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“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Common Stock” means the Company’s common stock, par value $0.01 per share.

“Competing Securities Issuance” means any proposal or offer from any Person relating to any direct or indirect issuance or sale by Parent or any of its Subsidiaries of any debt or equity securities of Parent or any of its Subsidiaries (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) (other than equity grants under the Parent Plan in the ordinary course of business to directors, employees, officers, consultants or other service providers of Parent or any of its Subsidiaries). For the avoidance of doubt, a “Competing Securities Issuance” does not include any Parent Common Stock issuable pursuant to the Acquisition Agreement (subject to the terms and conditions thereof) in connection with the Acquisition.

“Competitor” means any Person set forth on Section 1.01(a)(i) of the Parent Disclosure Letter.

“consent of the Investor” or “consent of the Investor Parties” (or term of similar meaning) means the approval of the Investor Parties (including for these purposes, Hill City) that directly own at the applicable time shares of Series A Preferred Stock and/or shares of Parent Common Stock representing a majority of the Parent Common Stock (in the aggregate and on an as exchanged basis) held by such Persons.

“Equity Commitment Letter” means that certain Equity Commitment Letter, dated as of the date hereof, by and among the Investor and the other parties thereto, pursuant to which such other parties have committed, subject only to the terms and conditions thereof, to invest the amounts set forth therein.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” has the meaning set forth in the Certificate of Designations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Price” has the meaning set forth in the Certificate of Designations.

“Existing Credit Agreement” means the Credit Agreement, dated as of July 1, 2021, by and among Parent (as the Borrower), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and CoBank ACB, in its capacity as the Administrative Agent and as an Issuing Lender and Swing Line Lender, and each of Bank of America, N.A., Citizens Bank, N.A., Fifth Third Bank, National Association and Truist Securities, Inc. as Joint Lead Arrangers, as amended by Amendment No. 1 to Credit Agreement, dated as of May 17, 2023, and Consent and Amendment No. 2 to Credit Agreement, dated as of the date hereof.

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“Fall-Away of Investor Rights” means the first day on which the Investor Parties (including for these purposes, Hill City) no longer meet the Beneficial Ownership Requirement.

“FCC” means the Federal Communications Commission, or any successor to its functions.

“Flow-Through Dividend” means any dividend or distribution on the Parent Common Stock paid by Parent solely with the proceeds of a Company Common Stock Participating Dividend (as defined in the Certificate of Designations) received by the Parent; provided, however, that such dividend or distribution will not be deemed to be a Flow-Through Dividend if the Company has not paid a corresponding Company Participating Dividend (as defined in the Certificate of Designations) on the Series A Preferred Stock pursuant to Section 5(b)(i) of the Certificate of Designations.

“Fraud” means actual, not constructive, common law fraud (under the laws of the State of Delaware), committed with scienter, in the making of the representations and warranties expressly given in this Agreement or in the certificates to be delivered pursuant to Section 6.02(c) or Section 6.03(c).

“GAAP” means generally accepted accounting principles, as in effect in the United States, consistently applied by Parent.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, tribunal, arbitrator or authority or other legislative, executive or judicial governmental official or entity (in each case including any self-regulatory organization), whether U.S. federal, state or local, foreign or multinational.

“Holder” has the meaning set forth in the Certificate of Designations.

“Holding Company Assets” means those certain non-revenue-generating assets, properties or rights as may be necessary to be held by a publicly traded holding company to facilitate its operations and existence as such.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Investor” has the meaning set forth in the Preamble.

“Investor Designee” means an individual designated in writing by the consent of the Investor Parties (including for these purposes, Hill City) to be appointed or nominated by Parent for election to the Board pursuant to Section 5.10, as applicable.

“Investor Director” means a member of the Board who was appointed or elected to the Board as an Investor Designee.

“Investor Material Adverse Effect” means any effect, change, event or occurrence that, individually or in the aggregate, would or would reasonably be expected to, prevent, materially delay, interfere with, hinder or impair (i) the consummation by the Investor of any of the Transactions or (ii) the compliance by the Investor Parties (including for these purposes, Hill City) with their obligations under this Agreement.

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“Investor Parties” means each of (i) the Investor and each Permitted Transferee of the Investor to whom shares of Series A Preferred Stock or Parent Common Stock issued upon exchange of shares of Series A Preferred Stock are transferred pursuant to Section 5.08(b)(i) and (ii) solely for purposes of Sections 5.02, 5.04, 5.05, 5.07, 5.10, 5.11, 5.16, 5.17 and 5.18, as used therein, Hill City or any member of the Sponsor Group to whom Hill City Transfers its shares of Parent Common Stock.

“IT Assets” means all hardware, software, code, systems, networks, websites, applications, databases and other information technology assets and equipment.

“Investor Rights Agreement” shall have the meaning set forth in the definition of Acquisition Ancillary Agreements.

“Knowledge of Parent” means, with respect to Parent and the Company, the actual knowledge of the individuals listed on Section 1.01(a)(ii) of the Parent Disclosure Letter, after reasonable inquiry of their respective direct reports.

“Liens” means any mortgage, pledge, lien, charge, encumbrance, security interest, adverse ownership interest or other restriction of any kind or nature, whether based on common law, statute or contract.

“Lock-Up Period” means the period commencing on the Closing Date and ending on the one (1)-year anniversary of the Closing Date.

“Material Adverse Effect” means any effect, change, event or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to (i) have a material adverse effect on the business, assets, properties, condition (financial or otherwise) or results of operation of Parent and its Subsidiaries, taken as a whole; provided, however, that any changes or events resulting from the following items shall not be considered when determining whether a Material Adverse Effect has occurred: (a) changes in economic, political, regulatory, financial or capital market conditions generally or in the industries in which Parent and its Subsidiaries operate, (b) any acts of war, sabotage, terrorist activities or changes imposed by a Governmental Authority associated with national security, (c) epidemics, pandemics or disease outbreaks, weather or meteorological events or other natural disasters (or worsening or escalation of any of the foregoing), (d) any change of applicable Law, accounting standards, regulatory policy or industry standards after the date of this Agreement, (e) the announcement, execution or delivery of this Agreement, the Acquisition Agreement or the consummation of the Transactions or the Acquisition (it being understood that this clause (e) shall not apply to a breach of any representation or warranty set forth in Section 3.01, Section 3.03 or Section 3.05), (f) changes in the price or trading volume of the Parent Common Stock or any change in the credit ratings of Parent (but, for purposes of clarity, the underlying cause or causes of such change may be deemed to constitute a Material Adverse Effect and may be taken into consideration when determining whether a Material Adverse Effect has occurred to the extent such change or changes are not otherwise excluded by another clause of this definition) or (g) any failure by the Company to meet projections or forecasts or revenue or earnings predictions for any period (but, for the purposes of clarity, not the underlying cause of such failure), except, solely with respect to clauses (a), (b), (c) and (d), to the extent Parent and its Subsidiaries, taken as a whole, are materially and disproportionately affected thereby relative to other participants in the industry or industries in which Parent and its Subsidiaries operate (in which case only the incremental material and disproportionate effect or effects may be taken into account in determining whether there has been a Material Adverse Effect), or (ii) prevent, materially delay, interfere with, hinder or impair the ability of Parent or the Company to perform their respective obligations under this Agreement or to timely consummate the transactions contemplated by this Agreement.

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“Nasdaq” means The Nasdaq Stock Market.

“Parent Common Stock” means Parent’s common stock, no par value.

“Parent Common Stock Equivalent Percentage” shall have the meaning set forth in the Certificate of Designations.

“Parent Plan” means each plan, program, policy, agreement or other arrangement covering current or former employees, directors or consultants, that is (i) an employee welfare plan within the meaning of Section 3(1) of ERISA, (ii) an employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than any plan which is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (iii) a stock option, stock purchase, stock appreciation right or other stock-based agreement, program or plan, (iv) an individual employment, consulting, severance, retention or other similar agreement or (v) a bonus, incentive, deferred compensation, profit-sharing, retirement, post-retirement, vacation, severance or termination pay, benefit or fringe-benefit plan, program, policy, agreement or other arrangement, in each case that is sponsored, maintained or contributed to by Parent or any of its Subsidiaries or to which Parent or any of its Subsidiaries is obligated to contribute to or has or may have any liability, other than any plan, program, policy, agreement or arrangement sponsored and administered by a Governmental Authority.

“Parent RSU” means a time-vesting restricted stock unit with respect to Parent Common Stock.

“Parent RTSR PSU” means a Relative Total Shareholder Return performance-vesting share unit with respect to Parent Common Stock.

“Parent Strategic Retention PSU” means a performance share unit with respect to Parent Common Stock based on Parent’s achievement of key performance metrics.

“Permitted Transferee” means (i) any Affiliate of the Sponsor, (ii) any successor entity of the Investor Party or (iii) any investment fund, vehicle, holding company or similar entity for separately managed accounts with respect to which a member of the Sponsor Group thereof serves as a general partner, managing member, manager or advisor, or any successor entity of the Persons described in this clause (iii), for so long as the Sponsor Group continues to retain control of the voting and disposition of the Series A Preferred Stock or Parent Common Stock (for clarity, it being understood that at such time the Sponsor Group no longer retains such control, that such event shall constitute a Transfer to a Person who is not a Permitted Transferee); provided, however, that in no event shall (x) any “portfolio company” (as such term is customarily used in the private equity industry) other than Hill City or (y) any Competitor or Activist Shareholder (whether or not an Affiliate of any Investor Party) constitute a “Permitted Transferee.”

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“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, any other form of entity or any group comprised of two or more of the foregoing.

“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into by Parent and the Investor on the Closing Date, the form of which is set forth as Exhibit D hereto, as it may be amended, supplemented or otherwise modified.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sponsor” means ECP ControlCo, LLC, a Delaware limited liability company.

“Sponsor Group” means (i) Affiliates of any Investor Party (including for these purposes, Hill City), (ii) any fund controlled by Energy Capital Partners IV GP, LP, a Delaware limited partnership, ECP V GP, LP, a Delaware limited partnership, or Sponsor, (iii) any investment fund, continuation fund or other vehicle or account sponsored by Energy Capital Partners Management, LP, a Delaware limited partnership, or otherwise controlled by Sponsor and (iv) any investment vehicle or other arrangement investing on a parallel basis with the Persons in the foregoing clauses (ii) and (iii).

“Subsidiary” means with respect to any entity, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner. As used herein, for the avoidance of doubt, the Company shall be deemed for all purposes herein to be a Subsidiary of Parent at all times.

“Target Company” means Horizon Acquisition Parent LLC.

“Tax” or “Taxes” mean all taxes, imposts, levies, duties, deductions, withholdings (including backup withholding), assessments, fees or other like assessments or charges, in each case in the nature of a tax, imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

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“Tax Return” means any report, return, information return, filing, claim for refund or other information filed or required to be filed with a Governmental Authority in connection with Taxes, including any schedules or attachments thereto, and any amendments to any of the foregoing.

“Total Net Leverage Ratio” shall have the meaning set forth in the Existing Credit Agreement.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Registration Rights Agreement, the Equity Commitment Letter and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Certificate of Designations, the Registration Rights Agreement and the Equity Commitment Letter.

“Transactions” means the Purchase and the other transactions expressly contemplated by this Agreement and the other Transaction Documents, including the exercise by any Investor Party of the right to exchange Acquired Shares into shares of Parent Common Stock.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of equity securities beneficially owned by a Person or any interest in any shares of equity securities beneficially owned by a Person; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the exchange of one or more shares of Series A Preferred Stock into shares of Parent Common Stock pursuant to the Certificate of Designations, (ii) the redemption or other acquisition of Parent Common Stock or Series A Preferred Stock by the Company or Parent, as applicable, (iii) the direct or indirect transfer of any limited or general partnership interests, membership interests, stock or other equity interests in any member of the Sponsor Group (other than clause (i) of the definition thereof) that owns a direct or indirect interest in any Investor Party (including for these purposes, Hill City), including the direct or indirect transfer of any interest in (x) the managing member or similar controlling entity(ies) of the general partner or similar controlling entity(ies) of the general partner or similar controlling entity(ies) of any member of the Sponsor Group (other than clause (i) of the definition thereof), (y) the general partner or similar controlling entity(ies) of the general partner or similar controlling entity(ies) of any member of the Sponsor Group (other than clause (i) of the definition thereof), or (z) any direct or indirect member of any managing member or similar controlling entity identified in clauses (x) or (y), or (iv) the direct transfer of any limited or general partnership interests, membership interests, stock or other equity interests in any Investor Party (including for these purposes, Hill City) (provided that if any transferor or transferee referred to in this clause (iv) ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”).

“VSCA” means the Virginia Stock Corporation Act, as amended, supplemented or restated from time to time.

(b)               In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

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Term	Section
Acquired Shares	2.01
Action	3.08
Agreement	Preamble
Anti-Corruption Laws	3.09(b)
Balance Sheet Date	3.06(c)
Bankruptcy and Equity Exception	3.03(a)
Business Combination	5.07(c)
Capitalization Date	3.02(b)
Certificate of Designations	Recitals
Charter Amendment	5.10(a)
Closing	2.02(a)
Closing Date	2.02(a)
Company	Preamble
Company Preferred Stock	3.02(a)
Confidential Information	5.05
Confidentiality Agreement	5.05
Contract	3.03(b)
Director Indemnitee	5.10(i)
Disclosure Schedules	Article III
DOJ	5.02(a)
Filed SEC Documents	Article III
FTC	5.02(a)
Hedge	5.08(a)
Hill City	Preamble
HSR Form	5.02(b)
Identified Persons	5.17
Initial Press Release	5.04
Investor	Preamble
Investor Observer	5.10(b)
IRS	5.12(a)
Issuer Agreement	5.14
Judgments	3.08
Laws	3.09(a)
New Security	5.16(a)
Non-Recourse Party	8.05(b)
Ownership Limit	2.01
Parent	Preamble
Parent Common Stock Participating Dividend	5.12(g)(i)
Parent Disclosure Letter	Article III
Parent SEC Documents	3.06(a)
Permits	3.09(a)
Permitted Loan	5.08(b)(vi)
Preemptive Rights Portion	5.16(b)
Preemptive Securities	5.16(a)
Purchase	2.01

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Purchase Price	2.01
Reorganization	Recitals
Restraints	6.01(a)
Seller	Preamble
Seller Securities	3.02(c)
Series A Participating Dividend	5.12(g)(i)
Series A Preferred Stock	Recitals
Termination Date	7.01(b)

Article II
Purchase and Sale

Section 2.01        Purchase and Sale. On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, at the Closing, the Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Investor, an aggregate of 81,000 shares of Series A Preferred Stock (the “Acquired Shares”) for a purchase price per Acquired Share equal to $1,000.00 representing an aggregate purchase price of $81,000,000 (such aggregate purchase price, the “Purchase Price”); provided, however, that in the event the Acquired Shares (on an as exchanged basis) together with the shares of Parent Common Stock owned by Hill City would represent 10% or more of the issued and outstanding shares of Parent Common Stock as of immediately after the Closing (the “Ownership Limit”), then (a) the number of the Acquired Shares issuable pursuant to this Agreement shall be reduced as necessary to ensure that the Acquired Shares (on an as exchanged basis) together with the shares of Parent Common Stock owned by Hill City will represent less than the Ownership Limit and (b) the Purchase Price shall be reduced by $1,000.00 for each share of Series A Preferred Stock not purchased as a result of any such reduction; provided, however, that regardless of the Ownership Limit, the amount of any such reduction pursuant to the preceding clause (a) shall not exceed 1,000 Acquired Shares. The purchase and sale of the Acquired Shares pursuant to this Section 2.01 is referred to as the “Purchase”.

Section 2.02        Closing.

(a)               On the terms of this Agreement, the closing of the Purchase (the “Closing”) shall occur via electronic exchange of documents and funds commencing at 8:00 a.m. New York local time on the sixth (6th) Business Day following such date on which the conditions to the Closing set forth in Article VI of this Agreement have been satisfied or, to the extent permitted by applicable Law, waived by the party entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), and shall be conducted remotely via the electronic exchange of documents and signatures, or at such other place, time and date as shall be agreed between Parent and the Investor (the date on which the Closing occurs, the “Closing Date”); provided, however, that the Closing shall occur substantially concurently with the satisfaction of the condition set forth in Section 6.01(b) to the extent that (i) all of the other conditions set forth in Article VI have been satisfied, or to the extent permitted by applicable Law, waived by the party entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time); and (ii) Parent has delivered written notice to the Investor at least five (5) Business Days in advance of the anticipated satisfaction of the condition set forth in Section 6.01(b). The Closing shall be deemed to have been consummated at 12:01 a.m. New York local time on the Closing Date.

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(b)               At the Closing:

(i)                 Parent and the Company shall deliver to the Investor (A) the Acquired Shares, free and clear of all Liens, except restrictions imposed by the Certificate of Designations, the Securities Act, Section 5.08 and any applicable securities Laws, (B) evidence of the issuance of the Acquired Shares to the Investor and (C) the Registration Rights Agreement, duly executed by Parent; and

(ii)              (A) the Investor shall pay the Purchase Price to the Company, by wire transfer of immediately available U.S. federal funds, to the account designated by the Company in writing at least two (2) Business Days prior to the Closing Date and (B) the Investor and Hill City shall deliver to the Company the Registration Rights Agreement, duly executed by the Investor and Hill City.

Article III
Representations and Warranties of Sellers

Parent and the Company, jointly and severally, represent and warrant to the Investor as of the date of this Agreement and as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (A) set forth in the confidential disclosure letter delivered by Parent to the Investor prior to the execution of this Agreement (the “Parent Disclosure Letter”) or the confidential disclosure schedules to the Acquisition Agreement delivered to Parent in connection with the Acquisition (the “Disclosure Schedules”) (it being understood that any information, item or matter set forth on one section or subsection of the Parent Disclosure Letter or the Disclosure Schedules shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number (in the case of the Parent Disclosure Letter) and each other section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information, item or matter is relevant to such other section or subsection (in the case of the Parent Disclosure Letter or the Disclosure Schedules)) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) of Parent filed with, or furnished to, the SEC (and publicly available) after November 2, 2022, and prior to the date of this Agreement (the “Filed SEC Documents”), other than any risk factor disclosures in any such Filed SEC Document contained in the “Risk Factors” section or any forward-looking statements within the meaning of the Securities Act or the Exchange Act thereof (it being acknowledged that nothing disclosed in the Filed SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.11 and 3.12):

Section 3.01        Organization; Standing.

(a)               Parent is a corporation duly organized and validly existing under the Laws of the Commonwealth of Virginia, the Company is a corporation duly organized and validly existing under the Laws of the State of Delaware, and each such Seller is in good standing and has all requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except (other than with respect to such Seller’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Seller is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True, correct and complete copies of the Parent Charter Documents are included in the Filed SEC Documents, each of which is in full force and effect as of the date of this Agreement. The Company has made available to the Investor true, correct and complete copies of the Company Charter Documents, each of which is in full force and effect as of the date of this Agreement.

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(b)               Each of Parent’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of Parent’s Subsidiaries is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.02        Capitalization.

(a)               The authorized capital stock of the Company consists of 400,000 shares of Company Common Stock, par value $0.01 per share, and 100,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of the date of this Agreement, (i) 400,000 shares of Company Common Stock are issued and outstanding and (ii) no shares of Company Preferred Stock are issued or outstanding. Parent owns all of the issued and outstanding Company Common Stock.

(b)               The authorized capital stock of Parent consists of 96,000,000 shares of Parent Common Stock, no par value per share. At the close of business on October 19, 2023 (the “Capitalization Date”), (i) 50,264,477 shares of Parent Common Stock were issued and outstanding, (ii) 745,860 Parent RSUs were outstanding, (iii) 293,381 Parent RTSR PSUs were outstanding and (iv) 100,449 Parent Strategic Retention PSUs were outstanding.

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(c)               Except as described in this Section 3.02 or Section 3.02 of the Parent Disclosure Letter, there are (i) no outstanding shares of capital stock of, or other equity or voting interests of any character in, (x) Parent, other than shares that have become outstanding after the Capitalization Date which were reserved for issuance as of the Capitalization Date as set forth in Section 3.02(b), or up to 4,081,633 shares of Parent Common Stock, plus additional shares of Parent Common Stock in an amount equal to the quotient of (A) the Cash Dividend Adjustment Amount divided by (B) the Parent Stock Price (as such terms are defined in the Acquisition Agreement), to be issued in the Acquisition, and (y) the Company, (ii) no outstanding securities of any Seller or any Subsidiary thereof convertible into or exercisable or exchangeable for shares of capital stock of, or other equity or voting interests of any character in, such Seller or such Subsidiary thereof, (iii) no outstanding obligations, options, warrants, rights, pledges, calls, puts, phantom equity, preemptive rights, or other rights, commitments, agreements or arrangements of any character to acquire from any Seller or any Subsidiary thereof, or that obligate any Seller or any Subsidiary thereof to issue or grant, any capital stock of, or other equity or voting interests (or voting debt) in, equity or equity-based awards with respect to, or any securities convertible into or exercisable or exchangeable for shares of capital stock of, or other equity or voting interests (or voting debt) in, such Seller or any Subsidiary thereof, (iv) no obligations of any Seller or any Subsidiary thereof to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests (or voting debt) in, such Seller or any Subsidiary thereof (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Seller Securities”) and (v) no other obligations by Parent or any of its Subsidiaries to make any payments based on the price or value of any Seller Securities. Except as provided in the Acquisition Agreement, there are no outstanding agreements of any kind which obligate Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Seller Securities, or obligate any Seller to grant, extend or enter into any such agreements relating to any Seller Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Seller Securities. Except as provided in the Acquisition Agreement, none of Parent, the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Seller Securities or any other agreement relating to the disposition, voting or dividends with respect to any Seller Securities. All outstanding shares of Company Common Stock and Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and were not issued in violation of any purchase option, call option, right of first refusal, subscription right, preemptive or similar rights of a third Person, the Charter Documents or any agreement to which any Seller is a party. All of the outstanding shares of capital stock or equity interests of Parent’s Subsidiaries have been duly authorized, validly issued, fully paid and non-assessable and none of such capital stock or equity interests are subject to or were issued in violation of any applicable Laws and are not subject to and have not been issued in violation of any stockholders agreement, proxy, voting trust or similar agreement, or any preemptive rights, rights of first refusal or similar rights of any Person, except as would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

Section 3.03        Authority; Noncontravention.

(a)               Each Seller has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by each Seller of this Agreement and the other Transaction Documents, and the consummation by it of the Transactions, have been duly authorized and approved by all necessary action and no other action, approval or authorization on the part of such Seller or by any of its stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents and the consummation by it of the Transactions. This Agreement has been and at the Closing, as applicable, the other Transaction Documents will be, duly executed and delivered by each Seller and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Investor and the other parties hereto or thereto, each constitutes (or in the case of the other Transaction Documents, as applicable, at the Closing will constitute) a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

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(b)               Neither the execution and delivery of this Agreement or the other Transaction Documents by any Seller, nor the consummation by such Seller of the Transactions, nor performance or compliance by such Seller with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of (A) the Charter Documents or (B) the similar organizational documents of any of Parent’s Subsidiaries or (ii) assuming the accuracy of the representations in Section 4.05 and that the authorizations, consents and approvals referred to in Section 3.05 are obtained prior to the Closing Date and the filings referred to in Section 3.05 are made and any waiting periods thereunder have terminated or expired prior to the Closing Date, (x) violate any Law or Judgment applicable to Parent or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under, result in the termination of or a right of termination or cancellation under, result in the loss of any benefit or require a payment or incur a penalty under, any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which Parent or any of its Subsidiaries is a party or by which it is bound or accelerate Parent’s or the Company’s or, if applicable, any of their respective Subsidiaries’ obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect.

Section 3.04        Reorganization. Upon completion of the Reorganization in accordance with the terms hereof, as of immediately prior to the Closing (other than to the extent contemplated by Clause 3 set forth in Exhibit B, which shall be completed pursuant to the terms hereof and thereof immediately following the consummation of the Acquisition), the Company will own, directly or indirectly, (a) all of the other Subsidiaries of Parent existing as of the date hereof (other than Subsidiaries whose existence terminates in accordance with the terms of the Acquisition Agreement) and (b) all of the other assets, properties and rights of Parent not directly held by Parent as of the date hereof (other than any Holding Company Assets).

Section 3.05        Governmental Approvals. Except for (a) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (b) filings required by the FCC and compliance with the applicable requirements of the HSR Act to permit the issuance and subsequent exchange of the Acquired Shares, (c) compliance with any applicable state public utility, communications, securities or blue sky laws, if required, (d) filings with the SEC that may be required in respect of the Transactions and (e) those filings, consents or approvals required by the Acquisition Agreement, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by each Seller, the performance by such Seller of its obligations hereunder and thereunder and the consummation by Seller of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 3.06        Parent SEC Documents; Undisclosed Liabilities.

(a)               Parent (i) has filed with, or furnished to, the SEC, on a timely basis, all required reports, schedules, forms, statements and other documents required to be filed or furnished by Parent with the SEC pursuant to the Exchange Act since January 1, 2021, and prior to the date hereof and (ii) will file with, or furnish to, the SEC, on a timely basis, all required reports, schedules, forms, statements and other documents required to be filed or furnished by Parent with the SEC pursuant to the Exchange Act after the date hereof and prior to the Closing Date (clauses (i) and (ii) collectively, the “Parent SEC Documents”). As of their respective SEC filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)               The consolidated financial statements of Parent and its Subsidiaries (including all related notes or schedules) included or incorporated by reference in the Parent SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and present fairly, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments, which are not reasonably expected to be materially adverse individually or in the aggregate to Parent and its Subsidiaries, taken as a whole).

(c)               None of Parent or any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP to be reflected on a consolidated balance sheet of Parent (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of Parent and its Subsidiaries as of June 30, 2023 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business and that do not arise from any material breach of a Contract, (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions or the Acquisition, (iv) that have been discharged or paid prior to the date of this Agreement or (v) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(d)               Parent has established and maintains, and at all times since January 1, 2021, has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act relating to Parent and its consolidated Subsidiaries sufficient to provide reasonable assurance that (a) transactions are executed in accordance with Parent management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with Parent management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of Parent’s internal controls over, and procedures relating to, financial reporting which would reasonably be expected to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. Since January 1, 2021, there has not been any Fraud, whether or not material, that involves management or other employees of Parent or any of its Subsidiaries who have a significant role in Parent’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of Parent, there is no reason that Parent’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(e)               There is no transaction, arrangement or other relationship between Parent and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable Law to be disclosed by Parent in its Parent SEC Documents and is not so disclosed.

Section 3.07        Absence of Certain Changes. (a) Since the Balance Sheet Date through the date of this Agreement, except for the execution and performance of this Agreement, the Acquisition Agreement and any other agreements contemplated hereby and thereby and the discussions, negotiations and transactions related hereto and thereto, the business of Parent and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business, and (b) since the Balance Sheet Date, there has not been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.08        Legal Proceedings. Except as would not, individually or in the aggregate, be or reasonably be expected to have a Material Adverse Effect, there is no (a) pending or, to the Knowledge of Parent, threatened legal, regulatory or administrative proceeding, suit, dispute, audit, investigation, arbitration or action (an “Action”) against Parent or any of its Subsidiaries or (b) outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Authority (“Judgments”) imposed upon Parent or any of its Subsidiaries or any of their respective assets, in each case, by or before any Governmental Authority. To the Knowledge of Parent, as of the date of this Agreement, there is no pending or threatened claim or dispute relating (and none of Parent or any of its Subsidiaries has received notice of any third-party objection) to the Transactions.

Section 3.09        Compliance with Laws; Permits.

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(a)               Parent and each of its Subsidiaries are and since January 1, 2021, have been, in compliance with all (i) U.S. federal, state or local, foreign or multinational laws, common law, statutes, ordinances, orders, circulars, codes, rules, decrees or regulations or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority (“Laws”) and (ii) Judgments, in each case of clauses (i) and (ii), that are applicable to Parent or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities (“Permits”) necessary for the lawful conduct of their respective businesses and all such Permits are valid, binding and in full force and effect, except where the failure to hold such Permits or for such Permits not to be valid, binding and in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)               Parent, each of its Subsidiaries, and each of their respective officers, directors and, to the Knowledge of Parent, employees and agents acting on their behalf is, and since January 1, 2021, has been, in compliance in all material respects with (i) the Foreign Corrupt Practices Act of 1977 and any rules and regulations promulgated thereunder and (ii) any other Laws applicable to Parent and its Subsidiaries that address the prevention of corruption, bribery, terrorism or money laundering (collectively, the “Anti-Corruption Laws”). None of Parent, any of its Subsidiaries or any director, officer, or, to the Knowledge of Parent, any agent, employee, or other person associated with or acting on behalf of Parent or its Subsidiaries has, since January 1, 2021, (i) made, offered, promised or authorized any material unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect material unlawful payment; or (iii) violated or is in violation of any provision of any Anti-Corruption Laws in any material respect.

(c)               Parent, each of its Subsidiaries and each of their respective officers, directors and, to the Knowledge of Parent, employees and agents acting on their behalf is, and since January 1, 2021, has been, in material compliance with Anti-Money Laundering Laws.

(d)               Neither Parent nor any of its Subsidiaries is party to any actual or threatened in writing (or, to the Knowledge of Parent, verbally) Action or outstanding enforcement action relating to any breach or suspected breach of Anti-Corruption Laws or Anti-Money Laundering Laws.

(e)               Parent and its Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with all applicable Anti-Corruption Laws. No Action by or before any court or governmental agency, authority or body or any arbitrator involving Parent or any of its Subsidiaries with respect to Anti-Corruption Laws is pending or, to the Knowledge of Parent, threatened.

Section 3.10        Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) Parent and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by it, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate, (b) all Taxes owed by Parent and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid, except for Taxes that are being contested in good faith by appropriate proceedings and that have been adequately reserved against in accordance with GAAP, (c) no examination or audit of any Tax Return relating to any Taxes of Parent or any of its Subsidiaries or with respect to any Taxes due from Parent or any of its Subsidiaries by any Governmental Authority is currently in progress or threatened in writing, (d) none of Parent or any of its Subsidiaries has liability for the Taxes of any other Person (other than Parent and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise and (e) none of Parent or any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

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Section 3.11        No Rights Agreement; Anti-Takeover Provisions.

(a)               As of the date of this Agreement, none of Parent or any of its Subsidiaries is party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

(b)               The Board has taken all necessary actions to ensure that no restrictions included in any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other state anti-takeover Law (including any applicable provisions of the VSCA) is, or as of the Closing will be, applicable to the Transactions, including Parent’s issuance of shares of Parent Common Stock upon the exchange of the Series A Preferred Stock and any issuance pursuant to Section 5.16.

Section 3.12        Brokers and Other Advisors. Except as set forth on Section 3.12 of the Parent Disclosure Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Affiliates.

Section 3.13        Sale of Securities. Assuming the accuracy of the representations and warranties set forth in Section 4.08, the offer, sale and issuance of the shares of Series A Preferred Stock at the Closing pursuant to this Agreement is and will be exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations thereunder. Without limiting the foregoing, neither Parent nor any other Person authorized by Parent to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Series A Preferred Stock, and neither Parent nor any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with prior offerings by Parent for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will Parent take any action or steps that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with other offerings by Parent.

Section 3.14        Listing and Maintenance Requirements. The Parent Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on Nasdaq, and Parent has taken no action designed to, or which to the Knowledge of Parent is reasonably likely to have the effect of, terminating the registration of the Parent Common Stock under the Exchange Act or delisting the Parent Common Stock from Nasdaq, nor has Parent received any notification that the SEC or Nasdaq is contemplating terminating such registration or listing. Parent is in compliance in all material respects with the listing and listing maintenance requirements of Nasdaq applicable to it for the continued trading of the Parent Common Stock on Nasdaq.

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Section 3.15        Status of Securities. As of the Closing, the Acquired Shares and the shares of Parent Common Stock issuable upon the exchange of the Acquired Shares will be, when issued, duly authorized by all necessary corporate action on the part of the Company and Parent, as applicable, validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities Laws and will not be subject to preemptive rights of any other stockholder of the Company or Parent, as applicable, and will be free and clear of all Liens, except restrictions imposed by the Certificate of Designations, the Securities Act, Section 5.08 and any applicable securities Laws. The respective rights, preferences, privileges, and restrictions of the Series A Preferred Stock and the Parent Common Stock are as stated in the Charter Documents (including the Certificate of Designations), as applicable, or as otherwise provided by applicable Law. As of the Closing, all of the Acquired Shares and the shares of Parent Common Stock issuable upon the exchange of the Acquired Shares have been duly reserved by the Company and Parent, as applicable, for issuance.

Section 3.16        Certain Material Contracts(a). Parent has made available to the Investor true, correct and complete copies of the Acquisition Agreement, the Acquisition Ancillary Agreements (to the extent attached to, or incorporated by reference in, the Acquisition Agreement, or otherwise to which Grosvenor Capital Management, L.P. or any of its Affiliates is a party (including the Investor Rights Agreement)), and the Existing Credit Agreement, each as amended to the date of this Agreement. None of Parent or any of its Subsidiaries is, as of the date of this Agreement, in breach in any material respect of the Acquisition Agreement, the Existing Credit Agreement or any Acquisition Ancillary Agreement currently in effect, nor, to the Knowledge of Parent, is any other party in breach in any material respect of any such agreement. Neither Parent nor any of its Subsidiaries is, as of the date of this Agreement, in material breach of, or default or violation under, its other material indebtedness or any agreement relating to such material indebtedness.

Section 3.17        Investment Company Status. None of Parent or any of its Subsidiaries is, and immediately after the sale of the Acquired Shares hereunder, none of Parent nor any of its Subsidiaries will be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 3.18        Ability to Pay Dividends. Except with respect to the covenants contained in the Existing Credit Agreement, none of Parent or any of its Subsidiaries is party to any material Contract, or subject to any provision in the Charter Documents or resolutions of their governing bodies that, in each case, by its terms prohibits or prevents Parent or the Company from paying dividends in form and the amounts contemplated by the Certificate of Designations.

Section 3.19        IP; Security. Parent and its Subsidiaries (i) exclusively own their proprietary Intellectual Property and IT Assets, (ii) do not infringe the Intellectual Property of any Person and (iii) take commercially reasonable actions to protect the integrity, continuous operation, redundancy and security of the IT Assets used in their business (and all data, including personal data, processed thereby), in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Since January 1, 2021, there have been no violations, breaches, outages, corruptions or unauthorized uses of, or unauthorized access to same, except for instances that were resolved without material cost, liability or the duty to notify any other Person, and except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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Section 3.20        No Other Seller Representations or Warranties. Except for the representations and warranties made by Parent and the Company in this Article III (as modified by the Parent Disclosure Letter) and in the certificate to be delivered pursuant to Section 6.03(c), none of Parent, the Company or any other Person acting on their behalf makes any other express or implied representation or warranty with respect to the Series A Preferred Stock, the Company Common Stock, the Parent Common Stock, Parent or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Investor or its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Investor acknowledges and agrees to the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III (as modified by the Parent Disclosure Letter) and in the certificate to be delivered pursuant to Section 6.03(c), none of Parent, the Company or any other Person makes or has made any express or implied representation or warranty to the Investor or its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Parent, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to the Investor or its Representatives in the course of its due diligence investigation of Parent and its Subsidiaries, the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving Parent, its Subsidiaries and the Investor. Nothing in this Section 3.20 or elsewhere in this Agreement shall constitute a waiver of any claim for Fraud.

Section 3.21        No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in Article IV and in the certificate to be delivered pursuant to Section 6.02(c), Parent and the Company hereby acknowledge and agree that neither the Investor nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to the Investor or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to Parent, the Company or any of their respective Representatives or any information developed by Parent, the Company or any of their respective Representatives or (b) will have or be subject to any liability or indemnification obligation to Parent or any of its Affiliates resulting from the delivery, dissemination or any other distribution to Parent, the Company or any of their respective Representatives, or the use by Parent, the Company or any of their respective Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to Parent, the Company or any of their respective Representatives, including in due diligence materials, in anticipation or contemplation of any of the Transactions or any other transactions or potential transactions involving Parent or the Company, on the one hand, and the Investor, on the other hand. Parent, on behalf of itself and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters. Nothing in this Section 3.21 or elsewhere in this Agreement shall constitute a waiver of any claim for Fraud.

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Article IV
Representations and Warranties of the Investor

The Investor represents and warrants to Sellers, as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

Section 4.01        Organization; Standing. The Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and the Investor has all requisite entity power and authority necessary to carry on its business as it is now being conducted and, except (other than with respect to the Investor’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect. The Investor is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.02        Authority; Noncontravention. The Investor has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents and the consummation by the Investor of the Transactions have been duly authorized and approved by all necessary action on the part of the Investor, and no further action, approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents and the consummation by the Investor of the Transactions. This Agreement has been and at the Closing, as applicable, the other Transaction Documents will be, duly executed and delivered by the Investor and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by Parent, the Company and the other parties hereto or thereto, each constitutes (or in the case of the other Transaction Documents, as applicable, at the Closing will constitute) a legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception. Neither the execution and delivery of this Agreement or the other Transaction Documents by the Investor, nor the consummation of the Transactions by the Investor, nor performance or compliance by the Investor with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate or articles of incorporation, bylaws or other comparable charter or organizational documents of the Investor or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained prior to the Closing Date and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired prior to the Closing Date, (x) violate any Law or Judgment applicable to the Investor or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which the Investor or any of its Subsidiaries is a party or accelerate the Investor’s or any of its Subsidiaries’, if applicable, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

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Section 4.03        Governmental Approvals. Except for (a) the filing by the Company of the Certificate of Designations with the Secretary of State of the State of Delaware, (b) filings required by the FCC and compliance with the applicable requirements of the HSR Act, (c) compliance with any applicable state public utility, communications, securities or blue sky laws and (d) filings with the SEC that may be required in respect of the Transactions, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Investor, the performance by the Investor of its obligations hereunder and thereunder and the consummation by the Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.04        Financing. The Investor has delivered to Parent a true, correct and complete copy of the Equity Commitment Letter. As of the date of this Agreement, the Equity Commitment Letter is in full force and effect, constitutes the enforceable, legal, valid and binding obligations of each of the parties thereto and has not been amended, restated, replaced, supplemented or otherwise modified or waived. At the Closing, assuming receipt of the funds under the Equity Commitment Letter, the Investor will have available funds necessary to consummate the Purchase and pay the Purchase Price on the terms and conditions contemplated by this Agreement. As of the date of this Agreement, the Investor is not aware of any reason why the funds sufficient to pay the Purchase Price will not be available on the Closing Date.

Section 4.05        Ownership of Parent Common Stock. As of the date of this Agreement, other than Hill City, an Affiliate of the Investor that is controlled by certain Affiliates of Sponsor and owns 2,452,384 shares of Parent Common Stock, no member of the Sponsor Group owns any shares of Parent Common Stock. No member of the Sponsor Group has any agreement, arrangement or understanding with respect to Parent, its Subsidiaries or their respective equity securities with any Person (other than Parent or another member of the Sponsor Group) that owns an equity interest in Parent or the Target Company with respect to the voting, exercise of any rights or disposition of such equity interests owned by such other Person.

Section 4.06        Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Investor or any of its Affiliates, except for Persons, if any, whose fees and expenses will be paid by the Investor.

Section 4.07        Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of Parent and its Subsidiaries by the Investor and its Representatives, the Investor and its Representatives have received and may continue to receive from Parent and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information, regarding Parent and its Subsidiaries and their businesses and operations. The Investor hereby acknowledges and agrees that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Investor is familiar, that the Investor is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to the Investor (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for the representations and warranties made by Parent and the Company in Article III of this Agreement (as modified by the Parent Disclosure Letter) and in the certificate to be delivered pursuant to Section 6.03(c), the Investor will have no claim against Parent and its Subsidiaries, or any of their respective Representatives with respect thereto, except with respect to Fraud.

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Section 4.08        Purchase for Investment. The Investor acknowledges that the Series A Preferred Stock and the Parent Common Stock issuable upon the exchange of the Series A Preferred Stock have not been registered under the Securities Act or under any state or other applicable securities Laws. The Investor (a) acknowledges that it is acquiring the Series A Preferred Stock and the Parent Common Stock issuable upon the exchange of the Series A Preferred Stock pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer or otherwise dispose of any Series A Preferred Stock and the Parent Common Stock issuable upon the exchange of the Series A Preferred Stock, except in compliance with this Agreement and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Series A Preferred Stock and the Parent Common Stock issuable upon the exchange of the Series A Preferred Stock and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), and (e) (i) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Series A Preferred Stock and the Parent Common Stock issuable upon the exchange of the Series A Preferred Stock, (ii) has had an opportunity to discuss with the Parent, the Company and their respective Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (iii) can bear the economic risk of (x) an investment in the Series A Preferred Stock and the Parent Common Stock issuable upon the exchange of the Series A Preferred Stock indefinitely and (y) a total loss in respect of such investment.

Section 4.09        No Other Investor Representations or Warranties. Except for the representations and warranties made by the Investor in this Article IV and in the certificate to be delivered pursuant to Section 6.02(c), neither the Investor nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Investor or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Sellers or their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and Sellers acknowledge the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Investor in this Article IV and in the certificate to be delivered pursuant to Section 6.02(c), neither the Investor nor any other Person makes or has made any express or implied representation or warranty to Parent, the Company or their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Investor, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to Parent, the Company or their respective Representatives in the course of the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Investor, on the one hand, and the Company or Parent, on the other hand. Nothing in this Section 4.09 or elsewhere in this Agreement shall constitute a waiver of any claim for Fraud.

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Section 4.10        No Other Seller Representations or Warranties. Except for the representations and warranties expressly set forth in Article III (as modified by the Parent Disclosure Letter) and in the certificate to be delivered pursuant to Section 6.03(c), the Investor hereby acknowledges that neither Parent nor any of its Subsidiaries, nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to the Series A Preferred Stock, the Parent Common Stock, Parent or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Investor or any of its Representatives or any information developed by the Investor or any of its Representatives, or (b) will have or be subject to any liability or indemnification obligation to the Investor resulting from the delivery, dissemination or any other distribution to the Investor or any of its Representatives, or the use by the Investor or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Investor or any of its Representatives, including in due diligence materials, or management presentations (formal or informal), in anticipation or contemplation of any of the Transactions and the Investor, on behalf of itself and on behalf of its respective Affiliates, expressly waives any such claim relating to the foregoing matters. Nothing in this Section 4.10 or elsewhere in this Agreement shall constitute a waiver of any claim for Fraud.

Article V
Additional Agreements

Section 5.01        Negative Covenants.

(a)               Except as required by applicable Law, Judgment or the regulations or requirements of any stock exchange or regulatory organization applicable to Parent or any of its Subsidiaries, or as expressly contemplated, required or permitted by this Agreement or as described in Section 5.01(a) of the Parent Disclosure Letter, during the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 7.01), unless the Investor otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), (1) Parent and the Company shall, and shall cause their Subsidiaries to, use their commercially reasonable efforts to maintain and preserve in all material respects their existing relationships with their customers, employees, independent contractors and other business relationships having material business dealings with Parent, the Company or any of their Subsidiaries and (2) Parent and the Company shall not, and shall cause their Subsidiaries not to:

(i)                 other than the authorization and issuance of the Series A Preferred Stock to the Investor Parties and the consummation of the other Transactions, authorize, issue, sell or grant any shares of Parent or Company capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of Parent or Company capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of Parent or Company capital stock or other equity or voting interests; provided, that Parent may issue or grant shares of Parent Common Stock or other securities in the ordinary course of business pursuant to the terms of a Parent Plan in effect on the date of this Agreement;

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(ii)              redeem, purchase or otherwise acquire any of outstanding shares of Parent’s or the Company’s capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of such capital stock or other equity or voting interests, other than in connection with transactions involving only wholly owned Subsidiaries of Parent, repurchases or reacquisitions of shares of Parent Common Stock pursuant to Parent’s right to repurchase or reacquire shares of Parent Common Stock held by employees or other service providers of Parent or its Subsidiaries in connection with termination of such Person’s employment or engagement by Parent or its Subsidiaries, in each case, pursuant to the terms of such awards;

(iii)            solely with respect to Parent, establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests, except that Parent may continue the declaration and payment of a regular annual cash dividend on Parent Common Stock, not to exceed $0.09 per share for calendar year 2023, with usual record and payment dates for such annual dividend in accordance with past dividend practice;

(iv)             incur, issue, assume, guarantee or otherwise become liable for any indebtedness that would cause Parent, the Company and their Subsidiaries to have a Total Net Leverage Ratio that is greater than 6.00:1.00 (as calculated in accordance with the Existing Credit Agreement);

(v)               amend or supplement the Existing Credit Agreement in a manner that adversely affects the Investor’s rights hereunder (including any changes to the calculation of the Total Net Leverage Ratio as set forth therein) or under the Certificate of Designations or Registration Rights Agreement;

(vi)             split, combine, subdivide, recapitalize, reclassify or like change to any shares of Parent’s or the Company’s capital stock or other equity or voting interests;

(vii)          amend or supplement the Charter Documents or make any material amendments to the organizational documents of any of Parent’s Subsidiaries, in each case, in a manner that adversely affects the Series A Preferred Stock, or take or authorize any action to file for bankruptcy, liquidate its assets, wind up its affairs or otherwise dissolve;

(viii)        enter into any consolidation or combination with, or merger with or into, another Person, or into any binding or statutory share exchange or reclassification involving the Series A Preferred Stock, in each case, unless (1) the Series A Preferred Stock either remains outstanding or is exchanged for preference securities of the successor entity or its parent, in each case, with no less materially favorable rights, preferences and voting powers, taken as a whole, and (2) the issuer of the Series A Preferred Stock or preference securities, as applicable, is treated as a U.S. corporation for U.S. federal income tax purposes;

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(ix)             without limitation of any of the foregoing, take any action that would be prohibited under Section 5.12(f);

(x)               other than any Acquisition Ancillary Agreement, enter into any stockholder rights agreement or similar agreement or any other agreement that would prevent or impair the ability of parties hereunder to perform their respective obligations under this Agreement or to timely consummate the transactions contemplated by this Agreement; or

(xi)             agree or commit to do any of the foregoing.

Section 5.02        Reasonable Best Efforts; Filings.

(a)               The parties hereto acknowledge and agree that one (1) or more filings (i) to the FCC under applicable Law may be necessary in connection with the Closing and (ii) to the FCC under applicable Law may be necessary in connection with the issuance of shares of Parent Common Stock upon any exchange of Acquired Shares pursuant to the Certificate of Designations. Further, the parties hereto acknowledge and agree that filings under, and compliance with the applicable requirements of, the HSR Act are required in connection with the Closing. Subject to the terms and conditions of this Agreement, each of Parent, the Company and the Investor Parties shall cooperate with each other and use (and shall cause their Affiliates to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (A) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with each other in doing, all things necessary, proper or advisable to (1) obtain the expiration or termination of the waiting period under the HSR Act and (2) file a notice with the FCC to the extent applicable to such Investor Party under applicable Law in respect of the Closing or any such exchange, as applicable, and to consummate and make effective, in the most expeditious manner reasonably practicable, the Closing or any such exchange, as applicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (B) obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations or non-objections from any Governmental Authority or third party necessary, proper or advisable to consummate the Closing or any such exchange, as applicable, and (C) execute and deliver any additional instruments necessary to consummate the Closing or any such exchange, as applicable, and (D) defend or contest in good faith any Action brought by a third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect of the consummation of the Closing or any such exchange, as applicable.

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(b)               Parent, the Company and the Investor Parties shall, and shall cause their Affiliates to, (i) make an appropriate filing of a Notification and Report Form (“HSR Form”) pursuant to the HSR Act as promptly as practicable and in any event no later than fifteen (15) Business Days after the date of this Agreement and (ii) supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act, in connection with such other filings or by any Governmental Authority, and use reasonable best efforts to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents that may be required pursuant to the HSR Act, in connection with such other filings or other applicable Law, so as to enable the parties hereto to consummate such exchange. Notwithstanding anything to the contrary in this Section 5.02, nothing in this Section 5.02 or this Agreement shall require or obligate any Investor Party to, and Parent and the Company shall not, without prior written consent of the Investor Parties, agree to, propose, commit to, or effect, or otherwise be required to accept or undertake, by consent decree, hold separate, or otherwise, any sale, divestiture, hold separate, or any other action otherwise limiting the freedom of action in any respect of any businesses, products, rights, services, licenses, assets, or interest therein, of (A) the Investor Party or any Affiliate (including, with respect to the Investor, Sponsor and their respective Affiliates and any investment funds or investment vehicles affiliated with, or managed or advised by, any member of the Sponsor Group or any portfolio company (as such term is commonly understood in the private equity industry) or investment of any member of the Sponsor Group), or (B) Parent or any its Affiliates or Subsidiaries.

(c)               Each party hereto shall, and shall cause their Affiliates to, use their respective reasonable best efforts to (i) cooperate in all respects with the other party in connection with any filing or submission with, or notice to, a Governmental Authority in connection with the Closing or any exchange of Acquired Shares pursuant to the Certificate of Designations, as applicable, and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Closing or such exchange (including to determine whether a Governmental Authority has relevant jurisdiction), as applicable, (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by Parent, the Investor Parties or their Affiliates, as the case may be, from or given by Parent, the Investor Parties or their Affiliates, as the case may be, to the FCC, the Federal Trade Commission (“FTC”), the Department of Justice (“DOJ”) or any other Governmental Authority, in each case regarding the Closing or such exchange, as applicable, (iii) subject to applicable Laws relating to the exchange of information, that each party hereto shall have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on, and consider in good faith the views of the other in connection with, any written materials submitted or substantive communications made to, any third party and/or any Governmental Authority in connection with the transactions contemplated by this Agreement and (iv) to the extent permitted by the FCC, the FTC, the DOJ or such other applicable Governmental Authority, give the other party the opportunity to attend and participate in meetings and conferences with the FCC, the FTC, DOJ, or any other applicable Governmental Authority. Any documents or other materials provided pursuant to this Section 5.02(a) may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of Parent or other competitively sensitive material, and the parties may, as each deems advisable, reasonably designate any material provided under this Section 5.02(a) as “outside counsel only material”.

Section 5.03        Corporate Actions.

(a)               At any time that any Series A Preferred Stock is outstanding, Parent and the Company shall each, as applicable:

(i)                 from time to time take all lawful action within its control to cause the authorized capital stock of Parent to include a sufficient number of authorized but unissued shares of Parent Common Stock to satisfy the exchange and redemption requirements in respect of all shares of the Series A Preferred Stock then outstanding as may be required by the Certificate of Designations;

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(ii)              not effect any voluntary deregistration under the Exchange Act or any voluntary delisting of the Parent Common Stock from Nasdaq other than in connection with a Fundamental Change (as defined in the Certificate of Designations) pursuant to which the Company agrees to satisfy, or will otherwise cause the satisfaction, in full of its obligations under Section 8 of the Certificate of Designations.

(b)               At any time that any Series A Preferred Stock is outstanding, Parent may, in its sole discretion, seek the approval of its stockholders pursuant to applicable Law and Nasdaq rules and listing standards for the issuance of Parent Common Stock upon the exchange or redemption of the Series A Preferred Stock in accordance with the Certificate of Designations.

(c)               Prior to the Closing, Parent shall cause the Company to, and the Company shall, file with the Secretary of State of the State of Delaware the Certificate of Designations in the form attached hereto as Exhibit A, with such changes thereto as the parties hereto may reasonably agree.

(d)               If any occurrence since the date of this Agreement until the Closing would have resulted in an adjustment to the Exchange Price pursuant to the Certificate of Designations if the Series A Preferred Stock had been issued and outstanding since the date of this Agreement, the Company shall adjust the Exchange Price, effective as of the Closing, in the same manner as would have been required by the Certificate of Designations if the Series A Preferred Stock had been issued and outstanding since the date of this Agreement.

(e)               Parent shall not adopt any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that prohibits the Investor Parties from taking any of the actions permitted by, or exercising their rights under, this Agreement or the Certificate of Designations.

Section 5.04        Public Disclosure. During the period from the date of this Agreement until one (1) year after the Fall-Away of Investor Rights, the Investor Parties and Parent shall, and shall cause their respective Affiliates to, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents or the Transactions, and shall not, and shall cause their respective Affiliates not to, issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. The initial announcement (the “Initial Press Release”) with respect to the Transaction Documents or the Transactions shall be mutually agreed between the Investor Parties and Parent. Notwithstanding the foregoing, this Section 5.04 shall not apply to any press release or other public statement made by Parent or the Investor Parties (a) which does not contain any information relating to the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of the Transaction Documents or the Transactions. Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, in no event shall either this Section 5.04, Section 5.05 or any provision of the Confidentiality Agreement limit disclosure by any Investor Party and their respective Affiliates of ordinary course communications regarding this Agreement and the Transactions to its existing or prospective general and limited partners, equityholders, members, managers and investors of any Affiliates of such Person who are subject to a confidentiality obligation with respect thereto, or disclosing public information about the Transactions on their websites in the ordinary course of business or as part of any sales and Transfers to any co-investors consummated in accordance with this Agreement.

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Section 5.05        Confidentiality. During the period from the date of this Agreement until one (1) year after the Fall-Away of Investor Rights, the Investor Parties will, and will cause their respective Affiliates and Representatives who actually receive Confidential Information to, keep confidential any information (including oral, written and electronic information) concerning Parent, its Subsidiaries or its Affiliates that may be furnished to the Investor Parties, their respective Affiliates or its or their respective Representatives by or on behalf of Parent, the Company or any of their respective Representatives, including any such information provided pursuant to Section 5.14 (“Confidential Information”) and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Investor Parties’ investment in Parent and the Company made pursuant to this Agreement; provided, that Confidential Information will not include information that (a) was or becomes available to the public other than as a result of a breach of any confidentiality obligation in this Agreement by an Investor Party or its Affiliates or their respective Representatives, (b) was or becomes available to an Investor Party or its Affiliates or their respective Representatives from a source other than Parent, the Company or their respective Representatives; provided, that such source is reasonably believed by such Investor Party or such Affiliates not to be subject to an obligation of confidentiality (whether by agreement or otherwise), (c) at the time of disclosure is already in the possession of an Investor Party or its Affiliates or their respective Representatives from a source other than Parent or any of its Subsidiaries or any of their respective Representatives; provided, that such source is reasonably believed by such Investor Party or such Affiliates not to be subject to an obligation of confidentiality (whether by agreement or otherwise), (d) was independently developed by an Investor Party or its Affiliates or their respective Representatives without reference to, incorporation of, or other use of any Confidential Information or (e) from and after the Closing, an Investor Party’s participation in the transactions contemplated by this Agreement; provided, that each Investor Party may disclose Confidential Information (i) to its attorneys, accountants, consultants and financial and other professional advisors to the extent necessary to obtain their services in connection with its investment in Parent and the Company, (ii) to any Permitted Transferee or prospective purchaser of any Acquired Shares from such Investor Party, or prospective financing sources in connection with the syndication and marketing of any Permitted Loan, in each case, as long as such prospective purchaser or lender, as applicable, agrees to be bound by similar confidentiality or non-disclosure terms as are contained in this Agreement (with Parent and the Company as express third party beneficiaries of such agreement), (iii) to any Affiliate, partner, member, limited partners, prospective partners or co-investors, or related investment fund of such Investor Party and their Affiliates and their respective directors, officers, employees, consultants, financing sources and representatives, in each case in the ordinary course of business, and to Bridgepoint Group plc and its Affiliates (provided, that the recipients of such confidential information are directed to abide by the confidentiality and non-disclosure obligations contained herein), (iv) as may be reasonably determined by such Investor Party to be necessary in connection with such Investor Party’s enforcement of its rights in connection with this Agreement or its investment in Parent or the Company, or (v) as may otherwise be required by law or legal, judicial or regulatory process; and provided, further, that (x) any breach of the confidentiality and use terms herein by any Person to whom such Investor Party and its Permitted Transferees may disclose Confidential Information pursuant to clauses (i) and (iii) of the preceding proviso shall be attributable to such Investor Party for purposes of determining such Investor Party’s compliance with this Section 5.05, except those who have entered into a separate confidentiality or non-disclosure agreement or obligation with Parent and (y) such Investor Party takes commercially reasonable steps to minimize the extent of any required disclosure described in clause (v) of the preceding proviso. The Confidentiality Agreement, dated as of July 13, 2023, by and between Energy Capital Partners, LLC and Parent (the “Confidentiality Agreement”) shall terminate simultaneously with the Closing in accordance with its terms.

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Section 5.06        Nasdaq Listing of Shares. To the extent Parent has not done so prior to the date of this Agreement, Parent shall, as promptly as practicable following the date of this Agreement and, in any event, prior to the Closing, cause the aggregate number of shares of Parent Common Stock issuable upon the exchange of all the Acquired Shares (including in respect of any accrued and unpaid dividends thereon), to be approved for listing on Nasdaq. From time to time following the Closing Date, Parent shall cause the number of shares of Parent Common Stock issuable upon the exchange or redemption of the then outstanding shares of Series A Preferred Stock to be approved for listing on Nasdaq prior to such issuance.

Section 5.07        Standstill. Each Investor Party agrees with Parent, severally and not jointly, that, until the Fall-Away of Investor Rights, without the prior written approval of the Board, such Investor Party shall not, directly or indirectly, and shall cause its Affiliates who have actually received Confidential Information not to:

(a)               acquire, offer to acquire or agree to acquire, by purchase or otherwise, directly or indirectly, beneficial ownership of any Parent Common Stock or other securities of Parent or any of its Subsidiaries, including through any Hedge (in each case, except as may be permitted by the proviso to this Section 5.07) with respect to securities of Parent or any of its Subsidiaries (solely to the extent that, after giving effect to any such acquisition, the Investor Parties would beneficially own, on an as exchanged basis, more than the percentage of the outstanding Parent Common Stock owned by the Investor Parties, on an as exchanged basis, as of the Closing);

(b)               propose or seek, whether alone or in concert with others, any “solicitation” (as such term is defined under the Exchange Act) of proxies or consents to vote any securities (including in derivative form) of Parent or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents (including, without limitation, by initiating, encouraging or participating in any requests or consents that seek to call a special meeting, action by written consent, or “withhold” or similar campaign), or seek to control or influence the management or board of directors of Parent with respect to the policies or affairs of Parent, including by encouraging or advising any Person to take any such actions (in each case, other than with respect to the Charter Amendment and Investor Designee or as otherwise expressly permitted by this Agreement);

(c)               propose (i) any merger, consolidation, business combination, tender or exchange offer, share exchange, purchase of the Parent’s assets or businesses or similar transactions involving Parent or any of its Subsidiaries or (ii) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to Parent or any of its Subsidiaries (collectively, a transaction specified in clauses (i) and (ii) hereof involving a majority of Parent’s outstanding capital stock or consolidated assets, is referred to as a “Business Combination”); provided, that the foregoing shall not restrict any Investor Parties from voting on, tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other shareholders of Parent;

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(d)               form, join or act in concert with any partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act, with respect to any securities of Parent (other than with any other Investor Parties and Affiliates of the Investor Parties);

(e)               make or be the proponent of any shareholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) with respect to Parent (other than with respect to the Charter Amendment in accordance with the terms of this Agreement);

(f)                make any request for stock list materials or other books and records of Parent under Virginia law or otherwise;

(g)               make any public announcement or communication regarding the possibility of any of the events described in clauses (a) through (f) above, or take any action that could reasonably be expected to require Parent to make a public announcement in respect thereof; provided, however, that nothing in this Section 5.07 shall be violated by (i) any general statement about market, industry or economic circumstances, conditions or trends, (ii) any statement required to be made by applicable Law, (iii) any statement protected by the whistleblower-protection provisions of any applicable Law, (iv) any statement that is made in response to legal process or in the context of any Action by or before any Governmental Authority or arbitrator (including any such Action to enforce the terms of the this Agreement or other such Action in connection with the transactions contemplated hereby), (v) any statement that is reasonably necessary in connection with the enforcement of rights under this Agreement, or any other written agreement involving the parties hereto, or (vi) any statement that is made by the Investor Designee in his or her capacity as such made in good faith;

(h)               advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, knowingly encourage or direct any other Person to do, any of the foregoing; or

(i)                 request Parent or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 5.07 if such amendment or waiver would reasonably be expected to require Parent (or any of its Representatives) to make a public announcement regarding any of the types of matters set forth in this Section 5.07; provided, however, that this clause shall not prohibit any Investor Party from making a confidential request to Parent seeking an amendment or waiver of the provisions of this Section 5.07, which Parent may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by any Person;

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provided, however, that nothing in this Section 5.07 will (x) limit any Investor Party’s ability to (1) vote, Transfer or Hedge (subject to this Agreement, including Section 5.08 and Section 5.11) shares of Series A Preferred Stock or Parent Common Stock, (2) exchange shares of Series A Preferred Stock for Parent Common Stock (subject to the terms and provisions of the Certificate of Designations), (3) Transfer pursuant to a Permitted Loan or any foreclosure thereunder or Transfer in lieu of a foreclosure thereunder, (4) privately make and submit to the Board any proposal that is intended by such Investor Party to be made and submitted on a non-publicly disclosed or announced basis (and would not reasonably be expect to require public disclosure by any Person), including with respect to any transaction involving a Business Combination, (5) participate in rights offerings made by Parent to all holders of Parent Common Stock or acquire Preemptive Securities and take such other actions permitted by Section 5.16, (6) receive any dividends or similar distributions with respect to any securities of Parent or the Company held by such Investor Party (including pursuant to any rights to participate in such dividends under the Certificate of Designations or Section 5.12), (7) tender shares of Parent Common Stock or Series A Preferred Stock into any tender or exchange offer (subject to Section 5.08), (8) effect an adjustment to the Exchange Price pursuant to the Certificate of Designations, (9) otherwise exercise rights under its Parent Common Stock or Series A Preferred Stock that are not the subject of this Section 5.07, (10) make a bona fide proposal to Parent or the Board for a transaction involving a Business Combination following the public announcement by the Parent that it has entered into a definitive agreement with a third party for a transaction involving a Business Combination or (11) communicate solely and exclusively with the Board with respect to making an offer to purchase Parent, all or substantially all assets or equity of Parent, or any business or division of Parent, or (y) limit the ability of (1) the Investor Parties to designate and have an Investor Observer or Investor Director serve on the Board pursuant to Section 5.10 or (2) the Investor Director to vote or otherwise exercise his or her legal duties or otherwise act in his or her capacity as a member of the Board. Notwithstanding anything to the contrary in this Agreement, if at any time after the date of this Agreement, (i) Parent or any of its Subsidiaries enters into a definitive agreement with a third party for a transaction involving a Business Combination, (ii) any person unaffiliated with any Investor Party or any member of the Sponsor Group commences a tender offer or exchange offer that would result in a change of control of the Parent or any of its Subsidiaries or (iii) the Parent or any of its Subsidiaries becomes subject to any voluntary or involuntary reorganization or restructuring process, proposal or petition under applicable laws relating to bankruptcy, insolvency or the protection of creditors generally, then (A) in the case of clauses (i) and (ii), the terms of this Section 5.07 shall be suspended and of no force or effect while such definitive agreement, tender offer or exchange offer remains pending (provided that, to the extent any Investor Party takes any action set forth in Section 5.07(a) through Section 5.07(i) during any such period of suspension, such actions and subsequent transactions relating directly thereto may be completed by such Investor Party and its Affiliates notwithstanding the expiration of any such period of suspension) and (B) in the case of clause (iii), the terms of this Section 5.07 shall immediately terminate and be of no further force or effect in any respect.

Section 5.08        Transfer Restrictions.

(a)               Except as otherwise permitted in this Agreement, including Section 5.08(b), until the expiration of the Lock-Up Period, the Investor Parties will not (i) Transfer any Series A Preferred Stock or any Parent Common Stock issued upon the exchange of the Series A Preferred Stock or (ii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Series A Preferred Stock or Parent Common Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to the any of the Series A Preferred Stock or Parent Common Stock or any other capital stock of Parent or the Company (any such action, a “Hedge”). Subject to Section 5.08(c), from and after the expiration of the Lock-up Period, the Investor Parties shall be free to Transfer and Hedge against any shares of Series A Preferred Stock or Parent Common Stock.

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(b)               Notwithstanding Section 5.08(a), each Investor Party shall be permitted to Transfer any portion or all of their Series A Preferred Stock or Parent Common Stock at any time under the following circumstances:

(i)                 Transfers to any Permitted Transferees, but only if the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement and if the transferee and the transferor agree for the express benefit of Parent that the transferee shall Transfer the Series A Preferred Stock or Parent Common Stock so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor;

(ii)              Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving Parent or any Subsidiary that, in each case, is approved by the Board;

(iii)            Transfers pursuant to a tender offer or exchange offer that is (A) approved by the Board, (B) for less than all of the outstanding shares of Parent Common Stock or (C) part of a two-step transaction in which a tender offer is followed by a second step merger, in which the consideration to be received in the first step of such transaction is not identical to the amount or form of consideration to be received in the second step merger;

(iv)             Transfers to Parent or any of its Subsidiaries or that have been approved in writing by the Board;

(v)               Transfers after commencement by Parent, the Company or a significant subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act) of Parent, the Company or such significant subsidiary of bankruptcy, insolvency or other similar proceedings; and

(vi)             Transfers in connection with a bona fide loan or other financing arrangement of an Investor Party, Hill City or any member of the Sponsor Group, in each case entered into with a nationally recognized financial institution, including a pledge to such a financial institution to secure a bona fide debt financing and any foreclosure by such financial institution or Transfer to such financial institution in lieu of foreclosure and subsequent sale of the securities (each, a “Permitted Loan”). Nothing contained in this Agreement or the Registration Rights Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent to foreclose upon, or accept a Transfer in lieu of foreclosure of, the Series A Preferred Stock and/or shares of Parent Common Stock (including shares of Parent Common Stock received upon the exchange or redemption of the Series A Preferred Stock following foreclosure or Transfer in lieu of foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan. In the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the Series A Preferred Stock or the shares of Parent Common Stock or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing (other than, for the avoidance of doubt, any Investor Party or its Affiliates) shall have any obligations or be subject to any Transfer restrictions or limitations hereunder except and to the extent for those expressly provided for in Section 5.08(c) (which shall apply to any lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing to the same extent as an Investor Party) and in the Registration Rights Agreement.

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(c)               Notwithstanding Section 5.08(a) and Section 5.08(b), each Investor Party will not at any time, including after the Lock-Up Period, knowingly (after reasonable inquiry), directly or indirectly (without the prior written consent of the Board), Transfer (x) any Parent Common Stock or any Series A Preferred Stock, including any Parent Common Stock issued or issuable upon the exchange of the Series A Preferred Stock to a Competitor or an Activist Shareholder, (y) any Parent Common Stock to any Person (other than Parent or its Subsidiaries, or any other Investor Party or Hill City) that, together with its Affiliates, to the knowledge of such Investor Party at the time it enters into such transaction (after reasonable inquiry), would hold 5% or more of the outstanding Parent Common Stock (including on an as exchanged basis with respect to the outstanding Series A Preferred Stock) after giving effect to such Transfer or (z) any Series A Preferred Stock to any Person (other than Parent or its Subsidiaries, or any other Investor Party or Hill City) that, together with its Affiliates, to the knowledge of such Investor Party at the time it enters into such transaction (after reasonable inquiry), holds 1% or more of the outstanding Parent Common Stock prior to giving effect to such Transfer; provided, that these restrictions shall not apply (i) to Transfers into the public market pursuant to a bona fide, broadly distributed underwritten public offering, in each case made pursuant to the Registration Rights Agreement or through a bona fide sale to the public without registration effectuated pursuant to Rule 144 under the Securities Act or (ii) to block trades to investment banks in the ordinary course of such investment banks’ businesses (but excluding block trades to a Competitor or an Activist Shareholder). Sellers shall reasonably cooperate in good faith with the Investor Parties in connection with the private sale by any Investor Party of any Series A Preferred Stock or Parent Common Stock to a third party that is not a Competitor or an Activist Shareholder.

(d)               Any attempted Transfer in violation of this Section 5.08 shall be null and void ab initio.

(e)               For the avoidance of doubt, no Holder other than an Investor Party shall have or be permitted to exercise any right of the Investor Parties under this Agreement, including pursuant to Section 5.10 and Section 5.13.

Section 5.09        Legend.

(a)               All certificates or other instruments representing the Acquired Shares or Parent Common Stock, to the extent issued upon the exchange of the Acquired Shares, shall bear a legend substantially to the following effect:

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THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF OCTOBER 24, 2023, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER.

(b)               (i) Upon request of any Investor Party, upon receipt by Parent of an opinion of counsel reasonably satisfactory to Parent to the effect that such legend is no longer required under the Securities Act and applicable state securities Laws, Parent (or the Company, as applicable) shall promptly cause the first paragraph of the legend to be removed from any certificate for Series A Preferred Stock or Parent Common Stock to be Transferred in accordance with the terms of this Agreement and (ii) the second paragraph of the legend shall be removed upon the expiration of such transfer restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement).

Section 5.10        Election of Directors.

(a)               At the first annual meeting of Parent’s stockholders after the date hereof, Parent shall propose to the holders of Parent Common Stock (and shall recommend that the holders of Parent Common Stock vote in favor of and otherwise use its commercially reasonable efforts to obtain the approval of such holders of Parent Common Stock of) an amendment to Parent’s articles of incorporation to increase the size of the Board (the “Charter Amendment”) to permit more than nine (9) members thereto.

(b)               From the Closing Date until the Fall-Away of Investor Rights, in the event that an Investor Director is not a member of the Board, the Investor Parties shall have the right to designate one (1) observer (including, as necessary, any substitute observer designated by the Investor) (the “Investor Observer”) who shall be entitled, subject to the limitations set forth in this Agreement and applicable Laws, to attend (in person or telephonically) all meetings of the Board and, to the extent agreed by the Board, any committees thereof in a non-voting observer capacity, and to receive copies of all notices, minutes, consents, agendas and other materials distributed to the Board and any such committee thereof; provided, however, that, if Parent believes in good faith that excluding any such materials (or portions thereof) from the Investor Observer is necessary to preserve attorney-client privilege, such materials (or portions thereof) may be withheld from the Investor Observer and the Investor Observer may be excluded from any meeting or portion thereof related to such matters upon reasonable prior notice to the Investor Observer (to the extent practicable). Except as otherwise set forth herein, the Investor Observer may participate in discussions of matters brought to the Board or any committee thereof; provided, that the Investor Observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board or any committee thereof and the Investor Observer shall not owe any fiduciary duty to Parent, its Subsidiaries or the holders of any class or series of Parent securities. If the Investor Observer is unable to attend any meeting of the Board or a committee thereof, the Investor Parties shall have the right to designate a substitute Investor Observer with written notice to the Board or such committee. For the avoidance of doubt, the Investor Observer shall cease to have any rights to attend any meetings of the Board or any of its committees upon effect of the appointment of the Investor Director to the Board.

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(c)               Beginning at the Fall-Away of Investor Rights, at the request of the Board, the Investor Director shall immediately resign, and the Investor Parties shall cause the Investor Director immediately to resign, from the Board and any committee thereof effective as of the Fall-Away of Investor Rights, and the Investor Parties shall no longer have any rights under this Section 5.10, including, for the avoidance of doubt, any designation or nomination rights under Section 5.10(d) and any rights to designate an Investor Observer. The Investor Parties shall provide prompt written notice to Parent upon the Fall-Away of Investor Rights.

(d)               From and after the Closing and until the Fall-Away of Investor Rights (provided that the Charter Amendment has been or is concurrently adopted), at any annual meeting of Parent’s stockholders at which the term of the Investor Director shall expire (or if no Investor Director served as a member of the Board during the period prior to such annual meeting), the Investor Parties shall have the right to designate an Investor Designee to the Board for election to the Board at such annual meeting. Parent shall include the Investor Designee designated by the Investor Parties in accordance with this Section 5.10(d) in Parent’s slate of nominees (as set forth in its relevant proxy materials) for the applicable annual meeting of Parent’s stockholders and shall recommend that the holders of Parent Common Stock vote in favor of any such Investor Designee’s election and shall support the Investor Designee in a manner no less rigorous and favorable than the manner in which Parent supports its other nominees in the aggregate. Without the prior written consent of the Investor Parties, so long as the Investor Parties are entitled to designate an Investor Designee for election to the Board in accordance with this Section 5.10, the Board shall not remove, with or without cause, the Investor Director from his or her directorship (except as required by Law, the Certificate of Designations or the Charter Documents).

(e)               Whether or not the Charter Amendment has been adopted, the Investor Parties shall, upon the request of the Board, designate an Investor Designee to the Board for election to the Board at any meeting of shareholders of Parent or for appointment by the Board to fill a vacancy on the Board; provided, however, in the event the Investor Parties waive their right under the Certificate of Designations to a higher Regular Dividend Rate (as defined therein) pursuant to the last sentence of the definition thereof (which waiver shall be revocable at any time), the Investor Parties shall not be required pursuant to the terms of this provision to so designate an Investor Designee; provided, further, that upon revocation of any such waiver by the Investor Parties, the right to such higher Regular Dividend Rate shall automatically become effective and enforceable pursuant to the terms of the Certificate of Designations effective as of the first Business Day following the next annual meeting of Parent’s stockholders.

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(f)                In the event of the death, disability, resignation or removal of the Investor Director as a member of the Board (other than resignation pursuant to Section 5.10(c)), the Investor Parties, if the Investor Parties are entitled to nominate a director pursuant to this Section 5.10, may designate an Investor Designee to replace such Investor Director and, subject to Section 5.10(g) and any applicable provisions of the VSCA, Parent shall cause such Investor Designee to fill such resulting vacancy.

(g)               Parent’s obligations to have any Investor Designee elected to the Board or any committee thereof or nominate any Investor Designee for election as a director at any meeting of Parent’s stockholders pursuant to this Section 5.10, as applicable, shall in each case be subject to such Investor Designee being reasonably acceptable to Parent’s Board (provided that the individuals listed on Exhibit E shall be deemed reasonably acceptable to the Board, but shall be subject to the following clauses (i)-(iii)) and, unless Parent otherwise consents, must (i) qualify as an independent director pursuant to applicable listing standards, SEC rules and publicly disclosed standards used by the Board in determining independence of Parent’s directors, (ii) meet all other qualifications required for service as a director under Parent’s bylaws, corporate governance guidelines and stock exchange rules regarding service as a director of Parent and (iii) be subject to the same guidelines and policies applicable to Parent’s other directors; provided, however, that neither an Investor Designee’s relationship with the Investor Parties or their Affiliates (or any other actual or potential lack of independence resulting therefrom) nor the ownership by the Investor Parties of any shares of Series A Preferred Stock or shares of Parent Common Stock, including those issuable upon exchange of any Series A Preferred Stock, shall, in and of itself, be considered to disqualify such Investor Designee from becoming a member of the Board pursuant to Section 5.10. The Investor Parties will cause each Investor Designee to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations as the Board may reasonably request to determine the Investor Designee’s eligibility and qualification to serve as a director of Parent. No Investor Designee shall be eligible to serve on the Board if he or she has been involved in any of the events enumerated under Item 2(d) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act, is a “Bad Actor” as defined in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act or is subject to any Judgment prohibiting service as a director of any public company. As a condition to any Investor Designee’s election to the Board or nomination for election as a director of Parent at any meeting of its stockholders, the Investor Parties and the Investor Designee (as applicable) must provide to Parent:

(i)                 all information requested by Parent that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and Representatives in a proxy statement or other filings in accordance with applicable Law, any stock exchange rules or listing standards or the Charter Documents or corporate governance guidelines, in each case, relating to the Investor Designee’s election as a director of Parent or Parent’s operations in the ordinary course of business;

(ii)              all information requested by Parent in connection with assessing eligibility and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to the Investor Designee’s nomination or election, as applicable, as a director of Parent or Parent’s operations in the ordinary course of business; and

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(iii)            an undertaking in writing by the Investor Designee to be subject to, bound by and duly comply with Parent’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Stock Ownership Guidelines (which shall be deemed satisfied by the Investor Parties’ ownership of Acquired Shares) and Policy Statement on Trading Policy with such changes thereto (or such successor policies) as are applicable to all other directors, in each case, as such changes or successor policies are adopted in good faith by the Board, and do not by their terms materially, adversely and disproportionately impact the Investor Designee relative to all other directors; provided, that no such code of conduct or Policy Statement on Trading Policy shall (x) apply to the Investor Parties or any of their respective Affiliates (other than with respect to the Investor Director solely in his or her individual capacity), (y) restrict any transfer of securities of any Affiliate of the Investor Parties, provided that no Confidential Information constituting material non-public information is disclosed to or used by or on behalf of such Affiliate in connection with such transfer of securities, in each case, except to the extent that such Affiliate and transferee maintain the Confidential Information in accordance with Section 5.05 as if such Affiliate and transferee were a party to such section and abide by the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities for so long as such Confidential Information constitutes material, non-public information, or (z) impose any share ownership requirement for the Investor Director.

(h)               Subject to Section 5.10(g), Parent shall, upon effect of the appointment of the Investor Director to the Board and until the Fall-Away of Investor Rights, cause one or more committees of the Board, as Parent and the Investor Parties may mutually agree in good faith, to include the Investor Director.

(i)                 Parent shall indemnify the Investor Director and provide the Investor Director with director and officer insurance to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Charter Documents, the VSCA or otherwise (including pursuant to customary indemnification agreements). Parent hereby acknowledges and agrees that it (1) is the indemnitor of first resort (i.e., its obligations to the Investor Director are primary and any obligation of the Investor Parties or their Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Investor Director are secondary) and (2) shall be required to advance the amount of expenses incurred by the Investor Director and shall be liable for the amount of all expenses and liabilities incurred by the Investor Director, in each case to the same extent as it advances to and indemnifies and provides such insurance to other members of the Board, pursuant to the Charter Documents, the VSCA or otherwise, without regard to any rights the Investor Director may have against any Investor Party or its Affiliates. This Section 5.10(i) shall (i) survive (A) the consummation of the Transactions, (B) the Fall-Away of Investor Rights and (C) the resignation or removal of any Investor Director pursuant to this Section 5.10 and (ii) be binding on all successors and assigns of Parent. This Section 5.10(i) is intended to be for the benefit of each Investor Director and her or her heirs and representatives (each, a “Director Indemnitee”) and may be enforced by any such Director Indemnitee as if such Director Indemnitee was a party to this Agreement. The obligations of Parent under this Section 5.10(i) shall not be terminated or modified in such a manner as to adversely affect any Person to whom this Section 5.10(i) applies without the written consent of such affected Person. If Parent or any of its successors or assigns (x) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (y) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 5.10(i).

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(j)                 Prior to the Fall-Away of Investor Rights, Parent shall not decrease the size of the Board or any committee of the Board on which the Investor Director sits without, in each case, the consent of the Investor Parties if such decrease would require the resignation or removal of the Investor Designee from the Board or such committee thereof.

(k)               The parties hereto agree that the Investor Director (or, as applicable, the Investor Observer) shall be entitled to reimbursement from Parent for the reasonable out-of-pocket fees or expenses incurred in connection with his or her service as a director or observer of the Board, in each case, in a manner consistent with Parent’s practices with respect to reimbursement for other members and observers of the Board, including reimbursement pursuant to customary indemnification arrangements.

Section 5.11        Voting. From and after the Closing and until the Fall-Away of Investor Rights, subject to any applicable Law, stock exchange rules or listing standards:

(a)               At each meeting of the stockholders of Parent (including, if applicable, through the execution of one or more written consents if stockholders of Parent are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of Parent) and at every postponement or adjournment thereof, each Investor Party shall take such action as may be required so that all of the shares of Parent Common Stock beneficially owned, directly or indirectly, by such Investor Party or its controlled Affiliates and entitled to vote at such meeting of stockholders are voted, or consent is given or revoked, in the same manner as recommended by the Board with respect to (i) the election or removal of directors (other than any Investor Designee or Investor Director), (ii) ratification of the appointment of Parent’s independent registered public accounting firm, (iii) Parent’s “say-on-pay” proposals, (iv) Parent’s equity incentive plans and (v) amendments to Parent’s articles of incorporation proposed by the Board to increase (A) the number of authorized shares of Parent Common Stock within ISS policy guidelines or (B) the size of the Board, in each case, other than as set forth in Section 5.11(c); provided, that, for the avoidance of doubt, the Investor Parties shall not be restricted from voting in any manner on any matter not enumerated in the foregoing clauses (i)-(v). For the avoidance of doubt, each Investor Party shall ensure it is entitled to vote each share of Series A Preferred Stock or Parent Common Stock, which is then held by such Investor Party (subject to Section 5.08) on the applicable record date for each meeting of stockholders or solicitation of consents in lieu of a meeting.

(b)               Each Investor Party shall be present, in person or by proxy, at all meetings of the stockholders of Parent so that all shares of Series A Preferred Stock or Parent Common Stock beneficially owned by such Investor Party or its controlled Affiliates may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 5.11(a) at such meetings (including at any adjournments or postponements thereof). The foregoing provision shall also apply to the execution by such Persons of any written consent in lieu of a meeting of holders of shares of Parent Common Stock or Series A Preferred Stock.

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(c)               The provisions of Section 5.11(a) shall not apply to the exclusive consent and voting rights of the holders of Series A Preferred Stock set forth in Section 9 of the Certificate of Designations. In addition, until the date on which no Acquired Shares remain outstanding, Parent shall not, without the prior written consent of the Investor:

(i)                 make any voluntary liquidation, dissolution or winding up of Parent or any of its Subsidiaries (including any commencement of a voluntary case or proceeding under Bankruptcy Law);

(ii)              incur, issue, assume, guarantee or otherwise become liable for any indebtedness that would cause Parent and its Subsidiaries to have a Total Net Leverage Ratio that is greater than 6.00:1.00 (as calculated in accordance with the Existing Credit Agreement);

(iii)            redeem or repurchase any outstanding equity securities of Parent, other than repurchases or reacquisitions of shares of Parent Common Stock pursuant to Parent’s right to repurchase or reacquire shares of Parent Common Stock held by employees or other service providers of Parent or its Subsidiaries in connection with termination of such Person’s employment or engagement by Parent or its Subsidiaries, in each case, pursuant to the terms of such awards; or

(iv)             issue or create, or increase the authorized number of shares of, any class or series of capital stock of Parent ranking senior to the Parent Common Stock.

Section 5.12        Tax Matters.

(a)               Promptly following the date of this Agreement or, in the case of a Permitted Transferee, the date such Permitted Transferee first acquires any Series A Preferred Stock or Parent Common Stock or other securities issued upon the exchange of the Series A Preferred Stock, each Investor Party shall deliver to Parent or its paying agent a duly executed, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 or an appropriate IRS Form W-8, as applicable.

(b)               Subject to the provisions of Section 5.12(c), Parent and the Company, as applicable, will be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement to each Investor Party (or any other recipient, including any Permitted Transferee) all amounts required under the Code or any applicable provision of any state, local or foreign Tax Law to be deducted and withheld, and to collect any necessary Tax forms, including IRS Forms W-8 or W-9, as and when applicable, or any similar information, from the Investor Party (or any other recipient, including any Permitted Transferee) to the extent the Investor Party or other recipient are legally eligible to provide such forms and documentation. To the extent that any such amount is so deducted and withheld by Parent or the Company, as applicable, and remitted to the applicable taxing authority, such amount shall be treated for all purposes of this Agreement as having been paid to the Person who otherwise would have been entitled to receive such amount.

(c)               Absent a change in law or a contrary determination (as defined in Section 1313(a) of the Code), the Investor Parties, Parent and the Company and their Subsidiaries agree (i) not to treat the Series A Preferred Stock as “preferred stock” within the meaning of Section 305(b)(4) of the Code and Treasury Regulation Section 1.305-5(a) for United States federal income tax and withholding tax purposes, and to not take any position inconsistent with such treatment, (ii) to treat the holders of Series A Preferred Stock as receiving a dividend for U.S. federal and state income tax purposes only if and to the extent such dividend is paid in cash, (iii) that any exchange of the Series A Preferred Stock shall be treated as a “reorganization” within the meaning of Section 368(a)(1) of the Code (and that this Agreement, taken together with Section 10 of the Certificate of Designations, be treated as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-1(c)) and (iv) the Investor Parties will not be required to include in income any amounts in respect of the Series A Preferred Stock by operation of Section 305(b). The Investor Parties, Parent, the Company and their Subsidiaries shall file all income tax returns consistent with the foregoing sentence Parent and the Company and their Subsidiaries will not issue any securities or otherwise take any action that could reasonably be expected to affect the treatment described in clause (iv).

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(d)               Sellers shall pay any and all documentary, stamp and similar issue or transfer Tax, which foregoing taxes do not include any withholding, income, or similar taxes, due on (i) the issue of the Series A Preferred Stock and (ii) the issue of shares of Parent Common Stock upon the exchange of the Series A Preferred Stock. However, in the case of the exchange of Series A Preferred Stock, Sellers shall not be required to pay any Tax or duty that may be payable in respect of any Transfer involved in the issue and delivery of shares of Parent Common Stock or Series A Preferred Stock to a beneficial owner other than the beneficial owner of the Series A Preferred Stock immediately prior to such the exchange, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such Tax or duty, or has established to the satisfaction of the Company that such Tax or duty has been paid.

(e)               Upon Hill City or any Investor Party’s reasonable request in connection with a potential Transfer of Series A Preferred Stock or Parent Common Stock or an exchange of Series A Preferred Stock for Parent Common Stock, and to the extent permitted by applicable Law as determined by Parent in good faith, Parent and/or the Company, as applicable, shall (i) provide a duly executed and correctly completed statement, in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) (or any successor Treasury Regulations thereto), that the Series A Preferred Stock or the Parent Common Stock, as applicable, is not a U.S. real property interest, in each case, for the relevant period described in Section 897(c)(1)(A)(ii) of the Code, or (ii) advise Hill City or such Investor Party that the Series A Preferred Stock or the Parent Common Stock, as applicable, is or was a U.S. real property interest, in each case, during the relevant period described in Section 897(c)(1)(A)(ii) of the Code. At the request of Hill City or any Investor Party, Parent or the Company, as applicable, shall provide any information reasonably necessary to enable Hill City or an Investor Party to determine whether Parent or the Company is, or has been during the relevant time period described in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. Each of Parent, the Company, and any of their Subsidiaries, as relevant, (i) shall not be bound by any such determination by Hill City or an Investor Party and (ii) shall be entitled to make in its sole discretion exercised in good faith its own determination and to take any action required by Law pursuant to such determination.

(f)                For any taxable year in which any share of Series A Preferred Stock is or has been outstanding, Parent and the Company shall not, and shall cause their Subsidiaries not to:

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(i)                 declare or pay any dividends or other distributions with respect to its capital stock, other than cash dividends paid on the Parent Common Stock and Company Common Stock and dividends paid with respect to the Series A Preferred Stock;

(ii)              authorize or issue any new class or series of capital stock;

(iii)            issue any equity or debt instrument that, in each case, is convertible or exchangeable into shares of stock; provided, that Parent may issue or grant compensatory options to purchase Parent Common Stock or other equity incentive awards (including Parent RSUs, Parent RTSR PSUs and Parent Strategic Retention PSUs) pursuant to the terms of a Parent Plan;

(iv)             redeem, repurchase, recapitalize or acquire any of its capital stock in a transaction that would be treated, in whole or in part, as a dividend for U.S. federal income Tax purposes (unless such redemption, repurchase, recapitalization or acquisition is an isolated transaction within the meaning of Treasury Regulation Section 1.305-3(b)(3)); or

(v)               cause the Company to be classified as anything other than a corporation for U.S. federal income Tax purposes.

(g)               Participation Rights.

(i)                 Subject to Section 5.12(g)(ii), no dividend or other distribution (whether in cash, securities or other property, or any combination of the foregoing) shall be declared or paid on the Parent Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Series A Preferred Stock (such a dividend or distribution on the Series A Preferred Stock, a “Series A Participating Dividend”, and such corresponding dividend or distribution on the Parent Common Stock, the “Parent Common Stock Participating Dividend”), such that (A) the Record Date (as defined in the Certificate of Designations) and the payment date for such Series A Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Parent Common Stock Participating Dividend; and (B) the kind and amount of consideration payable per share of Series A Preferred Stock in such Series A Participating Dividend is the same kind and amount of consideration that would be payable in the Parent Common Stock Participating Dividend in respect of a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock that would be issuable (determined in accordance with Section 10 of the Certificate of Designations but without regard to (x) any limitations in such section that would cause any addition to the Liquidation Preference (as defined in the Certificate of Designations) to be paid in cash as opposed to shares of Parent Common Stock upon such exchange of shares of Series A Preferred Stock; or (y) any provision in the Certificate of Designations that would limit the ability of any holder of Series A Preferred Stock from exercising its right to exchange such Series A Preferred Stock) in respect of one (1) share of Series A Preferred Stock that is Exchanged with an Exchange Date (as defined in the Certificate of Designations) occurring on such Record Date (subject to the same arrangements, if any, in such Parent Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangements applying separately to each Holder of Series A Preferred Stock and computed based on the total number of shares of Series A Preferred Stock held by such Holder on such Record Date). Parent shall provide notice to Holders of each Series A Participating Dividend, including the related Record Date and payment date, at substantially the same time at which, and in substantially the same manner in which, Parent provides the related notice(s) to holders of the Parent Common Stock in connection with the corresponding Parent Common Stock Participating Dividend.

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(ii)              Section 5.12(g)(i) shall not apply to, and no Series A Participating Dividend shall be required to be declared or paid in respect of, (A) an event for which an adjustment to the Exchange Price is required (or would be required without regard to Section 10(f)(iii) of the Certificate of Designations) pursuant to Section 10(f)(i)(1) of the Certificate of Designations, as to which Section 10(f)(i)(1) of the Certificate of Designations shall apply; (B) rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Parent Common Stock and are not exercisable until the occurrence of a triggering event, or (C) any Flow-Through Dividend, except that Section 5(b)(i) of the Certificate of Designations shall apply to, and a Series A Participating Dividend shall be required in respect of, (1) the separation of such rights from the Parent Common Stock (whether upon the occurrence of such triggering event or otherwise); and (2) any payment made by Parent (whether in cash, securities or other property, or any combination of the foregoing) to all or substantially all holders of Parent Common Stock to redeem or repurchase any such rights.

Section 5.13        Information Rights. From and after the Closing and until the Fall-Away of Investor Rights, in order to facilitate the Investor Parties’ compliance with legal and regulatory requirements applicable to the beneficial ownership by the Investor Parties and their Affiliates of equity securities of Parent and the Company, Parent shall provide to each Investor Party:

(a)               within ninety (90) days after the end of each fiscal year of Parent, (A) an audited, consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal year, (B) an audited, consolidated income statement of Parent and its Subsidiaries for such fiscal year and (C) an audited, consolidated statement of cash flows of Parent and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if on or prior to such date Parent files its annual report on Form 10-K for the applicable fiscal year with the SEC;

(b)               within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of Parent, (i) an unaudited, consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal quarter, (ii) an unaudited, consolidated income statement of Parent and its Subsidiaries for such fiscal quarter and (iii) an unaudited, consolidated statement of cash flows of Parent and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if on or prior to such date Parent files its quarterly report on Form 10-Q for the applicable fiscal year with the SEC;

(c)               at the request of such Investor Party, annual budgets, monthly financial operating and capital expenditure reports;

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(d)               at the request of such Investor Party, any “Environmental, Social and Governance”-related information pertaining to Parent and its Subsidiaries as may be reasonably necessary to such Investor Party’s compliance, reporting and investor communications obligations or practices, in each case, to the extent such information would not be unreasonably burdensome for Parent and its Subsidiaries to produce; and

(e)               at the request of such Investor Party, such other reports and information as may be reasonably requested by such Investor Party;

provided, that Parent shall not be obligated to provide such access or materials if Parent determines, in its reasonable judgment, that doing so would reasonably be expected to (i) violate applicable Law, an applicable order or a Contract or obligation of confidentiality owing to a third party or (ii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege (provided, however, that Parent shall use reasonable efforts to provide alternative, redacted or substitute documents or information in a manner that would not result in the loss of the ability to assert attorney-client privilege, attorney work product protection or other legal privileges); provided, further, that Parent shall use its commercially reasonable efforts to disclose such information in a manner that would not violate the foregoing.

Section 5.14        Financing Cooperation. If requested by Hill City or the Investor Parties, each Seller will provide the following cooperation in connection with Hill City, the Investor Parties or the other members of the Sponsor Group obtaining any Permitted Loan: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender in customary form in connection with such transactions (which agreement may include, without limitation, agreements and obligations of such Seller relating to procedures and specified time periods for effecting Transfers and/or conversions upon foreclosure, agreements to not hinder or delay exercises of remedies on foreclosure, acknowledgments regarding corporate policy, if applicable, certain acknowledgments regarding securities Law status of the pledge arrangements and a specified list of Competitors) and subject to the consent of such Seller (which will not be unreasonably withheld, delayed or conditioned), with such changes thereto as are requested by such lender or Sellers and customary for similar financings, (ii) using commercially reasonable efforts to (A) remove any restrictive legends on certificates representing pledged Series A Preferred Stock or Parent Common Stock issued upon conversion of Series A Preferred Stock and depositing such pledged Series A Preferred Stock or Parent Common Stock issued upon the exchange of Series A Preferred Stock in book entry form on the books of The Depository Trust Company when eligible to do so (and providing any necessary indemnities to the transfer agent in connection therewith) or (B) without limiting the generality of clause (A), if such Series A Preferred Stock is eligible for resale under Rule 144A, depositing such pledged Series A Preferred Stock in book entry form on the books of The Depository Trust Company or other depository with customary Rule 144A restrictive legends in lieu of the legends specified in Section 5.09 above, (iii) if so requested by such lender or counterparty, as applicable, (x) re-registering the pledged Series A Preferred Stock or Parent Common Stock issued upon conversion of Series A Preferred Stock in the name of the relevant lender, counterparty, custodian or similar party to a Permitted Loan, with respect to Permitted Loans solely as securities intermediary and only to the extent Hill City or such Investor Party or their respective Affiliates continues to beneficially own such pledged Series A Preferred Stock or Parent Common Stock issued upon conversion of Series A

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Preferred Stock or (y) certificating the pledged Series A Preferred Stock or Parent Common Stock issued upon conversion of Series A Preferred Stock, (iv) entering into customary triparty agreements with each lender and Hill City or such Investor Party relating to the delivery of the Series A Preferred Stock or Parent Common Stock issued upon conversion of Series A Preferred Stock to the relevant lender for crediting to the relevant collateral accounts upon funding of the loan and payment of the purchase price including a right for such lender as a third party beneficiary of the such Seller’s obligations under hereunder to issue the Series A Preferred Stock or Parent Common Stock issued upon conversion of Series A Preferred Stock upon payment of the purchase price therefor in accordance with the terms of this Agreement and (v) such other cooperation and assistance as Hill City or such Investor Party may reasonably request (which such other cooperation and assistance shall not include any requirements that Parent deliver information, compliance certificates or any other materials typically provided by borrowers to lenders) that will not unreasonably disrupt the operation of Sellers’ business. Notwithstanding anything to the contrary in the preceding sentence, the Sellers’ obligations to deliver an Issuer Agreement is conditioned on Hill City or such Investor Party, as applicable certifying to such Seller in writing that (A) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, Hill City or such Investor Party has pledged the Series A Preferred Stock and/or the underlying shares of Parent Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement, (B) to the extent applicable, whether the registration rights under the Registration Rights Agreement are being assigned to the lenders under that Permitted Loan and (C) the Hill City or such Investor Party acknowledges and agrees that such Seller will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement. The Investor acknowledges and agrees that the statements and agreements of such Seller in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Sellers and the Investor under this Agreement, the Investor shall not be entitled to use the statements and agreements of the Sellers in an Issuer Agreement against the Sellers.

Section 5.15        Exclusivity. Prior to the Closing or the termination of this Agreement and without the Investor’s prior written consent, neither Parent nor any of its Subsidiaries shall, directly or indirectly, take (and Parent shall not authorize or permit any directors, officers or employees of Parent or, to the extent within Parent control, other Affiliates or representatives of Parent or any of its Subsidiaries to take) any action to (i) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Competing Securities Issuance, (ii) enter into any agreement with respect to any Competing Securities Issuance or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate any of the Transactions or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any Person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Competing Securities Issuance. Prior to the Closing, Parent shall use reasonable best efforts to take all actions reasonably necessary to ensure that the directors, officers and employees of Parent and any of its Subsidiaries and, to the extent within Parent’s control, other Affiliates or representatives of Parent or any of its Subsidiaries, do not take or do any of the actions referenced in the immediately foregoing sentence. Upon execution of this Agreement and prior to the Closing, unless the Investor otherwise consents in writing, Parent shall, if applicable, cease immediately and cause to be terminated any and all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Securities Issuance and promptly request that all confidential information with respect thereto furnished on behalf of Parent be returned.

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Section 5.16        Preemptive Rights.

(a)               From and after the Closing and until the Fall-Away of Investor Rights, if Parent or the Company, as applicable, makes any public or non-public offering of any capital stock of, other equity or voting interests in, or equity-linked securities of, Parent or the Company, respectively, or any securities that are convertible or exchangeable into (or exercisable for) capital stock of, other equity or voting interests in, or equity-linked securities of, Parent or the Company, respectively, (collectively “Preemptive Securities”), including, for the purposes of this Section 5.16, warrants, options or other such rights (any such security, a “New Security”) (other than (i) issuances by Parent of Preemptive Securities to directors, officers, employees, consultants or other agents of Parent or the Company, as applicable, (ii) issuances by Parent of Preemptive Securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement, (iii) issuances by Parent made as consideration for any acquisition (by sale, merger in which Parent or the Company, as applicable, is the surviving corporation, or otherwise) by Parent or any of its Subsidiaries of equity in, or assets of, another Person, business unit, division or business, (iv) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, (v) issuances by Parent of Preemptive Securities in connection with a bona fide strategic partnership or commercial arrangement with a Person that is not an Affiliate of Parent or any of its Subsidiaries (other than (x) any such strategic partnership or commercial arrangement with a private equity firm or similar financial institution or (y) an issuance the primary purpose of which is the provision of financing), (vi) securities issued by Parent pursuant to the exchange of Series A Preferred Stock issued to the Investor Parties, (vii) shares of a Subsidiary of Parent issued to Parent or a wholly owned Subsidiary of Parent and (viii) issuances to any Person as a result of the exercise of such Person’s preemptive rights), the Investor Parties (in the case of an issuance of New Securities by Parent) or the Investor Parties that then own Acquired Shares (in the case of an issuance of New Securities by the Company) shall be afforded the opportunity to acquire from Parent or the Company, as applicable, the Preemptive Rights Portion of such New Securities for the same price per share as that offered to the other purchasers of such New Securities; provided, that no Investor Party shall be entitled to acquire any New Securities pursuant to this Section 5.16 to the extent the issuance of such New Securities to such Investor Party would require approval of the stockholders of Parent or the Company, as applicable, as a result of the status, if applicable, of such Investor Party as an Affiliate of Parent or pursuant to the rules and listing standards of Nasdaq, and in the event no Investor Party is eligible to acquire such New Securities because of the limitations set forth in this proviso (or the Investor Parties do not acquire all of the New Securities to which they are collectively entitled pursuant to the terms of Section 5.16(b) because of such limitations), Parent or the Company, as applicable, may consummate the proposed issuance of New Securities (or, as applicable, that portion of New Securities that the Investor Parties not subject to such limitations do not otherwise acquire) to other Persons prior to obtaining approval of the stockholders of Parent or the Company, as applicable (subject to compliance by Parent or the Company, as applicable, with Section 5.16(f)).

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(b)               Subject to the foregoing proviso in Section 5.16(a), the amount of New Securities that the Investor Parties shall be entitled to purchase in the aggregate shall be determined by multiplying (1) the total number of such offered shares of New Securities by (2) (x) in the case of an issuance of New Securities by Parent, a fraction, the numerator of which is the total of the number of Parent Common Stock (on an as exchanged basis) then owned by the Investor Parties, and the denominator of which is the aggregate number of shares of Parent Common Stock held by all stockholders of Parent (on an as exchanged basis) outstanding as of such date or (y) in the case of an issuance of New Securities by the Company, the Parent Common Stock Equivalent Percentage (either such amount, as applicable, the “Preemptive Rights Portion”); provided, that the Investor Parties shall, in their sole discretion, allocate among them any portion of the aggregate Preemptive Rights Portion of New Securities of Parent to which the Investor Parties are collectively entitled pursuant to this Section 5.16.

(c)               If Parent proposes to offer New Securities, it shall give each Investor Party written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other material terms and timing upon which Parent proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) at least seven (7) Business Days prior to such issuance (or, in the case of a registered public offering, at least seven (7) Business Days prior to the commencement of such registered public offering) (provided, that, to the extent the terms of such offering cannot reasonably be provided seven (7) Business Days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). Parent may provide such notice to such Investor Party on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, such Investor Party may notify Parent in writing at any time on or prior to the second (2nd) Business Day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second (2nd) Business Day immediately preceding the date of such issuance, at any time prior to such issuance) whether such Investor Party will exercise such preemptive rights and as to the amount of New Securities such Investor Party desires to purchase, up to the maximum amount calculated pursuant to Section 5.16(b). In the case of a registered public offering, any Investor Party may notify Parent in writing at any time prior to the second (2nd) Business Day immediately preceding the date of commencement of such registered public offering (or, if notice of all such terms has not been given prior to the second (2nd) Business Day immediately preceding the date of commencement of such registered public offering, at any time prior to the date of commencement of such registered public offering) whether such Investor Party will exercise such preemptive rights and as to the amount of New Securities such Investor Party desires to purchase, up to the maximum amount calculated pursuant to Section 5.16(b). Such notice to Parent shall constitute a binding commitment by such Investor Party to purchase the amount of New Securities so specified at the price and other terms set forth in Parent’s notice to it. Subject to receipt of the requisite notice of such issuance by Parent, the failure of such Investor Party to respond prior to the time a response is required pursuant to this Section 5.16(c) shall be deemed to be a waiver of such Investor Party’s purchase rights under this Section 5.16 only with respect to the offering described in the applicable notice.

(d)               Each Investor Party shall purchase the New Securities that it has elected to purchase under this Section 5.16 concurrently with the related issuance of such New Securities by Parent (subject to the receipt of any required approvals from any Governmental Authority to consummate such purchase by such Investor Party); provided, that if such related issuance is prior to the twentieth (20th) Business Day following the date on which such Investor Party has notified Parent that it has elected to purchase New Securities pursuant to this Section 5.16, then each Investor Party shall purchase such New Securities within twenty (20) Business Days following the date of the related issuance (subject to the receipt of any required approvals from any Governmental Authority to consummate such purchase by such Investor Party). If the proposed issuance by Parent of securities which gave rise to the exercise by the Investor Parties of their preemptive rights pursuant to this Section 5.16 shall be terminated or abandoned by Parent without the issuance of any New Securities, then the purchase rights of the Investor Parties pursuant to this Section 5.16 shall also terminate as to such proposed issuance by Parent (but not any subsequent or future issuance), and any funds in respect thereof paid to Parent by the Investor Parties in respect thereof shall be promptly refunded in full.

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(e)               In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board; provided, however, that such fair value as determined by the Board shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities.

(f)                In the event that the Investor Parties are not entitled to acquire any New Securities pursuant to this Section 5.16 because such issuance would require Parent to obtain stockholder approval in respect of the issuance of such New Securities to the Investor Parties as a result of any such Investor Party’s status, if applicable, as an Affiliate of Parent or pursuant to the rules and listing standards of Nasdaq, Parent shall, upon such Investor Party’s reasonable request delivered to Parent in writing within seven (7) Business Days following its receipt of the written notice of such issuance to such Investor Party pursuant to Section 5.16(c), at such Investor Party’s election, (i) waive the restrictions set forth in Section 5.07(a) solely to the extent necessary to permit such Investor Party to acquire such number of New Securities equivalent to its Preemptive Rights Portion of such issuance such Investor Party would have been entitled to purchase had it been entitled to acquire such New Securities pursuant to Section 5.16(a)– (c); (ii) consider and discuss in good faith modifications proposed by such Investor Party to the terms and conditions of such portion of the New Securities which would otherwise be issued to such Investor Party such that Parent would not be required to obtain stockholder approval in respect of the issuance of such New Securities as so modified; and/or (iii) solely to the extent that stockholder approval is required in connection with the issuance of New Securities to Persons other than such Investor Party, use reasonable best efforts to seek stockholder approval in respect of the issuance of any New Securities to such Investor Party.

(g)               The election by any Investor Party to not exercise its subscription rights under this Section 5.16 in any one instance shall not affect its rights as to any subsequent proposed issuance.

(h)               Parent and the Investor Parties shall cooperate in good faith to facilitate the exercise of the Investor Parties’ rights pursuant to this Section 5.16 including using reasonable best efforts to secure any required approvals or consents.

Section 5.17        Corporate Opportunities(a). In recognition and anticipation that (a) certain directors, principals, officers, employees and/or other representatives of the Investor Parties and their Affiliates may serve as directors or board observers of Parent and (b) the Investor Parties and

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their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which Parent, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which Parent, directly or indirectly, may engage or proposes to engage, the provisions of this Section 5.17 are set forth to regulate and define the conduct of certain affairs of Parent with respect to certain classes or categories of business opportunities as they may involve the Investor Parties, the Investor Director, the Investor Observer or their respective Affiliates, as applicable, and the powers, rights, duties and liabilities of Parent and its directors, officers and stockholders in connection therewith. None of (i) the Investor Parties or any of their Affiliates, or (ii) any Investor Director or Investor Observer or his or her Affiliates (the Persons identified in clauses (i) and (ii) being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from, directly or indirectly, (A) engaging in the same or similar business activities or lines of business in which Parent or any of its Affiliates now engages or proposes to engage or (B) otherwise competing with Parent or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to Parent or its stockholders or to any Affiliate of Parent for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, Parent hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and Parent or any of its Affiliates. Subject to the following sentence, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and Parent or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to Parent or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to Parent or its stockholders or to any Affiliate of Parent for breach of any fiduciary duty as a stockholder, director or officer of Parent solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to Parent. Notwithstanding the foregoing, Parent does not renounce its interest in any corporate opportunity offered to any Identified Person (including any Identified Person who serves as an officer of Parent) if such opportunity is offered to such person solely in his or her capacity as a director or officer of Parent, and this Section 5.17 shall not apply to any such corporate opportunity. In addition to and notwithstanding the foregoing provisions of this Agreement or anything to the contrary in the Charter Documents and other organizational documents of Parent and the Company, to the fullest extent permitted by law, a potential corporate opportunity shall not be deemed to be a corporate opportunity for Parent if it is a business opportunity that (x) Parent is neither financially or legally able, nor contractually permitted to undertake, (y) from its nature, is not in the line of Parent’s business or is of no practical advantage to Parent, or (z) is one in which Parent has no interest or reasonable expectancy.

Section 5.18        Section 16 Matters. If Parent becomes a party to a consolidation, merger or other similar transaction, or if Parent proposes to take or omit to take any other action under Section 5.16 (including granting to the Investor Parties or their respective Affiliates the right to participate in any issuance of securities) or otherwise or if there is any event or circumstance that may result in any Investor Party, its Affiliates and/or the Investor Director being deemed to have made a disposition or acquisition of equity securities of Parent or derivatives thereof for purposes of

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Section 16 of the Exchange Act (including the purchase by such Investor Party or any of its Affiliates of any securities under Section 5.16), and if the Investor Director is serving on the Board at such time or has served on the Board during the preceding six (6) months (i) the Board or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of equity securities or derivatives thereof for the express purpose of exempting such Investor Party and its Affiliates’ and the Investor Director’s interests (for the Investor Parties and/or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which Parent is a party and the Parent Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by such Investor Party, its Affiliates, and/or the Investor Director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of such Investor Party or any of its Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which Parent is a party (or if such Investor Party notifies Parent of such service a reasonable time in advance of the closing of such transactions), then if Parent requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of Parent or any of its Subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, Parent shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of such Investor Party, its Affiliates and the Investor Director (for the Investor Parties and/or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 5.19        Reorganization. Parent and Company shall effect the Reorganization in accordance with the terms set forth in Exhibit B, such that, as of immediately prior to the Closing (other than to the extent contemplated by Clause 3 set forth in Exhibit B, which shall be completed pursuant to the terms thereof immediately following the consummation of the Acquisition), and, immediately following the consummation of the Acquisition (upon consummation of the actions set forth in Clause 3 set forth in Exhibit B pursuant to the terms hereof and thereof), the Company will own, directly or indirectly, (a) all of the other Subsidiaries of Parent existing as of the date hereof (other than Subsidiaries whose existence terminates in accordance with the terms of the Acquisition Agreement) and (b) all of the other assets, properties and rights of Parent not directly held by Parent as of the date hereof (other than any Holding Company Assets), in each case, in accordance with the terms set forth in Exhibit B.

Section 5.20        Acquisition. Without the prior written consent of the Investor (not to be unreasonably withheld, conditioned or delayed), none of Parent or any of its Affiliates shall amend or waive, in any material respect, any term or provision of (including with respect to the consideration payable, whether cash or capital stock), the Acquisition Agreement, any Acquisition Ancillary Agreement executed on the date hereof, the Investor Rights Agreement or any agreement between Parent, the Company or any of their Affiliates, on the one hand, and Grosvenor Capital Management, L.P. or any of its Affiliates, on the other hand, in connection with the Acquisition; provided, however, that nothing in this Section 5.20 shall limit the right of Parent to terminate the Acquisition Agreement in accordance with its terms.

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Section 5.21        Parent Covenants for the Benefit of the Holders of the Series A Preferred Stock. Parent agrees as follows for the benefit of the Holders from time to time (which Holders shall be third party beneficiaries of this Section 5.21 and Parent’s obligations hereunder):

(a)               Certain Cash Payments. Parent shall make all cash payment amounts to the Holders, including, without limitation, to the extent, if any, provided in Sections 5(a)(iii)(1) (Method of Payment of Regular Dividends; Payments in Kind), 7(g) (Payment of the Redemption Price), 8(b) (Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions), 8(g) (Payment of the Fundamental Change Repurchase Price) or 11(c) (Taxes Upon Issuance of Parent Common Stock) of the Certificate of Designations.

(b)               Delivery of Parent Common Stock and Cash. Parent shall deliver shares of Parent Common Stock (and, if applicable, all cash payment amounts) to Holders, including, without limitation, to the extent, if any, provided in Section 7(e)(iii) (Method of Payment of Redemption Price) and 10 (Exchange) of the Certificate of Designations.

(c)               Covenant Regarding Fundamental Changes. Parent shall not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change (as defined in the Certificate of Designations) unless the Company and Parent, together, have sufficient funds legally available to fully pay, or another Person has committed in writing to fully pay (on behalf of the Company and Parent), the maximum aggregate Fundamental Change Repurchase Price (as defined in the Certificate of Designations) that would be payable in respect of such Fundamental Change on all shares of Series A Preferred Stock then outstanding.

(d)               Reservation of Shares of Common Stock. At all times when any Series A Preferred Stock is outstanding, Parent shall reserve (out of its authorized and not outstanding shares of Parent Common Stock that are not reserved for other purposes), for delivery upon Exchange of the Series A Preferred Stock, a number of shares of Parent Common Stock that would be sufficient to settle the Exchange of all shares of Series A Preferred Stock then outstanding.

(e)               Status of Shares of Common Stock. Each share of Parent Common Stock delivered upon Exchange of the Series A Preferred Stock shall be a newly issued share and shall be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Parent Common Stock shall be delivered). If the Parent Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then Parent shall use commercially reasonable efforts to cause each such share of Parent Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(f)                Taxes Upon Issuance of Common Stock. Parent shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Parent Common Stock upon Exchange of the Series A Preferred Stock, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

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(g)               Parent Common Stock Change Events. Parent shall not voluntarily participate in any Parent Common Stock Change Event (as defined in the Certificate of Designations) unless its terms are consistent with Section 10(i)(ii) (Compliance Covenant) of the Certificate of Designations, including, if applicable, the execution of supplemental instruments contemplated by Section 10(i)(iii) (Execution of Supplemental Instruments) of the Certificate of Designations.

(h)               Holding Company. For so long as the Investor Parties’ Series A Preferred Stock is outstanding, (i) other than Parent’s direct equity interests in the Company, Parent shall not have any operations, assets, or liabilities (other than any Holding Company Assets or liabilities in connection with any guarantees or other credit support of any Subsidiary of Parent) and (ii) all businesses and Subsidiaries acquired or developed shall be held by the Company, directly or indirectly through one of its Subsidiaries.

Article VI
Conditions to Closing

Section 6.01        Conditions to the Obligations of the Sellers and the Investor. The respective obligations of the Sellers and the Investor to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)               no temporary or permanent Judgment shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable Law shall be in effect enjoining or otherwise prohibiting consummation of the Transactions (collectively, “Restraints”);

(b)               the Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement (as in effect as of the date hereof) in all material respects;

(c)               all waiting periods (and any extensions thereof) applicable to the consummation of the Transactions under the HSR Act, and any commitment to, or agreement (including any timing agreement) with, any Governmental Authority to delay the consummation of, or not to consummate before a certain date, the Transactions, shall have expired or been terminated; and

(d)               the regulatory requirements set forth on Section 6.01(d) of the Parent Disclosure Letter shall have been satisfied.

Section 6.02        Conditions to the Obligations of Sellers. The obligations of the Sellers to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)               the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

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(b)               the Investor shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing; and

(c)               Parent shall have received a certificate, signed on behalf of the Investor by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied.

Section 6.03        Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)               the representations and warranties of each Seller (i) set forth in Sections 3.01 (reading all “Material Adverse Effect” qualifications therein as “material” to Parent and its Subsidiaries, taken as a whole), 3.02, 3.03(a), 3.03(b)(i), 3.04, 3.11, 3.12, 3.13, 3.14, and 3.15 shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) set forth in Section 3.07(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date and (iii) set forth in this Agreement, other than in Sections 3.01, 3.02, 3.03(a), 3.03(b)(i), 3.04, 3.07(b), 3.11, 3.12, 3.13, 3.14, and 3.15, shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)               each Seller shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(c)               the Investor shall have received a certificate, signed on behalf of each Seller by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.03(a) and 6.03(b) have been satisfied;

(d)               since the date of this Agreement, there shall not have occurred a Material Adverse Effect;

(e)               prior to the Closing, the Company shall have duly adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations, and a certified copy thereof shall have been delivered to the Investor; and

(f)                the Reorganization shall have been completed, except for the transactions specified in Clause 3 of Exhibit B, which will be completed pursuant to the terms hereof and thereof immediately following the consummation of the Acquisition, in accordance with the terms set forth in Exhibit B.

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Article VII
Termination; Survival

Section 7.01        Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing:

(a)               by the mutual written consent of Parent and the Investor;

(b)               by either Parent (on behalf of itself and of the Company) or the Investor upon written notice to the other, if the Closing has not occurred on or prior to July 1, 2024 (the “Termination Date”); provided, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party hereto if any breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or primarily resulted in the events specified in this Section 7.01(b);

(c)               by either Parent (on behalf of itself and of the Company) or the Investor if any Restraint enjoining or otherwise prohibiting consummation of the Transactions shall be in effect and shall have become final and non-appealable prior to the Closing Date; provided, that the right to terminate this Agreement pursuant to Section 7.01(c) shall not be available to any party hereto unless such party has complied in all material respects with its obligations under Section 5.02;

(d)               by the Investor if Parent or the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Termination Date) following receipt by the Company of written notice of such breach or failure to perform from the Investor stating the Investor’s intention to terminate this Agreement pursuant to this Section 7.01(d) and the basis for such termination; provided, that the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if the Investor is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b);

(e)               by Parent (on behalf of itself and of the Company) if the Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Termination Date) following receipt by the Investor of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 7.01(e) and the basis for such termination; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) if either Parent or the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b); or

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(f)                automatically, without any action by Parent, the Company or the Investor, concurrently with any termination of the Acquisition Agreement.

Section 7.02        Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be delivered to Parent or the Investor, as applicable, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Article I, this Section 7.02 and Article VIII, all of which shall survive termination of this Agreement, and the Confidentiality Agreement (which shall survive in accordance with its terms except as otherwise provided herein)), and there shall be no liability on the part of the Investor or the Sellers in connection with this Agreement, except that no such termination shall relieve any party hereto from liability for damages to another party hereto resulting from a willful and material breach of any representation, warranty, covenant or agreement in this Agreement prior to the date of termination or from Fraud; provided, that, notwithstanding any other provision set forth in this Agreement, except in the case of Fraud, neither the Investor on the one hand, nor Parent and the Company on the other hand, shall have any such liability in excess of the Purchase Price.

Section 7.03        Survival. All of the covenants or other agreements of the parties hereto contained in this Agreement that by their terms are to be performed following the Closing (including, for the avoidance of doubt, Sections 5.02 through 5.14, Sections 5.16 through 5.21, this Section 7.03, and Article VIII (and any related definitions used therein)) shall survive the Closing until fully performed or fulfilled (or if there is no date by which such covenants or other agreements are to be fully performed or fulfilled, until such time as the Investor Parties no longer own any Parent Common Stock or Series A Preferred Stock). The representations and warranties made herein (and any related definitions used therein) shall survive for one (1) year following the Closing Date and shall then expire; provided, that with respect to any Action commenced within one (1) year following the Closing Date that is based on an allegation of inaccuracy or breach of a representation or warranty, such representation or warranty shall survive until such Action is finally resolved. For the avoidance of doubt, any claim may be made with respect to the breach of any representation, warranty or covenant only until the applicable survival period therefor as described above expires. No party hereto shall have any liability to any other party for any punitive, incidental, consequential, special or indirect damages, or any damages based on any type of multiple, other than to the extent (i) they are awarded to any unaffiliated third party or (ii) solely in respect of incidental and consequential damages, to the extent they are in each case a reasonably foreseeable consequence of the matter giving rise thereto; provided, that nothing in this Section 7.03 or elsewhere in this Agreement shall constitute a waiver of any claim for Fraud.

Article VIII
Miscellaneous

Section 8.01        Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto.

Section 8.02        Extension of Time, Waiver, Etc. Parent (on behalf of itself and the Company) and the Investor may, subject to applicable Law and pursuant to a written instrument delivered by such party, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by Parent (on behalf of itself and the Company) or an Investor Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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Section 8.03        Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that (a) Hill City, the Investor or any Investor Party may assign its rights, interests and obligations under this Agreement, in whole or in part (including, without limitation, the right to purchase the Acquired Shares at the Closing in accordance with Section 2.02), to one or more Permitted Transferees, or as otherwise contemplated by Section 5.08, and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided, that no such assignment will relieve any Investor Party of its obligations hereunder at or prior to the Closing (except at the Closing to the extent that a portion of the Purchase Price is paid by any such assignee); provided, further, that no party hereto shall assign any of its obligations hereunder with the primary intent of avoiding, circumventing or eliminating such party’s obligations hereunder. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 8.04        Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 8.05        Entire Agreement; Third Party Beneficiaries; No Recourse.

(a)               This Agreement, including the Parent Disclosure Letter, together with the Confidentiality Agreement and the other Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter hereof and thereof.

(b)               No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder, except (i) as set forth in Section 5.10(i) with respect to any Director Indemnitee and as set forth in Section 8.05(c) and (ii) that the Non-Recourse Parties shall be third party beneficiaries of this Section 8.05(b). This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date of this Agreement or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Investor Parties, and no former, current or future equityholders, controlling persons, directors, officers, employees, general or limited partner, member, manager, advisor, agents, successors, assigns or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent successors, assigns or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations (whether written or oral) made or alleged to be made in connection herewith, and no personal liability shall attach to, be imposed upon or otherwise be incurred by the Non-Recourse Parties through the Investor or otherwise, whether by or through attempted piercing of the corporate (or partnership or limited liability company) veil, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, except for Parent’s rights under each of the Confidentiality Agreement and the Equity Commitment Letter, each, subject to and in accordance with its terms. Without limiting the rights of any party against the other parties hereto, in no event shall any party hereto or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

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(c)               Notwithstanding anything to the contrary in this Section 8.05, the Holders from time to time shall be third party beneficiaries of Section 5.21 and Parent’s obligations thereunder.

Section 8.06        Governing Law; Jurisdiction.

(a)               This Agreement and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b)               All Actions arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 8.06 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 8.06(b) and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.09 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

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Section 8.07        Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause the Closing to occur. The parties hereto acknowledge and agree that (a) the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the Company to specifically enforce the obligation of Investor to cause the Equity Commitment (as defined in the Equity Commitment Letter) to be funded and the Purchase to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts described in Section 8.06 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 8.07), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, none of Parent, the Company or the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.08        WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (c) IT MAKES SUCH WAIVER VOLUNTARILY AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.08.

Section 8.09        Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

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(a)	If to Parent or the Company, at:

Shenandoah Telecommunication Company

500 Shentel Way

Edinburg, Virginia 22824

Attention:	General Counsel
Email:	[***]

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

Address: 951 East Byrd Street

Richmond, VA 23219

Attention:	Steven M. Haas
Email:	shaas@huntonak.com

600 Travis Street

Suite 4200

Houston, TX 77002

Attention:	J.A. Glaccum
Email:	j.a.glaccum@huntonak.com

(b)	If to the Investor or any Investor Party, at:

ECP Fiber Holdings, LP

40 Beechwood Road

Summit, NJ 07901

Attention:	[***]
Email:	[***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention:	David A. Kurzweil
Richard R. Quay
Email:	david.kurzweil@lw.com
richard.quay@lw.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

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Section 8.10        Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 8.11        Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 8.12        Interpretation. (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to the Investor” and words of similar import refer to documents or materials delivered in Person or electronically to an Investor Party or its Representatives in each case no later than 11:59 p.m. New York local time two (2) Business Days prior to the date of this Agreement. The phrase “ordinary course of business” shall be deemed followed by the phrase “consistent with past practice”. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws (and the rules and regulations promulgated thereunder from time to time) and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

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(b)               The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

SHENTEL BROADBAND HOLDING INC.

By:	/s/ Christopher E. French Name: Christopher E. French Title: President and Chief Executive Officer

PARENT:

SHENANDOAH TELECOMMUNICATIONS COMPANY

By:	/s/ Christopher E. French Name: Christopher E. French Title: President and Chief Executive Officer

[Signature Page to Investment Agreement]

INVESTOR:

ECP FIBER HOLDINGS, LP

By:	ECP Fiber Holdings GP, LLC, its General Partner

By:	/s/ Matthew DeNichilo Name: Matthew DeNichilo Title: Chief Executive Officer

[Signature Page to Investment Agreement]

HILL CITY, solely for purposes of Sections 5.02, 5.04, 5.05, 5.07, 5.10, 5.11, 5.12(e), 5.14, 5.16, 5.17, 5.18 and Article VIII:

HILL CITY HOLDINGS, LP

By:	Hill City Holdings GP, LLC, its General Partner

By:	/s/ Matthew DeNichilo Name: Matthew DeNichilo Title: Authorized Signatory

[Signature Page to Investment Agreement]

EXHIBIT A

Shentel Broadband Holding Inc.

Certificate of Designations

Series A Participating Exchangeable Perpetual Preferred Stock

[execution date]

Table of Contents

		Page

Section 1.	Definitions	1
Section 2.	Rules of Construction	13
Section 3.	The Exchangeable Preferred Stock	14
(a)	Designation; Par Value	14
(b)	Number of Authorized Shares	14
(c)	Form, Dating and Denominations	14
(d)	Execution and Delivery	15
(e)	Method of Payment; Delay When Payment Date is Not a Business Day	15
(f)	Transfer Agent, Registrar, Paying Agent and Exchange Agent	16
(g)	Legends	16
(h)	Transfers and Exchanges; Transfer Taxes; Transfer Restrictions	17
(i)	Exchange and Cancellation of Exchangeable Preferred Stock to Be Exchanged or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redeemed	20
(j)	Status of Retired Shares	21
(k)	Replacement Certificates	21
(l)	Registered Holders	22
(m)	Cancellation	22
(n)	Shares Held by the Company or its Affiliates	22
(o)	Outstanding Shares	22
Section 4.	Ranking	23
Section 5.	Dividends	23
(a)	Regular Dividends	23
(b)	Company Participating Dividends	25
(c)	Treatment of Dividends Upon Exchange or Upon Repurchase Pursuant to a Repurchase Upon Fundamental Change or a Redemption	26
(d)	Priority of Dividends	27
Section 6.	Rights Upon Liquidation, Dissolution or Winding Up	28
(a)	Generally	28
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	28
Section 7.	Right of the Company to Redeem the Exchangeable Preferred Stock	29
(a)	No Right to Redeem Before the Redemption Trigger Date	29
(b)	Right to Redeem the Exchangeable Preferred Stock on or After the Redemption Trigger Date	29
(c)	Redemption Prohibited in Certain Circumstances	29
(d)	Redemption Date	29
(e)	Redemption Price	29
(f)	Redemption Notice	30
(g)	Payment of the Redemption Price	30
Section 8.	Right of Holders to Require the Company to Repurchase Exchangeable Preferred Stock upon a Fundamental Change	31
(a)	Fundamental Change Repurchase Right	31

i

(b)	Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions	31
(c)	Fundamental Change Repurchase Date	31
(d)	Fundamental Change Repurchase Price	31
(e)	Fundamental Change Notice	32
(f)	Procedures to Exercise the Fundamental Change Repurchase Right	32
(g)	Payment of the Fundamental Change Repurchase Price	33
Section 9.	Voting Rights	34
(a)	Right to Vote in the Election of Company Directors	34
(b)	Voting and Consent Rights with Respect to Specified Matters	34
(c)	Procedures for Voting and Consents	36
Section 10.	Exchange	37
(a)	Generally	37
(b)	Exchange at the Option of the Holders	37
(c)	Mandatory Exchange at the Company’s Election	38
(d)	Exchange Procedures	39
(e)	Settlement Upon Exchange	40
(f)	Exchange Price Adjustments	41
(g)	Voluntary Exchange Price Decreases	45
(h)	Limitation on Exchange Right	45
(i)	Effect of Parent Common Stock Change Event	46
Section 11.	Certain Provisions Relating to the Issuance of Parent Common Stock	48
(a)	Equitable Adjustments to Prices	48
(b)	Delivery of Treasury Shares	48
(c)	Taxes Upon Issuance of Parent Common Stock	48
Section 12.	Calculations	48
(a)	Responsibility; Schedule of Calculations	48
(b)	Calculations Aggregated for Each Holder	48
Section 13.	Tax Treatment	49
Section 14.	Notices	49
Section 15.	Legally Available Funds	49
Section 16.	No Other Rights	49

Exhibits

Exhibit A: Form of Preferred Stock Certificate		A-1

Exhibit B: Form of Restricted Stock Legend		B-1

ii

Certificate of Designations

Series A Participating Exchangeable Perpetual Preferred Stock

On [board approval date], the Board of Directors of Shentel Broadband Holding Inc., a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 100,000 authorized shares of a series of preferred stock of the Company titled the “Series A Participating Exchangeable Perpetual Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “Series A Participating Exchangeable Perpetual Preferred Stock,” and having a par value of $0.01 per share and an initial number of authorized shares equal to 100,000 is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

Section 1.                Definitions.

“Affiliate” has the meaning set forth in Rule 144.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or the Parent, as the context requires, or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Certificate” means a Physical Certificate or an Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended or supplemented from time to time.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as the same may be amended, supplemented or restated.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” means the common stock, $0.01 par value per share, of the Company, or any other common equity for or into which such common stock is exchanged, converted or reclassified following the Initial Issue Date.

“Company Common Stock Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Company Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Dividend” means any Regular Dividend or Company Participating Dividend.

“Dividend Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Exchangeable Preferred Stock with respect to the payment of dividends (without regard to whether dividends accumulate cumulatively). Dividend Junior Stock includes the Parent Common Stock. Dividend Junior Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Parity Stock” means any class or series of the Company’s stock (other than the Exchangeable Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Exchangeable Preferred Stock with respect to the payment of dividends (without regard to whether dividends accumulate cumulatively). Dividend Parity Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Company Participating Dividend is scheduled to be paid on the Exchangeable Preferred Stock.

“Dividend Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Exchangeable Preferred Stock with respect to the payment of dividends (without regard to whether dividends accumulate cumulatively). Dividend Senior Stock will not include any securities of the Company’s Subsidiaries.

“Electronic Certificate” means any electronic book entry maintained by the Registrar or by the Transfer Agent that represents any share(s) of Exchangeable Preferred Stock.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Parent Common Stock, the first date on which shares of Parent Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). Any alternative trading convention on the applicable exchange or market in respect of the Parent Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange” means the exchange of any Exchangeable Preferred Stock pursuant to Section 10. The terms “Exchangeable” and “Exchangeability,” and similar terms, have meanings correlative to the foregoing.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 3(f)(i).

“Exchange Consideration” means, with respect to the Exchange of any Exchangeable Preferred Stock, the type and amount of consideration payable to settle such Exchange, determined in accordance with Section 10.

“Exchange Date” means an Optional Exchange Date or a Mandatory Exchange Date.

“Exchange Limitation” means the restrictions set forth in the provisos to the second sentence of Section 5(a)(iii)(1).

“Exchange Price” initially means $24.50 per share of Parent Common Stock; provided, however, that the Exchange Price is subject to adjustment pursuant to Sections 10(f) and 10(g). Each reference in this Certificate of Designations or the Exchangeable Preferred Stock to the Exchange Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Exchange Price immediately before the Close of Business on such date..

“Exchange Share” means any share of Parent Common Stock issued or issuable upon Exchange of any Exchangeable Preferred Stock.

“Exchangeable Preferred Stock” has the meaning set forth in Section 3(a).

“Existing Credit Agreement” means the Credit Agreement, dated as of July 1, 2021, by and among Parent (as the Borrower), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and CoBank ACB, in its capacity as the Administrative Agent and as an Issuing Lender and Swing Line Lender, and each of Bank of America, N.A., Citizens Bank, N.A., Fifth Third Bank, National Association and Truist Securities, Inc. as Joint Lead Arrangers, as amended by Amendment No. 1 to Credit Agreement, dated as of May 17, 2023 and Consent and Amendment No. 2 to Credit Agreement, dated as of October 24, 2023.

“Expiration Date” has the meaning set forth in Section 10(f)(i)(2).

“Expiration Time” has the meaning set forth in Section 10(f)(i)(2).

“Fundamental Change” means any of the following events:

(a)       a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(b)       the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Parent Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (b);

(c)       the Parent Common Stock ceases to be listed on at least one of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors); or

(d)       the Parent ceasing to own all of the common equity and voting power of the Company (it being understood that the Exchangeable Preferred Stock will not be considered as conferring voting power for these purposes);

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Notice” has the meaning set forth in Section 8(e).

“Fundamental Change Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Exchangeable Preferred Stock by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any share of Exchangeable Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 8(d).

“Fundamental Change Repurchase Right” has the meaning set forth in Section 8(a).

“Holder” means a person in whose name any Exchangeable Preferred Stock is registered on the Registrar’s books.

“Initial Issue Date” means [closing date].

“Initial Liquidation Preference” means one thousand dollars ($1,000) per share of Exchangeable Preferred Stock.

“Investment Agreement” means the Investment Agreement, dated as of October 24, 2023, among the Company, the Parent, Investor named therein and Hill City Holdings, LP.

“Last Reported Sale Price” of the Parent Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Parent Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Parent Common Stock is then listed. If the Parent Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Parent Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Parent Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Parent Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects.

“Liquidation Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Exchangeable Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Parent Common Stock. Liquidation Junior Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Exchangeable Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Exchangeable Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Parity Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Preference” means, with respect to the Exchangeable Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Exchangeable Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Sections 5(a)(iii)(1) and 10(e)(i). All adjustments to the Liquidation Preference will be will be made to the nearest cent (with half of one cent rounded upward).

“Liquidation Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Exchangeable Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Senior Stock will not include any securities of the Company’s Subsidiaries.

“Mandatory Exchange” has the meaning set forth in Section 10(c)(i).

“Mandatory Exchange Date” means an Exchange Date designated with respect to any Exchangeable Preferred Stock pursuant to Section 10(c)(i) and 10(c)(iii).

“Mandatory Exchange Notice” has the meaning set forth in Section 10(c)(iv).

“Mandatory Exchange Notice Date” means, with respect to a Mandatory Exchange, the date on which the Company sends the Mandatory Exchange Notice for such Mandatory Exchange pursuant to Section 10(c)(iv).

“Mandatory Exchange Right” has the meaning set forth in Section 10(c)(i).

“Mandatory Exchange Trigger Date” means the date that is two (2) years after the Initial Issue Date (or, if such date is not a Business Day, the next Business Day).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Parent Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Parent Common Stock or in any options contracts or futures contracts relating to the Parent Common Stock.

“Officer” means the Chairman of the Board of Directors of the Company or the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Exchange” means the Exchange of any Exchangeable Preferred Stock other than a Mandatory Exchange.

“Optional Exchange Date” means, with respect to the Optional Exchange of any Exchangeable Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such Exchange are satisfied.

“Optional Exchange Notice” means a notice substantially in the form of the “Optional Exchange Notice” set forth in Exhibit A.

“Ownership Limitation” has the meaning set forth in Section 10(h)(i).

“Parent” means Shenandoah Telecommunications Company, a Virginia corporation; provided, however, that upon the occurrence of a Parent Common Stock Change Event whose reference property includes any security of any Person, the term “Parent” will thereafter refer to the issuer of such security.

A “Parent Board Nominee Failure” will be deemed to occur on any day after the date of the Parent’s 2024 annual stockholders meeting, if (a) the Parent’s stockholders fail to approve, at such meeting, an amendment to the Parent’s Amended and Restated Articles of Incorporation to increase the size of the Parent’s board of directors by one member; and (b) the Investor Designee (as defined in the Investment Agreement) is not a member of the Parent’s board of directors, other than as a result of the Investor Designee’s (i) failure to qualify as an independent director pursuant to applicable listing standards, SEC rules and publicly disclosed standards used by the Parent’s board of directors in determining the independence of the members of the Parent’s board of directors; (ii) failure to satisfy all other qualifications required for service as a director under the Parent’s bylaws and corporate governance guidelines; (iii) failure to be subject to the same guidelines and policies applicable to the members of the Parent’s board of directors; or (iv) failure to receive the requisite vote, by the Parent’s stockholders, for election to the Parent’s board of directors; provided, however, that neither an Investor Designee’s relationship with the Investor Parties (as defined in the Investment Agreement) or their Affiliates (or any other actual or potential lack of independence resulting therefrom) nor the ownership by the Investor Parties of any shares of Exchangeable Preferred Stock or shares of Parent Common Stock, including those issuable upon exchange of any Exchangeable Preferred Stock, shall, in and of itself, be considered to disqualify such Investor Designee from becoming a member of the Board pursuant to the foregoing clauses (i) – (iii).

“Parent Common Stock” means the common stock, no par value, of the Parent, subject to Section 10(i).

“Parent Common Stock Change Event” has the meaning set forth in Section 10(i)(i).

“Parent Common Stock Equivalent Percentage” means, with respect to any Holder as of any date, a fraction, expressed as a percentage, (a) whose numerator is the total number of shares of Parent Common Stock issuable upon Exchange of all Exchangeable Preferred Stock held by such Holder as of such date (calculated, for these purposes, (x) assuming that all such Exchangeable Preferred Stock of such Holder were Exchanged with an Exchange Date occurring on such date; and (y) without regard to clause (B) of the proviso to Section 10(e)(i) or to Section 10(e)(ii) or Section 10(h)(i)); and (b) whose denominator is the sum of (i) the total number of shares of Parent Common Stock outstanding as of such date; and (ii) the total number of shares of Parent Common Stock issuable upon Exchange of all Exchangeable Preferred Stock outstanding as of such date (calculated, for these purposes, (x) assuming that all such Exchangeable Preferred Stock were Exchanged with an Exchange Date occurring on such date; and (y) without regard to clause (B) of the proviso to Section 10(e)(i) or to Section 10(e)(ii) or Section 10(h)(i)).

“Parent Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Exchange or Redemption if:

(a)       either (i) both of the following conditions are satisfied: (1) each share of Parent Common Stock to be issued upon such Mandatory Exchange of any share of Exchangeable Preferred Stock or that may be issued upon Exchange of any share of Exchangeable Preferred Stock that is subject to such Redemption would be eligible to be offered, sold or otherwise transferred by the Holder of such share of Exchangeable Preferred Stock pursuant to Rule 144 under the Securities Act (or any successor rule thereto), without any requirements as to volume, manner of sale, availability of current public information (regardless of whether then satisfied) or notice; and (2) such Holder is not in possession of any material non-public information provided by or on behalf of the Company, and the Company covenants not to (directly or on its behalf) provide such Holder with any material non-public information at any time during the period from, and including, the date the related Mandatory Exchange Notice or Redemption Notice Date, as applicable, is sent to, and including, the sixtieth (60th) Trading Day after the date such share of Parent Common Stock is issued; or (ii) the offer and sale of such share of Parent Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Parent Common Stock, continuously during the period from, and including, the date the related Mandatory Exchange Notice or Redemption Notice Date, as applicable, is sent to, and including, the sixtieth (60th) Trading Day after the date such share of Parent Common Stock is issued;

(b)       each share of Parent Common Stock referred to in clause (a) above (i) will, when issued (or, in the case of clause (a)(i)(2), when sold or otherwise transferred pursuant to the registration statement referred to in such clause), (1) be admitted for book-entry settlement through The Depository Trust Company with an “unrestricted” CUSIP number; and (2) not be represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

(c)       (i) the Company has not received any written notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange;

(d)       on the date on which the related Mandatory Exchange Notice or Redemption Notice, as applicable, is sent, the average daily volume of trading in the Parent Common Stock over the prior thirty (30) Trading Days multiplied by five (5) exceeds nine tenths of one percent (0.90%) of the number of shares of Parent Common Stock then outstanding; and

(e)       the Exchange of all shares of Exchangeable Preferred Stock pursuant to such Mandatory Exchange or that are subject to such Redemption, as applicable, would not be limited or otherwise restricted by Section 10(h).

“Paying Agent” has the meaning set forth in Section 3(f)(i).

“Paid-in-Kind Dividend” has the meaning set forth in Section 5(a)(iii)(1).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Exchangeable Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company.

“Realized Return Amount” means, with respect to any share of Exchangeable Preferred Stock as of any day (such day being referred to as the “reference day” for purposes of this definition), the sum of all Dividend payments paid in cash (excluding all Paid-in-Kind Dividends) on such share on or before such day; provided, however, that if such reference day is after a Regular Dividend Record Date for a Regular Dividend on the Exchangeable Preferred Stock that has been declared for payment in cash and on or before the next Regular Dividend Payment Date, then (a) there will be added, to the Realized Return Amount for such share, an amount equal to the amount so declared for payment in cash on such share; and (b) pursuant to Section 5(c) and the proviso to the first sentence of Section 8(d), the amount so declared for payment in cash on such share will be paid on or, at the Company’s election, before such Regular Dividend Payment Date, to the Holder of such share as of the Close of Business on such Regular Dividend Record Date.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Exchangeable Preferred Stock or Parent Common Stock, the date fixed (whether by law, contract or the Board of Directors of the Company or the Parent, as applicable, or otherwise) to determine the Holders or the holders of Parent Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Redemption” means the repurchase of any Exchangeable Preferred Stock by the Company pursuant to Section 7.

“Redemption Date” means the date fixed, pursuant to Section 7(d), for the settlement of the Redemption of the Exchangeable Preferred Stock by the Company pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 7(f).

“Redemption Notice Date” means, with respect to a Redemption of the Exchangeable Preferred Stock, the date on which the Company sends the related Redemption Notice pursuant to Section 7(f).

“Redemption Price” means the consideration payable by the Company to repurchase any Exchangeable Preferred Stock upon its Redemption, calculated pursuant to Section 7(e).

“Redemption Trigger Date” means the date that is five (5) years after the Initial Issue Date (or, if such date is not a Business Day, the next Business Day).

“Reference Property” has the meaning set forth in Section 10(i)(i).

“Reference Property Unit” has the meaning set forth in Section 10(i)(i).

“Register” has the meaning set forth in Section 3(f)(ii).

“Registrar” has the meaning set forth in Section 3(f)(i).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of [closing date], among the Company, the Parent and the Investors named therein.

“Regular Dividend” has the meaning set forth in Section 5(a)(i).

“Regular Dividend Payment Date” means, with respect to any share of Exchangeable Preferred Stock, each January 15, April 15, July 15 and October 15 of each year, beginning on the first of the aforementioned dates occurring after the Initial Issue Date (or beginning on such other date specified in the Certificate representing such share).

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” has the following meaning: (i) in respect of the accumulation of any dividends during the period from, and including, the Initial Issue Date to, but excluding, the date that is five (5) years after the Initial Issue Date, a rate equal to seven percent (7%) per annum; (ii) in respect of the accumulation of any dividends during the period from, and including, the date that is five (5) years after the Initial Issue Date to, but excluding, the date that is seven (7) years after the Initial Issue Date that are paid in the form of Paid-in-Kind Dividends, a rate equal to eight and one half percent (8.5%) per annum; and (iii) in respect of the accumulation of any dividends during any period from, and after, the date that is seven (7) years after the Initial Issue Date that are paid in the form of Paid-in-Kind Dividends, a rate equal to ten percent (10%) per annum. Notwithstanding anything to the contrary in the preceding sentence, on any day on which a Parent Board Nominee Failure has occurred and is continuing, the Regular Dividend Rate applicable to such day will be the sum of (x) the Regular Dividend Rate otherwise applicable in accordance with the preceding sentence; and (y) one hundred (100) basis points.

“Regular Dividend Record Date” has the following meaning: (a) January 1, in the case of a Regular Dividend Payment Date occurring on January 15; (b) April 1, in the case of a Regular Dividend Payment Date occurring on April 15; (c) July 1, in the case of a Regular Dividend Payment Date occurring on July 15; and (d) October 1, in the case of a Regular Dividend Payment Date occurring on October 15.

“Repurchase Upon Fundamental Change” means the repurchase of any Exchangeable Preferred Stock by the Company pursuant to Section 8.

“Requisite 5635(a) Stockholder Approval” means the stockholder approval contemplated by NASDAQ Listing Standard Rule 5635(a) with respect to the issuance of shares of Parent Common Stock upon Exchange of the Exchangeable Preferred Stock in excess of the limitations imposed by such rule; provided, however, that the Requisite 5635(a) Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The NASDAQ Global Select Market, such stockholder approval is no longer required for the Company to settle all Exchanges of the Exchangeable Preferred Stock in shares of Parent Common Stock without regard to Section 10(h).

“Requisite 5635(b) Stockholder Approval” means the stockholder approval contemplated by NASDAQ Listing Standard Rule 5635(b) with respect to the issuance of shares of Parent Common Stock upon Exchange of the Exchangeable Preferred Stock in excess of the limitations imposed by such rule; provided, however, that the Requisite 5635(b) Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The NASDAQ Global Select Market, such stockholder approval is no longer required for the Company to settle all Exchanges of the Exchangeable Preferred Stock in shares of Parent Common Stock without regard to Section 10(h).

“Resale Registration Statement” has the meaning ascribed to “General Resale Registration Statement” in the Registration Rights Agreement.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Exchangeable Preferred Stock or Exchange Share.

“Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Exchange Agent.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 10(i)(iii).

“Target Return Repurchase Amount” means, with respect to share of Exchangeable Preferred Stock, as of any day, the excess, if any, of (a) one thousand three hundred and fifty dollars ($1,350) over (b) the Realized Return Amount of such share on such day.

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 10(f)(i)(2).

“Total Net Leverage Ratio” has the meaning set forth for such term in the Existing Credit Agreement.

“Trading Day” means any day on which (a) trading in the Parent Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Parent Common Stock is then listed or, if the Parent Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Parent Common Stock is then traded; and (b) there is no Market Disruption Event. If the Parent Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means the Company or any successor transfer agent for the Exchangeable Preferred Stock.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)       such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)       such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)       (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the Holder, holder or beneficial owner of such Security is not, and that has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“Voting Parity Stock” means, with respect to any matter as to which Holders are entitled to vote pursuant to Section 9(b), each class or series of outstanding Dividend Parity Stock or Liquidation Parity Stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. Voting Parity Stock will not include any securities of the Company’s Subsidiaries.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2.                Rules of Construction. For purposes of this Certificate of Designations:

(a)       “or” is not exclusive;

(b)       “including” means “including without limitation”;

(c)       “will” expresses a command;

(d)       the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)       a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f)       words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)       “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h)       references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i)       the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

Section 3.                The Exchangeable Preferred Stock.

(a)               Designation; Par Value. A series of stock of the Company titled the “Series A Participating Exchangeable Perpetual Preferred Stock” (the “Exchangeable Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Exchangeable Preferred Stock is $0.01 per share.

(b)               Number of Authorized Shares. The total authorized number of shares of Exchangeable Preferred Stock is one hundred thousand (100,000); provided, however that, by resolution of the Company’s Board of Directors, the total number of authorized shares of Exchangeable Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Exchangeable Preferred Stock then outstanding.

(c)               Form, Dating and Denominations.

(i)                 Form and Date of Certificates Representing Exchangeable Preferred Stock. Each Certificate representing any Exchangeable Preferred Stock will (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(g) and may bear notations, legends or endorsements required by law or stock exchange rule or usage; and (3) be dated as of the date it is executed by the Company.

(ii)              Electronic Certificates; Physical Certificates. The Exchangeable Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures, subject to Section 3(h).

(iii)            Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (1) each Electronic Certificate will be deemed to include the text of the form of Certificate set forth in Exhibit A; (2) any legend, registration number or other notation that is required to be included on a Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Registrar or the Transfer Agent, in each case for the issuance of Exchangeable Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company.

(iv)             No Bearer Certificates; Denominations. The Exchangeable Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(v)               Registration Numbers. Each Certificate representing any share(s) of Exchangeable Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Exchangeable Preferred Stock.

(d)               Execution and Delivery. At least two (2) duly authorized Officers will sign each Physical Certificate representing any Exchangeable Preferred Stock on behalf of the Company by manual or facsimile signature. The validity of any Exchangeable Preferred Stock will not be affected by the failure of any Officer whose signature is on any Certificate representing such Exchangeable Preferred Stock to thereafter hold the same or any other office at the Company.

(e)               Method of Payment; Delay When Payment Date is Not a Business Day.

(i)                 Method of Payment. The Company will pay all cash amounts due on any Exchangeable Preferred Stock of any Holder by check mailed to the address of such Holder set forth in the Register; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (1) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Exchangeable Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due; provided, however, that, with respect to any cash Exchange Consideration due to settle the Optional Exchange of the Exchangeable Preferred Stock, or with respect to any Fundamental Change Repurchase Price for the Exchangeable Preferred Stock, such written request may instead be included in the related Optional Exchange Notice or Fundamental Change Repurchase Notice, as applicable, and, if the same is delivered in accordance with the requirements of this Certificate of Designations, then such written notice will be deemed to have been timely delivered for purposes of the preceding sentence.

(ii)              Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Exchangeable Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(f)                Transfer Agent, Registrar, Paying Agent and Exchange Agent.

(i)                 Generally. The Company designates its principal U.S. executive offices as an office or agency where Exchangeable Preferred Stock may be presented for (1) registration of transfer or for exchange (the “Registrar”); (2) payment (the “Paying Agent”); and (3) Exchange (the “Exchange Agent”). At all times when any Exchangeable Preferred Stock is outstanding, the Company will maintain an office in the continental United States constituting the Registrar, Paying Agent and Exchange Agent.

(ii)              Maintenance of the Register. The Company will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Exchangeable Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and Exchange of the Exchangeable Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will provide a copy of the Register to any Holder upon its request as soon as reasonably practicable.

(iii)            Subsequent Appointments. By notice to each Holder, the Company may, at any time, appoint any Person (including any Subsidiary of the Company) to act as Registrar, Paying Agent or Exchange Agent.

(g)               Legends.

(i)                 Restricted Stock Legend.

(1)               Each Certificate representing any share of Exchangeable Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2)               If any share of Exchangeable Preferred Stock (such share being referred to as the “new share” for purposes of this Section 3(g)(i)(2)) is issued in exchange for, or in substitution of, any other share(s) of Exchangeable Preferred Stock, or to effect a partial Exchange of less than all of the share of Exchangeable Preferred Stock represented by any Certificate (such other share(s) or Exchanged share(s), as applicable, being referred to as the “old share(s)” for purposes of this Section 3(g)(i)(2)), including pursuant to Section 3(i) or 3(k), then the Certificate representing such new share will bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Exchange Date with respect to such Exchange, as applicable; provided, however, that the Certificate representing such new share need not bear the Restricted Stock Legend if such new share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Exchange Date, as applicable.

(ii)              Other Legends. The Certificate representing any Exchangeable Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law, by the rules of any applicable depositary for the Exchangeable Preferred Stock or by any securities exchange or automated quotation system on which such Exchangeable Preferred Stock is traded or quoted.

(iii)            Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Exchangeable Preferred Stock represented by a Certificate bearing any legend required by this Section 3(g) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(iv)             Legends on Exchange Shares.

(1)               Each Exchange Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Exchangeable Preferred Stock upon the Exchange of which such Exchange Share was issued was (or would have been had it not been Exchanged) a Transfer-Restricted Security at the time such Exchange Share was issued; provided, however, that such Exchange Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Exchange Share need not bear such a legend.

(2)               Notwithstanding anything to the contrary in Section 3(g)(iv)(1), a Exchange Share need not bear a legend pursuant to Section 3(g)(iv)(1) if such Exchange Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including, if applicable, the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(h)               Transfers and Exchanges; Transfer Taxes; Transfer Restrictions.

(i)                 Provisions Applicable to All Transfers and Exchanges.

(1)               Generally. Subject to this Section 3(h), and to any restrictions and conditions in Section 5.08 of the Investment Agreement, Exchangeable Preferred Stock represented by any Certificate may be transferred or exchanged from time to time and the Company will cause the Registrar to record each such transfer or exchange in the Register.

(2)               No Services Charge; Transfer Taxes. The Company and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or Exchange of any Exchangeable Preferred Stock, but the Company, the Transfer Agent, the Registrar and the Exchange Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or Exchange of Exchangeable Preferred Stock, other than exchanges pursuant to Section 3(i) not involving any transfer.

(3)               No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Exchangeable Preferred Stock must be in an amount representing a whole number of shares of Exchangeable Preferred Stock, and no fractional share of Exchangeable Preferred Stock may be transferred or exchanged.

(4)               Legends. Each Certificate representing any share of Exchangeable Preferred Stock that is issued upon transfer of, or in exchange for, another share of Exchangeable Preferred Stock will bear each legend, if any, required by Section 3(g).

(5)               Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Exchangeable Preferred Stock, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(6)               Exchanges to Remove Transfer Restrictions. Subject to the terms of this Certificate of Designations, as used in this Section 3(h), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Stock Legend affixed to such Certificate.

(ii)              Transfers and Exchanges of Exchangeable Preferred Stock.

(1)               Subject to this Section 3(h), a Holder of any Exchangeable Preferred Stock represented by a Certificate may (x) transfer any whole number of shares of such Exchangeable Preferred Stock to one or more other Person(s); and (y) exchange any whole number of shares of such Exchangeable Preferred Stock for an equal number of shares of Exchangeable Preferred Stock represented by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must:

(A)             if such Certificate is a Physical Certificate, surrender such Physical Certificate to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Transfer Agent or the Registrar; and

(B)              deliver such certificates, documentation or evidence as may be required pursuant to Section 3(h)(iii).

(2)               Upon the satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any whole number of shares of a Holder’s Exchangeable Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)(2)):

(A)             such old Certificate will be promptly cancelled pursuant to Section 3(m);

(B)              if only part of the Exchangeable Preferred Stock represented by such old Certificate is to be so transferred or exchanged, then the Company will issue, execute and deliver, in each case in accordance with Section 3(d), one or more Certificates that (x) each represent a whole number of shares of Exchangeable Preferred Stock and, in the aggregate, represent a total number of shares of Exchangeable Preferred Stock equal to the number of shares of Exchangeable Preferred Stock represented by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g);

(C)              in the case of a transfer to a transferee, the Company will issue, execute and deliver, in each case in accordance with Section 3(d), one or more Certificates that (x) each represent a whole number of shares of Exchangeable Preferred Stock and, in the aggregate, represent a total number of shares of Exchangeable Preferred Stock equal to the number of shares of Exchangeable Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(g); and

(D)             in the case of an exchange, the Company will issue, execute and deliver, in each case in accordance with Section 3(d), one or more Certificates that (x) each represent a whole number of shares of Exchangeable Preferred Stock and, in the aggregate, represent a total number of shares of Exchangeable Preferred Stock equal to the number of shares of Exchangeable Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 3(g).

(iii)            Requirement to Deliver Documentation and Other Evidence. If a Holder of any Exchangeable Preferred Stock that is a Transfer-Restricted Security, or that is represented by a Certificate that bears a Restricted Stock Legend, requests to:

(1)               remove such Restricted Stock Legend; or

(2)               register the transfer of such Exchangeable Preferred Stock to the name of another Person,

then the Company, the Transfer Agent and the Registrar may refuse to effect such removal or transfer, as applicable, unless there is delivered to the Company, the Transfer Agent and the Registrar such certificates, legal opinions or other documentation or evidence as the Company, the Transfer Agent and the Registrar may reasonably require to determine that such removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that (x) if such request is made in connection with transfer of such Exchangeable Preferred Stock pursuant to a registration statement that is effective under the Securities Act, then such certificates, documentation or evidence will consist solely of a certificate in customary form providing that such Holder will effect such transfer pursuant to such Resale Registration Statement and will comply with any prospectus-delivery requirements under the Securities Act, and no legal opinion will be required in connection therewith; and (y) if such request is made in connection with transfer of such Exchangeable Preferred Stock pursuant to Rule 144, then such certificates, or documentation or evidence will consist solely of a certificate in customary form as to the affiliate or non-affiliate status of such Holder and, to the extent applicable, the requirements set forth in clauses (d), (e), (f), (g) and (h) of Rule 144 (or any successor provisions thereto), and no legal opinion will be required in connection therewith.

(iv)             Transfers of Shares Subject to Redemption, Repurchase or Exchange. Notwithstanding anything to the contrary in this Certificate of Designations, the Company, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Exchangeable Preferred Stock:

(1)               that has been surrendered for Exchange;

(2)               that has been called for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the related Redemption Price when due; or

(3)               as to which a Fundamental Change Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f), except to the extent that the Company fails to pay the related Fundamental Change Repurchase Price when due.

(i)                 Exchange and Cancellation of Exchangeable Preferred Stock to Be Exchanged or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redeemed.

(i)                 Partial Exchanges of Physical Certificates and Partial Repurchases of Physical Certificates Pursuant to a Repurchase Upon Fundamental Change. If only a portion of a Holder’s Exchangeable Preferred Stock represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(i)) is to be Exchanged pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Fundamental Change, then, as soon as reasonably practicable after such old Physical Certificate is surrendered for such Exchange or repurchase, as applicable, the Company will cause such old Physical Certificate to be exchanged, pursuant and subject to Section 3(h)(ii), for (1) one or more Physical Certificates that each represent a whole number of shares of Exchangeable Preferred Stock and, in the aggregate, represent a total number of shares of Exchangeable Preferred Stock equal to the number of shares of Exchangeable Preferred Stock represented by such old Physical Certificate that are not to be so Exchanged or repurchased, as applicable, and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate representing a whole number of shares of Exchangeable Preferred Stock equal to the number of shares of Exchangeable Preferred Stock represented by such old Physical Certificate that are to be so Exchanged or repurchased, as applicable, which Physical Certificate will be Exchanged or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such Exchange or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(o).

(ii)              Cancellation of Exchangeable Preferred Stock that Is Exchanged and Exchangeable Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redeemed Upon a Redemption. If a Holder’s Exchangeable Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(i)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(i)(ii)) is to be Exchanged pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Fundamental Change or redeemed pursuant to a Redemption, then, promptly after the later of the time such Exchangeable Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(o) and the time such old Certificate is surrendered for such Exchange or repurchase, as applicable, (1) such old Certificate will be cancelled pursuant to Section 3(m); and (2) in the case of a partial Exchange or repurchase, the Company will issue, execute and deliver to such Holder, in each case in accordance with Section 3(d), one or more Certificates that (x) each represent a whole number of shares of Exchangeable Preferred Stock and, in the aggregate, represent a total number of shares of Exchangeable Preferred Stock equal to the number of shares of Exchangeable Preferred Stock represented by such old Certificate that are not to be so Exchanged or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g).

(j)                 Status of Retired Shares. Upon any share of Exchangeable Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized, unissued and undesignated share of preferred stock of the Company, and such share cannot thereafter be reissued as Exchangeable Preferred Stock.

(k)               Replacement Certificates. If a Holder of any Exchangeable Preferred Stock claims that the Certificate(s) representing such Exchangeable Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, in each case in accordance with Section 3(d), a replacement Certificate representing such Exchangeable Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Exchangeable Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.

Every replacement Exchangeable Preferred Stock issued pursuant to this Section 3(k) will, upon such replacement, be deemed to be outstanding Exchangeable Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Exchangeable Preferred Stock then outstanding.

(l)                 Registered Holders. Only the Holder of any Exchangeable Preferred Stock will have rights under this Certificate of Designations as the owner of such Exchangeable Preferred Stock.

(m)             Cancellation. The Company may at any time cancel, or cause the cancellation of, any Exchangeable Preferred Stock acquired by the Company. The Registrar, the Paying Agent and the Exchange Agent will forward to the Company (or, if applicable, to the Transfer Agent) each share of Exchangeable Preferred Stock duly surrendered to them for transfer, exchange, payment or Exchange.

(n)               Shares Held by the Company or its Affiliates. Without limiting the generality of Section 3(o), in determining whether the Holders of the required number of outstanding shares of Exchangeable Preferred Stock (and, if applicable, Voting Parity Stock) have concurred in any direction, waiver or consent, shares of Exchangeable Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(o)               Outstanding Shares.

(i)                 Generally. The shares of Exchangeable Preferred Stock that are outstanding at any time will be deemed to be those shares of Exchangeable Preferred Stock that, at such time, have been duly executed by the Company, excluding those shares of Exchangeable Preferred Stock that have theretofore been (1) cancelled or delivered to the Company (or, if applicable, the Transfer Agent) for cancellation in accordance with Section 3(m); (2) paid or settled in full upon their Exchange or upon their repurchase pursuant to a Repurchase Upon Fundamental Change or a Redemption in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv) or (v) of this Section 3(o).

(ii)              Replaced Shares. If any Certificate representing any share of Exchangeable Preferred Stock is replaced pursuant to Section 3(k), then such share will cease to be outstanding at the time of such replacement, unless the the Company receives proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)            Shares to Be Redeemed. If, on a Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Exchangeable Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); and (2) the rights of the Holders of such Exchangeable Preferred Stock, as such, will terminate with respect to such Exchangeable Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7 (and, if applicable, declared Dividends as provided in Section 5(c)).

(iv)             Shares to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change. If, on a Fundamental Change Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Fundamental Change Repurchase Price due on such date, then (unless there occurs a default in the payment of the Fundamental Change Repurchase Price): (1) the Exchangeable Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); and (2) the rights of the Holders of such Exchangeable Preferred Stock, as such, will terminate with respect to such Exchangeable Preferred Stock, other than the right to receive the Fundamental Change Repurchase Price as provided in Section 8 and, if applicable, Section 15 (and, if applicable, declared Dividends as provided in Section 5(c)).

(v)               Shares to Be Exchanged. If any Exchangeable Preferred Stock is to be Exchanged, then, at the Close of Business on the Exchange Date for such Exchange (unless there occurs a default in the delivery of the Exchange Consideration due pursuant to Section 10 upon such Exchange): (1) such Exchangeable Preferred Stock will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); and (2) the rights of the Holders of such Exchangeable Preferred Stock, as such, will terminate with respect to such Exchangeable Preferred Stock, other than the right to receive such Exchange Consideration as provided in Section 10 and, if applicable, Section 15 (and, if applicable, declared Dividends as provided in Section 5(c)).

Section 4.                Ranking. The Exchangeable Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5.                Dividends.

(a)               Regular Dividends.

(i)                 Accumulation and Payment of Regular Dividends. The Exchangeable Preferred Stock will accumulate cumulative dividends (calculated in accordance with Section 5(a)(ii)) at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (and, to the extent provided in the last sentence of this Section 5(a)(i), on unpaid Regular Dividends), regardless of whether declared or funds are legally available for their payment (such dividends that accumulate on the Exchangeable Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including Section 5(a)(iii)(1)), such Regular Dividends will be payable when, as and if declared by the Company’s Board of Directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Exchangeable Preferred Stock will accumulate from, and including, the last date to which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date. If any Regular Dividend (or any portion thereof) on the Exchangeable Preferred Stock is not paid on the applicable Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a Business Day, the next Business Day), then additional Regular Dividends will accumulate on the amount of such unpaid Regular Dividend from, and including, such Regular Dividend Payment Date to, but excluding, the date the same, including all additional accumulations of Regular Dividends thereon, is paid in full.

(ii)              Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. For each day on which Regular Dividends accumulate on any share of Exchangeable Preferred Stock, such Regular Dividends will accumulate on the Liquidation Preference of such share as of immediately after the Close of Business on such day.

(iii)            Method of Payment of Regular Dividends; Payments in Kind.

(1)               Generally. Subject to the next sentence, each declared Regular Dividend on the Exchangeable Preferred Stock will be paid in cash. Notwithstanding anything to the contrary in this Certificate of Designations, but subject to the provisos of this sentence, if:

(A)             the Company elects, by sending written notice, which complies with Section 5(a)(iii)(2), to each Holder no later than the Close of Business on the Regular Dividend Record Date for any declared Regular Dividend on the Exchangeable Preferred Stock, to not declare and pay all or any portion of such Regular Dividend in cash; or

(B)              as of the Close of Business on any Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a Business Day, the next Business Day), the Company has not paid all or any portion of the full amount of the Regular Dividends (regardless of whether declared) that have accumulated on the Exchangeable Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date, then the dollar amount (expressed as an amount per share of Exchangeable Preferred Stock) of such Regular Dividend (or, if applicable, portion thereof) referred to in clause (A) or (B) elected not to be paid in cash, or not paid in cash, as applicable, will (without duplication) be added (such addition, a “Paid-in-Kind Dividend”), effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Exchangeable Preferred Stock outstanding as of such time; provided, however, that in no event will a Regular Dividend be paid in the form of a Paid-in-Kind Dividend to the extent, and only to the extent, that the same would either (x) result in the total number of shares of Parent Common Stock issuable, or theretofore issued (proportionately adjusted for stock dividends, splits and combinations, and similar transactions), upon Exchange of the Exchangeable Preferred Stock exceeding 5,902,256 shares of Parent Common Stock (proportionally adjusted in the same manner); or (y) require the de-consolidation of the Company from the Parent under Federal income tax law or under U.S. generally accepted accounting principles as applied by the Parent; provided, further, that the limitation set forth in clause (x) of the preceding proviso will cease to apply from and after the first date, if ever, that the Requisite 5635(a) Stockholder Approval is obtained. If any portion of any Regular Dividend is not paid in the form of a Paid-in-Kind Dividend pursuant to the provisos to the preceding sentence, then (I) the amount not so paid in the form of a Paid-in-Kind Dividend will be the same on a per-share basis with respect to each outstanding share of Exchangeable Preferred Stock; (II) the Parent will be obligated pursuant to Section 5.21(a) of the Investment Agreement to pay such amount to the Holders in cash if not so paid by the Company; and (III) the portion of such amount, if any, that is not paid in cash will be subject to the last sentence of Section 5(a)(i).

(2)               Notice of Election to Pay Regular Dividends in Kind. A written notice sent to Holders pursuant to Section 5(a)(iii)(1)(A) electing to not pay all or any portion of a declared Regular Dividend in cash must (1) state (A) the total dollar amount per share of Exchangeable Preferred Stock of such declared Regular Dividend; (B) the total dollar amount per share of Exchangeable Preferred Stock of such declared Regular Dividend that the Company has elected will not be paid in cash on the Regular Dividend Payment Date for such Regular Dividend; and (C) that such dollar amount referred to in clause (1)(B) will be added, effective immediately before the Close of Business on the such Regular Dividend Payment Date, to the Liquidation Preference of each share of Exchangeable Preferred Stock outstanding as of such time; and (2) make the same election on a per-share basis with respect to each outstanding share of Exchangeable Preferred Stock.

(3)               Construction. The amount, if any, of any Regular Dividend that is added to the Liquidation Preference of the Exchangeable Preferred Stock pursuant to Section 5(a)(iii)(1), or that is paid in cash by the Parent pursuant to Section 5.21(a) of the Investment Agreement, will be deemed to be “declared” and “paid” on the Exchangeable Preferred Stock for all purposes of this Certificate of Designations.

(b)               Company Participating Dividends.

(i)                 Generally. Subject to Section 5(b)(ii), no dividend or other distribution on the Company Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Company Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Exchangeable Preferred Stock (such a dividend or distribution on the Exchangeable Preferred Stock, a “Company Participating Dividend,” and such corresponding dividend or distribution on the Company Common Stock, the “Company Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Company Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Company Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Exchangeable Preferred Stock in such Company Participating Dividend is the same kind and amount of consideration that would be payable in the Company Common Stock Participating Dividend in respect of a number of shares of Company Common Stock equal to the number of shares of Company Common Stock that would be issuable (determined in accordance with Section 10 but without regard to clause (B) of the proviso to Section 10(e)(i) or to Section 10(e)(ii) or Section 10(h)) in respect of one (1) share of Exchangeable Preferred Stock that is Exchanged with an Exchange Date occurring on such Record Date (subject to the same arrangements, if any, in such Company Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Exchangeable Preferred Stock held by such Holder on such Record Date). The Company will provide notice to Holders of each Company Participating Dividend, including the related Record Date and payment date, at substantially the same time at which, and in substantially the same manner in which, the Company provides the related notice(s) to holders of the Company Common Stock in connection with the corresponding Company Common Stock Participating Dividend.

(ii)              Stockholder Rights Plans, Company Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Company Participating Dividend will be required to be declared or paid in respect of, (1) an event for which an adjustment to the Exchange Price is required (or would be required without regard to Section 10(f)(iii)) pursuant to Section 10(f)(i)(1), as to which Section 10(f)(i)(1) will apply; and (2) rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Company Common Stock and are not exercisable until the occurrence of a triggering event, except that Section 5(b)(i) will apply to, and a Company Participating Dividend will be required in respect of, (A) the separation of such rights from the Company Common Stock (whether upon the occurrence of such triggering event or otherwise); and (B) any payment made by the Company (whether in cash, securities or other property, or any combination of the foregoing) to all or substantially all holders of Company Common Stock Company Common Stock to redeem or repurchase any such rights.

(iii)            Participating Dividends on Parent Common Stock Unaffected. Nothing in this Section 5(b) will limit or otherwise affect any rights of any Holder pursuant to Section 5.12(g) of the Investment Agreement.

(c)               Treatment of Dividends Upon Exchange or Upon Repurchase Pursuant to a Repurchase Upon Fundamental Change or a Redemption. If the Redemption Date, Fundamental Change Repurchase Date or Exchange Date of any share of Exchangeable Preferred Stock is after a Record Date for a declared Dividend on the Exchangeable Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Repurchase Upon Fundamental Change or Exchange, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such share. Solely for purposes of the preceding sentence, and not for any other purpose, a Regular Dividend will be deemed to be declared only to the extent that it is declared for payment in cash.

Except as provided in the preceding paragraph or in Section 8(d) or Section 7(e), Regular Dividends on any share of Exchangeable Preferred Stock will cease to accumulate from and after the Fundamental Change Repurchase Date, Redemption Date or Exchange Date, as applicable, for such share, unless the Company defaults in the payment of the related Fundamental Change Repurchase Price, Redemption Price or Exchange Consideration, as applicable.

(d)               Priority of Dividends.

(i)                 Construction. For purposes of Section 5(d)(ii), a Regular Dividend on the Exchangeable Preferred Stock will be deemed to have been paid if such Regular Dividend is declared and consideration in kind and amount that is sufficient, in accordance with this Certificate of Designations, to pay such Regular Dividend is set aside for the benefit of the Holders entitled thereto.

(ii)              Limitation on Dividends on Parity Stock. If:

(1)               less than all accumulated and unpaid Regular Dividends on the outstanding Exchangeable Preferred Stock have been declared and paid as of any Regular Dividend Payment Date; or

(2)               (x) the Company’s Board of Directors declares, for payment in cash, a Regular Dividend on the Exchangeable Preferred Stock that is less than the total amount of unpaid Regular Dividends on the outstanding Exchangeable Preferred Stock that would accumulate to, but excluding, the Regular Dividend Payment Date following such declaration; and (y) the excess of such total amount over such declared amount is not otherwise paid in cash (including as a result of the Exchange Limitations), then, until and unless all accumulated and unpaid Regular Dividends on the outstanding Exchangeable Preferred Stock have been paid, no dividends may be declared or paid on any class or series of Dividend Parity Stock unless Regular Dividends are simultaneously declared on the Exchangeable Preferred Stock on a pro rata basis, such that (A) the ratio of (x) the dollar amount of Regular Dividends so declared per share of Exchangeable Preferred Stock to (y) the dollar amount of the total accumulated and unpaid Regular Dividends per share of Exchangeable Preferred Stock immediately before the payment of such Regular Dividend is no less than (B) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of Dividend Parity Stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of Dividend Parity Stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of Dividend Parity Stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).

Section 6.                Rights Upon Liquidation, Dissolution or Winding Up.

(a)               Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, the Exchangeable Preferred Stock of each Holder will entitle such Holder to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)                 the sum of:

(1)               the aggregate Liquidation Preference of such Exchangeable Preferred Stock of such Holder; and

(2)               all unpaid Regular Dividends that will have accumulated on such Exchangeable Preferred Stock of such Holder to, but excluding, the date of such payment, but not including any Regular Dividends that have been added to the aggregate Liquidation Preference; and

(ii)              the amount such Holder would have received assuming such Holder held a number of shares of Company Common Stock representing such Holder’s Parent Common Stock Equivalent Percentage of the outstanding Company Common Stock.

Upon payment of such amount in full on the outstanding Exchangeable Preferred Stock, Holders of the Exchangeable Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Exchangeable Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Exchangeable Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b)               Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Exchangeable Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7.                Right of the Company to Redeem the Exchangeable Preferred Stock.

(a)               No Right to Redeem Before the Redemption Trigger Date. The Company may not redeem the Exchangeable Preferred Stock at its option at any time before the Redemption Trigger Date.

(b)               Right to Redeem the Exchangeable Preferred Stock on or After the Redemption Trigger Date. Subject to the terms of this Section 7, the Company has the right, at its election, to redeem all, but not less than all, of the Exchangeable Preferred Stock, at any time, on a Redemption Date on or after the Redemption Trigger Date, for a cash purchase price equal to the Redemption Price.

(c)               Redemption Prohibited in Certain Circumstances. The Company will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Exchangeable Preferred Stock pursuant to this Section 7 unless (i) the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the Redemption Price in respect of all shares of Exchangeable Preferred Stock called for Redemption; and (ii) if less than 100% of the Redemption Price is to be paid in cash, the Parent Common Stock Liquidity Conditions are satisfied with respect to such Redemption. In addition, the Company will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Exchangeable Preferred Stock during the period from, and including, the date the Company has sent a Mandatory Exchange Notice with respect to any Exchangeable Preferred Stock to, and including, the related Mandatory Exchange Date (or, if later, the date when such Mandatory Exchange is settled).

(d)               Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the Redemption Notice Date for such Redemption.

(e)               Redemption Price.

(i)                 Generally. Subject to Section 7(e)(ii) and Section 7(e)(iii), the Redemption Price for any share of Exchangeable Preferred Stock to be redeemed pursuant to a Redemption is an amount equal to (1) the Liquidation Preference of such share at the Close of Business on the Redemption Date for such Redemption plus (2) accumulated and unpaid Regular Dividends on such share to, but excluding, such Redemption Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference); provided, however, that if such Redemption Date is after a Regular Dividend Record Date for a Regular Dividend on the Exchangeable Preferred Stock and on or before the next Regular Dividend Payment Date, then (I) the amount referred to in clause (2) above will be instead be the excess, if any, of (x) the amount of unpaid Regular Dividends on such share that would have accumulated to, but excluding, such Regular Dividend Payment Date (assuming, solely for such purposes, that such share remained outstanding through such Regular Dividend Payment Date), to the extent the same is not included in the Liquidation Preference of such share at the Close of Business on such Redemption Date, over (y) the portion, if any, of the amount referred to in clause (x) that has been declared for payment in cash; and (II) to the extent any such Regular Dividend is so declared for payment in cash, the Holder of such share at the Close of Business on such Regular Record Date will, pursuant to Section 5(c), be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share.

(ii)              Adjustment for Parent Common Stock Equivalent Percentage. If (I) the amount that any Holder of Exchangeable Preferred Stock that is called for Redemption would have received assuming (x) such Holder held a number of shares of Company Common Stock representing such Holder’s Parent Common Stock Equivalent Percentage of the outstanding Company Common Stock and (y) such shares of Company Common Stock are redeemed at their fair market value is greater than (II) the Redemption Price for such Exchangeable Preferred Stock calculated in accordance with Section 7(e)(i), then there will be added to the Redemption Price an amount equal to the excess of the amount referred to in clause (I) over the amount referred to in clause (II).

(iii)            Method of Payment of Redemption Price. The Redemption Price will be paid in cash, except that any amount added to the Redemption Price pursuant to Section 7(e)(ii) will, if then permitted by the rules of the Nasdaq Stock Market, be, at the Parent’s election, payable in Parent Common Stock (together, if applicable, with cash in lieu of any fractional share of Parent Common Stock). If any portion of the Redemption Price is to be so paid in Parent Common Stock (together, if applicable, with cash in lieu of any fractional share of Parent Common Stock), then, pursuant to Section 5.21(b) of the Investment Agreement, each share of Parent Common Stock will be valued, for these purposes, at the Last Reported Sale Price per share of Parent Common Stock as of the Trading Day immediately before the related Redemption Date.

(f)                Redemption Notice. To call any share of Exchangeable Preferred Stock for Redemption, the Company must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i)                 that such share has been called for Redemption;

(ii)              the Redemption Date for such Redemption;

(iii)            the Redemption Price per share of Exchangeable Preferred Stock; and

(iv)             the Exchange Price in effect on the Redemption Notice Date for such Redemption.

(g)               Payment of the Redemption Price. The Company (or, to the extent the Company fails to do so, the Parent, pursuant to Section 5.21(a) of the Investment Agreement) will cause the Redemption Price for each share of Exchangeable Preferred Stock subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. Regular Dividends payable pursuant to the proviso to Section 7(e)(i) on any share of Exchangeable Preferred Stock subject to Redemption will be paid pursuant to such proviso and Section 5(c).

Section 8.                Right of Holders to Require the Company to Repurchase Exchangeable Preferred Stock upon a Fundamental Change.

(a)               Fundamental Change Repurchase Right. Subject to the other terms of this Section 8, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase all, or any whole number of shares that is less than all, of such Holder’s Exchangeable Preferred Stock on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(b)               Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions. Notwithstanding anything to the contrary in this Section 8, but subject to Section 15, (i) the Company will not be obligated to pay the Fundamental Change Repurchase Price of any shares of Exchangeable Preferred Stock to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the Fundamental Change Repurchase Price of all shares of Exchangeable Preferred Stock that are otherwise to be repurchased pursuant to a Repurchase Upon Fundamental Change, then (1) the Company will pay the maximum amount of such Fundamental Change Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Exchangeable Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Fundamental Change; (2) the Parent will be obligated, pursuant to Section 5.21(a) of the Investment Agreement to pay the excess of such Fundamental Change Repurchase Price over the amount paid pursuant to clause (1); and (3) the Company will cause all such shares as to which the Fundamental Change Repurchase Price was not paid pursuant to clause (1) or (2) to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company has sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Exchangeable Preferred Stock then outstanding. Pursuant to pursuant to Section 5.21(c) of the Investment Agreement, the Parent has agreed not to voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company and the Parent, together, have sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Exchangeable Preferred Stock then outstanding.

(c)               Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 8(e).

(d)               Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any share of Exchangeable Preferred Stock to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the greater of (i) the Target Return Repurchase Amount for such share on the Fundamental Change Repurchase Date for such Fundamental Change; and (ii) the sum of (1) the Liquidation Preference of such share at the Close of Business on such Fundamental Change Repurchase Date; and (2) accumulated and unpaid Regular Dividends on such share to, but excluding, such Fundamental Change Repurchase Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference); provided, however, that if such Fundamental Change Repurchase Date is after a Regular Dividend Record Date for a Regular Dividend on the Exchangeable Preferred Stock and on or before the next Regular Dividend Payment Date, then (I) the amount referred to in clause (ii)(2) above will be instead be the excess, if any, of (x) the amount of unpaid Regular Dividends on such share that would have accumulated to, but excluding, such Regular Dividend Payment Date (assuming, solely for such purposes, that such share remained outstanding through such Regular Dividend Payment Date), to the extent the same is not included in the Liquidation Preference of such share at the Close of Business on such Fundamental Change Repurchase Date, over (y) the portion, if any, of the amount referred to in clause (x) that has been declared for payment in cash; and (II) to the extent any such Regular Dividend is so declared for payment in cash, the Holder of such share at the Close of Business on such Regular Record Date will, pursuant to Section 5(c), be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share.

(e)               Fundamental Change Notice. On or before the Business Day after the effective date of a Fundamental Change, the Company will send to each Holder a notice of such Fundamental Change (a “Fundamental Change Notice”). Such Fundamental Change Notice must state:

(i)                 briefly, the events causing such Fundamental Change;

(ii)              the effective date of such Fundamental Change;

(iii)            the Fundamental Change Repurchase Date for such Fundamental Change;

(iv)             the Fundamental Change Repurchase Price per share of Exchangeable Preferred Stock; and

(v)               the Exchange Price in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Exchange Price that may result from such Fundamental Change.

(f)                Procedures to Exercise the Fundamental Change Repurchase Right.

(i)                 Delivery of Fundamental Change Repurchase Notice and Shares of Exchangeable Preferred Stock to Be Repurchased. To exercise its Fundamental Change Repurchase Right for any share(s) of Exchangeable Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1)               before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such share(s); and

(2)               such share(s), duly endorsed for transfer (to the extent such share(s) are represented by one or more Physical Certificates).

(ii)              Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to any share(s) of Exchangeable Preferred Stock must state:

(1)               if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)               the number of shares of Exchangeable Preferred Stock to be repurchased, which must be a whole number; and

that such Holder is exercising its Fundamental Change Repurchase Right with respect to such share(s).

(iii)            Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any share(s) of Exchangeable Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1)               if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)               the number of shares of Exchangeable Preferred Stock to be withdrawn, which must be a whole number; and

the number of shares of Exchangeable Preferred Stock, if any, that remain subject to such Fundamental Change Repurchase Notice, which must be a whole number.

If any Holder delivers to the Paying Agent any such withdrawal notice withdrawing any share(s) of Exchangeable Preferred Stock from any Fundamental Change Repurchase Notice previously delivered to the Paying Agent, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof.

(g)               Payment of the Fundamental Change Repurchase Price. Subject to Section 8(b), the Company (or, to the extent the Company fails to do so, the Parent, pursuant to Section 5.21(a) of the Investment Agreement) will cause the Fundamental Change Repurchase Price for each share of Exchangeable Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the applicable Fundamental Change Repurchase Date (or, if later in the case such share is represented by a Physical Certificate, the date (x) the Physical Certificate representing such share is delivered to the Paying Agent). Regular Dividends payable pursuant to the proviso to Section 8(d) on any share of Exchangeable Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change will be paid pursuant to such proviso and Section 5(c).

Section 9.                Voting Rights. The Exchangeable Preferred Stock will have no voting rights except as set forth in this Section 9 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a)               Right to Vote in the Election of Company Directors. The Holders will have the right to vote together as a single class with the holders of the Company Common Stock at each election of any director of the Company Board of Directors submitted for a vote or consent by the holders of the Company Common Stock, and, for these purposes, (i) the Exchangeable Preferred Stock will entitle the Holders to that portion of the total voting power entitled to vote or consent thereto equal to the Parent Common Stock Equivalent Percentage (with each Holder’s individual voting power being proportionate to the portion of the total shares of Exchangeable Preferred Stock outstanding on such date held by such Holder); and (ii) the holders of Company Common Stock as of such date will entitle such holders to that portion of the total voting power entitled to vote or consent thereto equal to the excess one hundred minus the Parent Common Stock Equivalent Percentage (with each such holder’s individual voting power being proportionate to the portion of the total shares of Company Common Stock outstanding on such date held by such holder).

(b)               Voting and Consent Rights with Respect to Specified Matters.

(i)                 Generally. Subject to the other provisions of this Section 9(b), while any Exchangeable Preferred Stock is outstanding, each following event will require, and cannot be effected without, the affirmative vote or consent of Holders, and holders of each class or series of Voting Parity Stock, if any, with similar voting or consent rights with respect to such event, representing at least two-thirds (2/3rds) of the combined outstanding voting power of the Exchangeable Preferred Stock and such Voting Parity Stock, if any:

(1)               any amendment or modification of the Certificate of Incorporation to authorize or create, or to increase the authorized number of shares of, any class or series of Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock;

(2)               any amendment, modification or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations that adversely affects the rights, preferences or voting powers of the Exchangeable Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(b)(iii));

(3)               the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Exchangeable Preferred Stock, in each case unless:

(A)             the Exchangeable Preferred Stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(B)              the Exchangeable Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Exchangeable Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(C)              the issuer of the Exchangeable Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not the Company, will succeed to the Company under this Certificate of Designations and the Exchangeable Preferred Stock;

(4)               any voluntary liquidation, dissolution or winding up of the Company (including any commencement of a voluntary case or proceeding under Bankruptcy Law);

(5)               the incurrence, issuance, assumption, guarantee or otherwise becoming liable for any indebtedness that would cause Parent, the Company and their Subsidiaries to have a Total Net Leverage Ratio that is greater than 6.00:1.00 (as calculated in accordance with the Existing Credit Agreement); or

(6)               the issuance, by the Company, of any equity securities (including additional Exchangeable Preferred Stock or other preferred securities) or the redemption or repurchase, by the Company, of any outstanding equity securities, other than in accordance with Section 7 with respect to the Exchangeable Preferred Stock.

provided, however, that (x) a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (A), (B) and (C) of Section 9(b)(i)(3) will not require any vote or consent pursuant to Section 9(b)(i)(1) or 9(b)(i)(2); and (y) each of the following will be deemed not to adversely affect the rights, preferences or voting powers of the Exchangeable Preferred Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be “materially less favorable” for purposes of Section 9(b)(i)(3)(B)) and will not require any vote or consent pursuant to Section 9(b)(i)(1), 9(b)(i)(2) or 9(b)(i)(3):

(I)       any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II)       the creation and issuance, or increase in the authorized or issued number, of any class or series of stock that constitutes both Dividend Junior Stock and Liquidation Junior Stock; and

(III)       the application of Section 10(i), including the execution and delivery of any supplemental instruments pursuant to Section 10(i)(iii) solely to give effect to such provision.

(ii)              Where Some But Not All Classes or Series of Stock Are Adversely Affected. If any event set forth in Section 9(b)(i)(1), 9(b)(i)(2) or 9(b)(i)(3) would adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of Voting Parity Stock (which term, solely for purposes of this sentence, includes the Exchangeable Preferred Stock), then those classes or series whose rights, preferences or voting powers would not be adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in Section 9(b)(i)(2) above that adversely affects the special rights, preferences or voting powers of the Exchangeable Preferred Stock cannot be effected without the affirmative vote or consent of Holders, voting separately as a class, of at least two-thirds (2/3rds) of the Exchangeable Preferred Stock then outstanding.

(iii)            Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(b)(i)(2), the Company may amend, modify or repeal any of the terms of the Exchangeable Preferred Stock without the vote or consent of any Holder to:

(1)               cure any ambiguity or correct any omission, defect or inconsistency in this Certificate of Designations or the Certificates representing the Exchangeable Preferred Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith; or

(2)               make any other change to the Certificate of Incorporation, this Certificate of Designations or the Certificates representing the Exchangeable Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such, in any material respect.

(iv)             Consent Rights in Investment Agreement Unaffected. Nothing in this Certificate of Designations will limit or otherwise affect and consent or other rights afforded to any Holder pursuant to the Investment Agreement.

(c)               Procedures for Voting and Consents.

(i)                 Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then (1) the Company’s Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders (and, if applicable, holders of Voting Parity Stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders (and, if applicable, holders of Voting Parity Stock), of Preferred Stock Directors for election.

(ii)              Voting Power of the Exchangeable Preferred Stock and Voting Parity Stock. Each share of Exchangeable Preferred Stock will be entitled to one vote on each matter on which the Holders of the Exchangeable Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the Exchangeable Preferred Stock and all classes or series of Voting Parity Stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for purposes of the preceding sentence, the liquidation amount of the Exchangeable Preferred Stock or any such class or series of Voting Parity Stock will be the maximum amount payable in respect of the Exchangeable Preferred Stock or such class or series, as applicable, assuming the Company is liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

(iii)            Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 9(a) or Section 9(b) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Section 10.            Exchange.

(a)               Generally. Subject to the provisions of this Section 10, the Exchangeable Preferred Stock may be Exchanged only pursuant to a Mandatory Exchange or an Optional Exchange.

(b)               Exchange at the Option of the Holders.

(i)                 Exchange Right; When Shares May Be Submitted for Optional Exchange. Subject to Section 10(d)(ii)(2), Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Exchangeable Preferred Stock pursuant to an Optional Exchange at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations,

(1)               if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 8(f)(i) with respect to any share of Exchangeable Preferred Stock, then such share may not be submitted for Optional Exchange, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(f)(iii); or (C) the Company fails to pay the Fundamental Change Repurchase Price for such share in accordance with this Certificate of Designations;

(2)               shares of Exchangeable Preferred Stock that are called for Redemption may not be submitted for Optional Exchange after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(3)               shares of Exchangeable Preferred Stock that are subject to Mandatory Exchange may not be submitted for Optional Exchange after the Close of Business on the Business Day immediately before the related Mandatory Exchange Date; and

(4)               a Holder will not be entitled to effect an Optional Exchange with respect to less than the lesser of (x) twenty thousand (20,000) shares of Exchangeable Preferred Stock; and (y) the total number of shares of Exchangeable Preferred Stock held by such Holder.

(ii)              Exchanges of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to Exchange a number of shares of Exchangeable Preferred Stock that is not a whole number.

(c)               Mandatory Exchange at the Company’s Election.

(i)                 Mandatory Exchange Right. Subject to the provisions of this Section 10, the Company has the right (the “Mandatory Exchange Right”), exercisable at its election, to designate any Business Day on or after Mandatory Exchange Trigger Date as an Exchange Date for the Exchange (such a Exchange, a “Mandatory Exchange”) of all, but not less than all, of the outstanding shares of Exchangeable Preferred Stock, but only if the Last Reported Sale Price per share of Parent Common Stock exceeds one hundred and twenty five percent (125%) of the Exchange Price on (1) each of at least twenty (20) Trading Days (regardless of whether consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Exchange Notice Date for such Mandatory Exchange; and (2) the Trading Day immediately before such the Mandatory Exchange Notice Date.

(ii)              Mandatory Exchange Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Exchange Right, or otherwise send a Mandatory Exchange Notice, with respect to any Exchangeable Preferred Stock pursuant to this Section 10(c) unless the Parent Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Exchange. Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Exchange Right, and any related Mandatory Exchange Notice, will not apply to any share of Exchangeable Preferred Stock as to which a Fundamental Change Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f). In addition, notwithstanding anything to the contrary in this Section 10(c), the Company will not exercise its Mandatory Exchange Right, or otherwise send a Mandatory Exchange Notice, with respect to any Exchangeable Preferred Stock pursuant to this Section 10(c) during the period from, and including, the date the Company has sent a Redemption Notice in respect of the Redemption of any Exchangeable Preferred Stock pursuant to Section 7 to, and including, the related Redemption Date (or, if later, the date when such Redemption is settled). Notwithstanding anything to the contrary in this Section 10(c), the Company cannot exercise its Mandatory Exchange Right at any time before the Requisite 5635(a) Stockholder Approval is obtained.

(iii)            Mandatory Exchange Date. The Mandatory Exchange Date for any Mandatory Exchange will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Mandatory Exchange Notice Date for such Mandatory Exchange.

(iv)             Mandatory Exchange Notice. To exercise its Mandatory Exchange Right with respect to any shares of Exchangeable Preferred Stock, the Company must send to each Holder of such shares a written notice of such exercise (a “Mandatory Exchange Notice”).

Such Mandatory Exchange Notice must state:

(1)               that the Company has exercised its Mandatory Exchange Right to cause the Mandatory Exchange of the shares;

(2)               the Mandatory Exchange Date for such Mandatory Exchange and the date scheduled for the settlement of such Mandatory Exchange; and

(3)               the Exchange Price in effect on the Mandatory Exchange Notice Date for such Mandatory Exchange.

(d)               Exchange Procedures.

(i)                 Mandatory Exchange. If the Company duly exercises, in accordance with Section 10(c), its Mandatory Exchange Right with respect to any share of Exchangeable Preferred Stock, then (1) the Mandatory Exchange of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Parent Common Stock due upon such Mandatory Exchange will be registered in the name of, and, if applicable, the cash due upon such Mandatory Exchange will be delivered to, the Holder(s) of such share of Exchangeable Preferred Stock as of the Close of Business on the related Mandatory Exchange Date.

(ii)              Requirements for Holders to Exercise Optional Exchange Right.

(1)               Generally. To Exchange any share of Exchangeable Preferred Stock represented by a Certificate pursuant to an Optional Exchange, the Holder of such share must (w) complete, manually sign and deliver to the Exchange Agent an Optional Exchange Notice (at which time, in the case such Certificate is an Electronic Certificate, such Optional Exchange will become irrevocable); (x) if such Certificate is a Physical Certificate, deliver such Physical Certificate to the Exchange Agent (at which time such Optional Exchange will become irrevocable); (y) furnish any endorsements and transfer documents that the Company or the Exchange Agent may require; and (z) if applicable, pay any documentary or other taxes pursuant to Section 11(c).

(2)               Optional Exchange Permitted only During Business Hours. Exchangeable Preferred Stock may be surrendered for Optional Exchange only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii)            Treatment of Accumulated Regular Dividends Upon Exchange.

(1)               No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Sections 5(a)(iii)(1) and 10(e)(i), the Exchange Price will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Exchangeable Preferred Stock being Exchanged.

(2)               Exchanges Between A Record Date and a Dividend Payment Date. If the Exchange Date of any share of Exchangeable Preferred Stock to be Exchanged is after a Record Date for a declared Dividend on the Exchangeable Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(c) notwithstanding such Exchange.

(iv)             When Holders Become Stockholders of Record of the Shares of Parent Common Stock Issuable Upon Exchange. The Person in whose name any share of Parent Common Stock is issuable upon Exchange of any Exchangeable Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Exchange Date for such Exchange.

(e)               Settlement Upon Exchange.

(i)                 Generally. Subject to Section 10(e)(ii), Section 10(h) and Section 12(b), the consideration due upon settlement of the Exchange of each share of Exchangeable Preferred Stock will consist of a number of shares of Parent Common Stock equal to the quotient obtained by dividing (x) the Liquidation Preference of such share of Exchangeable Preferred Stock immediately before the Close of Business on the Exchange Date for such Exchange; by (y) the Exchange Price in effect immediately before the Close of Business on such Exchange Date; provided, however, that for purposes of such Exchange, an amount equal to accumulated and unpaid Regular Dividends on such share of Exchangeable Preferred Stock to, but excluding, such Exchange Date will be added to the Liquidation Preference referred to in clause (x) above, unless either (A) such Exchange Date is after a Regular Dividend Record Date for a Regular Dividend on the Exchangeable Preferred Stock and on or before the next Regular Dividend Payment Date, and all or any portion of such Regular Dividend has been declared to be paid in cash, in which case such declared cash Regular Dividend will be paid pursuant to Section 5(c) and Section 10(d)(iii)(2) notwithstanding such Exchange, and such cash amount per share of Exchangeable Preferred Stock will not be included in the amount added to the Liquidation Preference pursuant to this proviso; or (B) any portion of the addition to the Liquidation Preference pursuant to this proviso would not have been permitted to be added to the Liquidation Preference pursuant to the Exchange Limitation if the addition were made pursuant to Section 5(a)(iii)(1), in which case such portion will be paid in cash as part of the Exchange Consideration, if the Company has sufficient funds legally available therefor (or, to the extent the Company fails to make such payment, the Parent will be make such payment pursuant to Section 5.21(a) of the Investment Agreement). The Parent will be obligated to deliver the Exchange Consideration pursuant to Section 5.21(b) of the Investment Agreement.

(ii)              Payment of Cash in Lieu of any Fractional Share of Parent Common Stock. Subject to Section 12(b), in lieu of delivering any fractional share of Parent Common Stock otherwise due upon Exchange of any Exchangeable Preferred Stock, the Parent will, pursuant to the Investment Agreement, pay cash based on the Last Reported Sale Price per share of Parent Common Stock on the Exchange Date for such Exchange (or, if such Exchange Date is not a Trading Day, the immediately preceding Trading Day).

(iii)            Delivery of Exchange Consideration. Except as provided in Section 10(f)(i)(2), the Exchange Consideration due upon Exchange of any Exchangeable Preferred Stock will be paid or delivered, as applicable, on or before the second (2nd) Business Day immediately after the Exchange Date for such Exchange.

(f)                Exchange Price Adjustments.

(i)                 Events Requiring an Adjustment to the Exchange Price. The Exchange Price will be adjusted from time to time as follows:

(1)               Stock Dividends, Splits and Combinations. If the Parent issues solely shares of Parent Common Stock as a dividend or distribution on all or substantially all shares of the Parent Common Stock, or if the Parent effects a stock split or a stock combination of the Parent Common Stock (in each case excluding an issuance solely pursuant to a Parent Common Stock Change Event, as to which Section 10(i) will apply), then the Exchange Price will be adjusted based on the following formula:

where:

CP0	=	the Exchange Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1	=	the Exchange Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0	=	the number of shares of Parent Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Parent Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Exchange Price will be readjusted, effective as of the date the Parent’s Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Exchange Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)               Tender Offers or Exchange Offers. If the Parent, the Company or any of their respective Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Parent Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Parent’s Board of Directors) of the cash and other consideration paid per share of Parent Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Parent Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Exchange Price will be decreased based on the following formula:

where:

CP0	=	the Exchange Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CP1	=	the Exchange Price in effect immediately after the Expiration Time;

SP	=	the average of the Last Reported Sale Prices per share of Parent Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0	=	the number of shares of Parent Common Stock outstanding immediately before the Expiration Time (including all shares of Parent Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	=	the aggregate value (determined as of the Expiration Time by the Parent’s Board of Directors) of all cash and other consideration paid for shares of Parent Common Stock purchased or exchanged in such tender or exchange offer; and

OS1	=	the number of shares of Parent Common Stock outstanding immediately after the Expiration Time (excluding all shares of Parent Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Exchange Price will in no event be adjusted up pursuant to this Section 10(f)(i)(2), except to the extent provided in the immediately following paragraph. The adjustment to the Exchange Price pursuant to this Section 10(f)(i)(2) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Exchange Date for any share of Exchangeable Preferred Stock to be Exchanged occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such Exchange until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Parent Common Stock in such tender or exchange offer are rescinded, the Exchange Price will be readjusted to the Exchange Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Parent Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii)              No Adjustments in Certain Cases. Without limiting the operation of Sections 5(a)(iii)(1) and 10(e)(i), the Company will not be required to adjust the Exchange Price except pursuant to Section 10(f)(i). Without limiting the foregoing, the Company will not be required to adjust the Exchange Price on account of:

(1)               except as otherwise provided in Section 10(f)(i), the sale of shares of Parent Common Stock for a purchase price that is less than the market price per share of Parent Common Stock or less than the Exchange Price;

(2)               the issuance of any shares of Parent Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Parent Common Stock under any such plan;

(3)               the issuance of any shares of Parent Common Stock or options or rights to purchase shares of Parent Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4)               the issuance of any shares of Parent Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or

(5)               solely a change in the par value of the Parent Common Stock.

(iii)            Adjustment Deferral. If an adjustment to the Exchange Price otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Exchange Price, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Exchange Price; (2) the Exchange Date of any share of Exchangeable Preferred Stock; (3) the date a Fundamental Change or Make-Whole Fundamental Change occurs; and (4) the Redemption Notice Date for any Redemption.

(iv)             Stockholder Rights Plans. If any shares of Parent Common Stock are to be issued upon Exchange of any Exchangeable Preferred Stock and, at the time of such Exchange, the Parent has in effect any stockholder rights plan, then the Holder of such Exchangeable Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such Exchange, the rights set forth in such stockholder rights plan.

(v)               Determination of the Number of Outstanding Shares of Parent Common Stock. For purposes of Section 10(f)(i), the number of shares of Parent Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Parent Common Stock; and (2) exclude shares of Parent Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Parent Common Stock held in its treasury).

(vi)             Rounding of Calculations. All calculations with respect to the Exchange Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).

(vii)          Notice of Exchange Price Adjustments. Upon the effectiveness of any adjustment to the Exchange Price pursuant to Section 10(f)(i), the Company will promptly send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Exchange Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g)               Voluntary Exchange Price Decreases.

(i)                 Generally. To the extent permitted by law and applicable stock exchange rules, the Company or the Parent, from time to time, may (but is not required to) decrease the Exchange Price by any amount if (1) the applicable Board of Directors determines that such decrease is in the best interests of the Company or the Parent, as applicable, or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Parent Common Stock or rights to purchase Parent Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Parent Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period.

(ii)              Notice of Voluntary Decrease. If the applicable Board of Directors determines to decrease the Exchange Price pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder and the Exchange Agent of such decrease to the Exchange Price, the amount thereof and the period during which such decrease will be in effect.

(h)               Limitation on Exchange Right.

(i)                 Generally. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite 5635(b) Stockholder Approval is obtained, if at all, no shares of Parent Common Stock will be issued or delivered upon Exchange of any Exchangeable Preferred Stock of any Holder, and no Exchangeable Preferred Stock of any Holder will be Exchangeable, in each case to the extent, and only to the extent, that such issuance, delivery, Exchange or Exchangeability would result in such Holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, beneficially owning in excess of nineteen and nine tenths percent (19.9%) of the then-outstanding shares of Parent Common Stock (this restrictions set forth in this sentence, the “Ownership Limitation”). For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. The limitations on the Exchangeability of any Exchangeable Preferred Stock pursuant to this Section 10(h)(i) will not, in themselves, cause such Exchangeable Preferred Stock to cease to be outstanding (and Regular Dividends will continue to accumulate on any portion of such Exchangeable Preferred Stock that has been tendered for Exchange and whose Exchangeability is suspended pursuant to this Section 10(h)(i)), and such limitations will cease to apply if and when such Exchangeable Preferred Stock’s Exchangeability and Exchange will not violate this Section 10(h)(i).

(ii)              Obligations Not Extinguished. If any Exchange Consideration otherwise due upon the Exchange of any Exchangeable Preferred Stock is not delivered as a result of the Ownership Limitation, then the obligation to deliver such Exchange Consideration will not be extinguished, and such Exchange Consideration will be delivered as soon as reasonably practicable after the Holder of such Exchangeable Preferred Stock provides written confirmation to the Company that such delivery will not contravene the Ownership Limitation. Any purported delivery of shares of Parent Common Stock upon Exchange of any Exchangeable Preferred Stock will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Ownership Limitation.

(i)                 Effect of Parent Common Stock Change Event.

(i)                 Generally. If there occurs any:

(1)               recapitalization, reclassification or change of the Parent Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Parent Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2)               consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)               sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)               other similar event,

and, as a result of which, the Parent Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Parent Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Parent Common Stock would be entitled to receive on account of such Parent Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A)       from and after the effective time of such Parent Common Stock Change Event, (I) the consideration due upon Exchange of any Exchangeable Preferred Stock will be determined in the same manner as if each reference to any number of shares of Parent Common Stock in Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 10(c), each reference to any number of shares of Parent Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Fundamental Change,” the terms “Parent Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)       for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Parent Common Stock, by the holders of Parent Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)              Compliance Covenant. The Company (and, pursuant to Section 5.21(g) of the Investment Agreement, the Parent) will not voluntarily participate in any Parent Common Stock Change Event unless its terms are consistent with this Section 10(i).

(iii)            Execution of Supplemental Instruments. On or before the date the Parent Common Stock Change Event becomes effective, the Company and, if applicable, the Parent and the resulting, surviving or transferee Person (if not the Company) of such Parent Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Exchange Price pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iv)             Notice of Parent Common Stock Change Event. The Company will provide notice of each Parent Common Stock Change Event to Holders no later than the effective date of the Parent Common Stock Change Event.

Section 11.            Certain Provisions Relating to the Issuance of Parent Common Stock.

(a)               Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Exchange Price), the Company will make appropriate adjustments, if any, to those calculations to account for Price), any dividend or distribution on the Parent Common Stock whose Ex-Dividend Date occurs, or any adjustment to the Exchange Price pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Exchange Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)               Delivery of Treasury Shares. To the extent the Parent delivers shares of Parent Common Stock held in the Parent’s treasury in settlement of any obligation under this Certificate of Designations and Section 5.21(b) of the Investment Agreement to deliver shares of Parent Common Stock, each reference in this Certificate of Designations to the issuance of shares of Parent Common Stock in connection therewith will be deemed to include such delivery.

(c)               Taxes Upon Issuance of Parent Common Stock. The Company (or, to the extent the Company fails to do so, the Parent, pursuant to Section 5.21(f) of the Investment Agreement) will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Parent Common Stock upon Exchange of the Exchangeable Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 12.            Calculations.

(a)               Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Exchangeable Preferred Stock, including determinations of the Exchange Price, the Last Reported Sale Prices and accumulated Regular Dividends on the Exchangeable Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)               Calculations Aggregated for Each Holder. The composition of the Exchange Consideration due upon Exchange of the Exchangeable Preferred Stock of any Holder will be computed based on the total number of shares of Exchangeable Preferred Stock of such Holder being Exchanged with the same Exchange Date. Any cash amounts due to such Holder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Section 13.            Tax Treatment. For U.S. federal and other applicable state and local income tax purposes, it is intended that (a) the Exchangeable Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a); (b) no Holder will be required to include in income any amounts in respect of the Exchangeable Preferred Stock by operation of Section 305(b) or (c) of the Code and (c) any exchange of the Exchangeable Preferred Stock shall be treated as a “reorganization” within the meaning of Section 368(a)(1) of the Code (and that Section 10 of this Certificate of Designations, taken together with the Investment Agreement, be treated as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-1(c)). The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment (including by way of withholding) unless otherwise required by a determination within the meaning of Section 1313(a) of the Code. The Company will not, and will not cause or permit any of its Subsidiaries to, issue any securities or otherwise take any action that could reasonably be expected to affect the treatment described in clause (b) and clause (c).

Section 14.            Notices. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing either (a) by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register; or (b) by facsimile or other electronic transmission, or by other similar means of unsecured electronic communication, to the facsimile or electronic address, as applicable, of such Holder shown on the Register (which transmission or communication will be deemed to be in writing), provided receipt of such transmission or communication is acknowledged.

Section 15.            Legally Available Funds. Without limiting the rights of the Holders (including pursuant to Section 6), if the Company does not have sufficient funds legally available to fully pay any cash amount otherwise due on the Exchangeable Preferred Stock, then the Company will pay the deficiency promptly after funds thereafter become legally available therefor.

Section 16.            No Other Rights. The Exchangeable Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

Shentel Broadband Holding Inc.

By:
Name:
Title:

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF EXCHANGEABLE PREFERRED STOCK

[Insert Restricted Stock Legend, if applicable]

SHENTEL BROADBAND HOLDING INC.

Series A Participating Exchangeable Perpetual Preferred Stock

Certificate No. [___]

Shentel Broadband Holding Inc., a Delaware corporation (the “Company”), certifies that [___] is the registered owner of [___] shares of the Company’s Series A Participating Exchangeable Perpetual Preferred Stock (the “Exchangeable Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Exchangeable Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Exchangeable Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

A-1

IN WITNESS WHEREOF, Shentel Broadband Holding Inc. has caused this instrument to be duly executed as of the date set forth below.

Shentel Broadband Holding Inc.

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

A-2

SHENTEL BROADBAND HOLDING INC.

Series A Participating Exchangeable Perpetual Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Exchangeable Preferred Stock. Terms of the Exchangeable Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1.                  Method of Payment. Cash amounts due on the Exchangeable Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(e) of the Certificate of Designations.

2.                  Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Exchangeable Preferred Stock represented by this Certificate for all purposes, subject to Section 3(l) of the Certificate of Designations.

3.                  Denominations; Transfers and Exchanges. All shares of Exchangeable Preferred Stock will be in registered form and in denominations equal to any whole number of shares. Subject to the terms of the Certificate of Designations, the Holder of the Exchangeable Preferred Stock represented by this Certificate may transfer or exchange such Exchangeable Preferred Stock by presenting this Certificate to the Registrar and delivering any required documentation or other materials.

4.                  Dividends. Dividends on the Exchangeable Preferred Stock will accumulate and will be paid in the manner, and subject to the terms, set forth in Section 5 of the Certificate of Designations.

5.                  Liquidation Preference. The Liquidation Preference per share of Exchangeable Preferred Stock is initially equal to the Initial Liquidation Preference per share of Exchangeable Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Sections 5(a)(iii)(1) and 10(e)(i) of the Certificate of Designations. The rights of Holders upon the Company’s liquidation, dissolution or winding up are set forth in Section 6 of the Certificate of Designations.

6.                  Right of Holders to Require the Company to Repurchase Exchangeable Preferred Stock upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Exchangeable Preferred Stock for cash in the manner, and subject to the terms, set forth in Section 8 of the Certificate of Designations.

7.                  Right of the Company to Redeem the Exchangeable Preferred Stock. The Company will have the right to redeem the Exchangeable Preferred Stock in the manner, and subject to the terms, set forth in Section 7 of the Certificate of Designations.

A-3

8.                  Voting Rights. Holders of the Exchangeable Preferred Stock have the voting rights set forth in Section 9 of the Certificate of Designations.

9.                  Exchange. The Exchangeable Preferred Stock will be Exchangeable into Exchange Consideration in the manner, and subject to the terms, set forth in Section 10 of the Certificate of Designations.

10.              Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Shentel Broadband Holding Inc.

500 Shentel Way

Edinburg, Virginia 22824

Attention: Chief Financial Officer

A-4

OPTIONAL EXCHANGE NOTICE

SHENTEL BROADBAND HOLDING INC.

Series A Participating Exchangeable Perpetual Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Exchange Notice, the undersigned Holder of the Exchangeable Preferred Stock identified below directs the Company to Exchange (check one):

☐	all of the shares of Exchangeable Preferred Stock

☐	____________________* shares of Exchangeable Preferred Stock identified by Certificate No. ____________________.

(Optional) Identify account within the United States to which any cash Exchange Consideration will be wired:

Bank Routing Number:
SWIFT Code:
Bank Address:

Account Number:
Account Name:

Date:
(Legal Name of Holder)

By:
Name:
Title:

_____________________

*	Must be a whole number.

A-5

FUNDAMENTAL CHANGE REPURCHASE NOTICE

SHENTEL BROADBAND HOLDING INC.

Series A Participating Exchangeable Perpetual Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Exchangeable Preferred Stock identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	all of the shares of Exchangeable Preferred Stock
☐	____________________* shares of Exchangeable Preferred Stock identified by Certificate No. ____________________.

(Optional) Identify account within the United States to which the Fundamental Change Repurchase Price will be wired:

Bank Routing Number:
SWIFT Code:
Bank Address:

Account Number:
Account Name:

The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

_____________________

*	Must be a whole number.

A-6

ASSIGNMENT FORM

SHENTEL BROADBAND HOLDING INC.

Series A Participating Exchangeable Perpetual Preferred Stock

Subject to the terms of the Certificate of Designations, the undersigned Holder of the Exchangeable Preferred Stock identified below assigns (check one):

☐	all of the shares of Exchangeable Preferred Stock
☐	____________________[1] shares of Exchangeable Preferred Stock identified by Certificate No. ____________________, and all rights thereunder, to:

Name:
Address:

Social security or tax identification number:

and irrevocably appoints:

as agent to transfer such shares on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

_____________________

[1]	Must be a whole number.
A-7

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1

EXHIBIT B

Reorganization

1.      Prior to the Closing, Parent will contribute to the Company, for further contribution to Shentel Broadband Operations LLC, a Delaware limited liability company and direct, wholly owned Subsidiary of the Company (“Shentel Operations”), all of the equity interests of its direct, wholly owned Subsidiaries, Shenandoah Personal Communications LLC and Shenandoah Telephone Company.

2.      Prior to the Closing, Parent will contribute to the Company, for further contribution to Shentel Operations (or one of its Subsidiaries), or otherwise assign or transfer to Shentel Operations (or one of its Subsidiaries), all of the operating assets, properties and rights owned by Parent, except for any Holding Company Assets.

3.      Immediately following the consummation of the Acquisition, Parent will contribute to the Company, for further contribution to Shentel Operations (or one of its Subsidiaries), all of the equity interests of the Target Company.

Current Organizational Chart

68

Post-Reorganization Organizational Chart

EXHIBIT C

Acquisition Agreement

(Attached)

[See Exhibit 2.1 to the Company’s Form 8-K]

EXHIBIT D

Shenandoah Telecommunications Company

Registration Rights Agreement

[closing date]

- i -

(l)	Settlement of Transfers and De-Legending	22
(m)	Certain Covenants Relating to Underwritten Offerings	22
Section 7.	Expenses	23
Section 8.	Certain Agreements and Representations of the Holders	23
(a)	Provision of Information	23
(b)	Use of Offering Materials	23
(c)	Covenants Relating to Blackout Periods	23
Section 9.	Indemnification and Contribution	23
(a)	Indemnification by the Company	23
(b)	Indemnification by the Holders	24
(c)	Indemnification Procedures	24
(d)	Contribution Where Indemnification Not Available	26
(e)	Remedies Not Exclusive	26
Section 10.	Termination of Registration Rights	27
Section 11.	Rule 144	27
Section 12.	Subsequent Holders	27
Section 13.	Miscellaneous	27
(a)	Notices	27
(b)	Amendments and Waivers	28
(c)	Third Party Beneficiaries	29
(d)	Governing Law; Waiver of Jury Trial	29
(e)	Submission to Jurisdiction	29
(f)	No Adverse Interpretation of Other Agreements.	29
(g)	Successors	29
(h)	Severability	29
(i)	Counterparts	30
(j)	Table of Contents, Headings, Etc	30
(k)	Entire Agreement	30
(l)	Specific Performance	30

Exhibits

Exhibit A: Form of Notice and Questionnaire		A-1

- ii -

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT, dated as of [closing date], among Shenandoah Telecommunications Company, a Virginia corporation (the “Company”), and the Investors signatory hereto (collectively, the “Investors”).

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Investment Agreement (as defined in Section 1).

THEREFORE, each party to this Agreement agrees as follows.

Section 1.                Definitions.

“Affiliate” has the meaning set forth in Rule 144.

“Agreement” means this Registration Rights Agreement, as amended or supplemented from time to time.

“As-Exchanged Exchangeable Preferred Stock Ownership Percentage” means, with respect to any Holder(s) as of any time, a fraction (a) whose numerator is the aggregate number of Registrable Underlying Securities owned, or issuable upon exchange of Exchangeable Preferred Stock owned, by such Holder(s) as of such time; and (b) whose denominator is the aggregate number of Registrable Underlying Securities that are then outstanding or are issuable upon exchange of all Exchangeable Preferred Stock then outstanding; provided, however, that, for purposes of this definition, (i) Registrable Underlying Securities not relating to any Exchangeable Preferred Stock that was issued pursuant to the Investment Agreement will be disregarded; and (ii) the number of Registrable Underlying Securities issuable upon exchange of the Exchangeable Preferred Stock will be determined without regard to clause (B) of the proviso to Section 10(e)(i) or to Section 10(h)(i) of the Certificate of Designations. Solely for purposes of this definition, Exchangeable Preferred Stock or Registrable Underlying Securities owned by the Company or any of its Affiliates will be deemed not to be outstanding.

“Blackout Commencement Notice” has the meaning set forth in Section 5(a)(i).

“Blackout Period” has the meaning set forth in Section 5(a)(iv).

“Blackout Termination Notice” has the meaning set forth in Section 5(a)(iv).

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Certificate of Designations” means the Certificate of Designations of the Company establishing the terms of the Exchangeable Preferred Stock, as the same may be amended or supplemented from time to time.

“Common Stock” means the common stock, no par value, of the Company.

“Common Stock Change Event” has the meaning ascribed to “Parent Common Stock Change Event” in the Certificate of Designations.

“Company” means Shenandoah Telecommunications Company, a Virginia corporation.

“Company Trading Policy” means the insider trading policy of the Company, as the same is in effect on the date of the Investment Agreement and any subsequent amendments, supplements, waivers or other modifications thereto, but not giving effect to any provisions in such amendments, supplements, waivers or modifications, if any, that expand the trading restrictions applicable to Investor Directors or its affiliates or related parties unless, and only to the extent, required by applicable securities laws.

“Exchangeable Preferred Stock” means the Subsidiary Issuer’s Series A Participating Exchangeable Perpetual Preferred Stock, $0.01.

“Demand Underwriting Registration Notice” has the meaning set forth in Section 3(a).

“Demand Underwriting Registration Statement” means each registration statement under the Securities Act that is designated by the Company for the registration, under the Securities Act, of any Demand Underwritten Offering pursuant to Section 3. For the avoidance of doubt, the Demand Underwriting Registration Statement may, at the Company’s election, be the General Resale Registration Statement.

“Demand Underwriting Registration Statement Documents” means any Demand Underwriting Registration Statement, all pre- and post-effective amendments thereto, the related prospectus (including any preliminary prospectus), all supplements to such prospectus (including any preliminary prospectus supplements), the documents incorporated by reference in any of the foregoing and each related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act).

“Demand Underwritten Offering” has the meaning set forth in Section 3(a).

“Demand Underwritten Offering Designated Holder Counsel” has the meaning set forth in Section 3(b)(iii).

“Demand Underwritten Offering Holder Representative” has the meaning set forth in Section 3(b)(ii).

“Demanding Notice Holders” has the meaning set forth in Section 3(a).

“Depositary” means The Depository Trust Company or any other entity acting as securities depositary for any of the Registrable Underlying Securities.

“Designated Holder Counsel” has the following meaning: (a) with respect to the General Resale Registration Statement, a single counsel that is designated and appointed, by one or more Notice Holders whose aggregate As-Exchanged Exchangeable Preferred Stock Ownership Percentage exceeds fifty percent (50%) (with written notice of such designation and appointment to the Company by such Notice Holders), to serve as counsel for all Notice Holders in respect of the General Resale Registration Statement (which counsel, as of the date of this Agreement, is hereby designated by the Notice Holders to be Latham & Watkins LLP); (b) with respect to any Demand Underwritten Offering, the Demand Underwritten Offering Designated Holder Counsel designated for such Demand Underwritten Offering pursuant to Section 3(b)(iii); and (c) with respect to any Piggyback Underwritten Offering, a single counsel that is designated and appointed, by one or more Notice Holders owning a majority of the Registrable Underlying Securities to be sold pursuant to such Piggyback Underwritten Offering (with written notice thereof to the Company by such Notice Holders), to serve as counsel for such Notice Holders in respect of such Piggyback Underwritten Offering (which counsel, as of the date of this Agreement, is hereby designated by the Notice Holders to be Latham & Watkins LLP).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Form S-3” means Form S-3 under the Securities Act, or any successor form thereto.

“GCM Investor Agreement” means that certain Investor Rights Agreement, dated [__], 202[4], by and between the Company and LIF Vista, LLC, a Delaware limited liability company.

“General Primary Registration Statement” has the meaning set forth in Section 4(e).

“General Resale Registration Statement” means each registration statement under the Securities Act that is filed pursuant to Section 2 for the purposes set forth therein.

“General Resale Registration Statement Documents” means any General Resale Registration Statement, all pre- and post-effective amendments thereto, the related prospectus (including any preliminary prospectus), all supplements to such prospectus (including any preliminary prospectus supplements), the documents incorporated by reference in any of the foregoing and each related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act).

“General Resale Registration Statement Effectiveness Deadline Date” means the date that is six (6) months after the Initial Issue Date.

“General Resale Registration Statement Effectiveness Period” means the period that (a) begins on, and includes, the earlier of (i) the General Resale Registration Statement Effectiveness Deadline Date; and (ii) the first date the General Resale Registration Statement is effective under the Securities Act; and (b) ends on the first date when no Registrable Underlying Securities are outstanding.

“Holder” means, subject to Section 12, any Person that beneficially owns any Registrable Underlying Securities. For these purposes, a Person will be deemed to beneficially own any Registrable Underlying Securities issuable upon exchange of any other securities beneficially owned by such person.

“Holder Indemnified Person” mean each of the following Persons: (a) any Holder; (b) any Affiliate of any Holder; (c) any partner, director, officer, member, stockholder, employee, advisor or other representative of any Holder or its Affiliates; (d) each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (e) each successor of the foregoing Persons.

“Holder Information” means, with respect to any Holder, any information furnished in writing by or on behalf of such Holder to the Company expressly for use in any Registration Statement Document (including information in any Notice and Questionnaire delivered by such Holder to the Company).

“Indemnified Person” means any Company Indemnified Person or Holder Indemnified Person.

“Indemnifying Party” has the meaning set forth in Section 9(c)(i).

“Initial Issue Date” has the meaning set forth in the Certificate of Designations.

“Initial Notice and Questionnaire Deadline Date” means the date that is ten (10) calendar days before the first date that the relevant General Resale Registration Statement becomes effective under the Securities Act.

“Investment Agreement” means that certain Investment Agreement, dated as of October 24, 2023, among the Issuers and the Investors.

“Investor Designee” has the meaning set forth in the Investment Agreement.

“Investor Director” has the meaning set forth in the Investment Agreement.

“Investors” has the meaning set forth in the first paragraph of this Agreement.

“Issuer Indemnified Person” mean each of the following Persons: (a) either Issuer; (b) any Affiliate of either Issuer; (c) any partner, director, officer, member, stockholder, employee, advisor or other representative of either Issuer or its Affiliates; (d) each Person, if any, who controls either Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (e) each successor of the foregoing Persons.

“Issuer Registration Expenses” means all fees and expenses incurred by either Issuer in connection with its obligations pursuant to Section 2, 3, 4 or 6 (regardless of whether any Registration Statement is filed or becomes effective under the Securities Act or whether any Demand Underwritten Offering or Piggyback Underwritten Offering is consummated), including the following, to the extent applicable: (a) registration, qualification or filing fees of the SEC, the Financial Industry Regulatory Authority, Inc. or state securities or “blue sky” regulatory agencies; (b) fees incurred in connection with the listing, or the maintaining of any listing, of any Registrable Underlying Securities on any national securities exchange or inter-dealer quotation system; (c) the fees and disbursements of counsel for either Issuer or of any independent accounting firm for either Issuer; and (d) the reasonable and documented fees and out-of-pocket expenses of a single Designated Holder Counsel incurred in connection with the General Resale Registration Statement, a single Designated Holder Counsel incurred in connection with any Demand Underwritten Offering, or a single Designated Holder Counsel incurred in connection with any Piggyback Underwritten Offering; provided, however, that Issuer Registration Expenses will not include (i) any fees, expenses or disbursements of any counsel for any Holder, except fees and expenses of any Designated Holder Counsel that constitute Issuer Registration Expenses pursuant to clause (d) above; or (ii) any underwriting, brokerage or similar fees or discounts or selling commissions, or any stock transfer taxes (or any other taxes borne by any Holder), incurred in connection with the sale or other transfer of any Registrable Underlying Securities.

“Issuers” means the Company and the Subsidiary Issuer.

“Loss” means any loss, damage, expense, liability or claim (including reasonable costs of investigating or defending, and reasonable attorney’s fees and disbursements in connection with, the same).

“Managing Underwriters” means, with respect to any Demand Underwritten Offering or Piggyback Underwritten Offering, one or more registered broker-dealers that are designated in accordance with this Agreement to administer such offering.

“Material Disclosure Defect” has the following meaning with respect to any document: (a) if such document is of the type as to which the provisions of Section 11 of the Securities Act are applicable, that such document contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (b) in all other cases, that such document includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

“Maximum Successful Underwritten Offering Size” means, with respect to any Demand Underwritten Offering or Piggyback Underwritten Offering, the maximum number of securities that may be sold in such offering without adversely affecting the success of such offering, as advised by the Managing Underwriters for such offering to the Company and, in the case of a Demand Underwritten Offering, the applicable Demand Underwritten Offering Holder Representative.

“Non-Holder Securities” means any securities of the Company, or of any Person other than any Holder, to be included in any Piggyback Underwritten Offering.

“Notice and Questionnaire” means a duly completed and executed Notice and Questionnaire substantially in the form set forth in Exhibit A.

“Notice Holder” means, subject to Section 12, a Holder that has delivered a Notice and Questionnaire to the Company.

“Offering Launch Time” means, with respect to a Demand Underwritten Offering or Piggyback Underwritten Offering, the earliest of (a) the first date a preliminary prospectus (or prospectus supplement) for such offering is filed with the SEC; (b) the first date such offering is publicly announced; and (c) the date a definitive agreement is entered into with the Managing Underwriters respect to the such offering.

“Other Holder” means any Person, other than the Company or any Holder, exercising piggyback rights in a Piggyback Underwritten Offering other than pursuant to this Agreement.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Agreement.

“Piggyback Registration Statement” means each registration statement under the Securities Act that registers any Piggyback Underwritten Offering that includes any Registrable Underlying Securities pursuant to Section 4.

“Piggyback Registration Statement Documents” means any Piggyback Registration Statement, all pre- and post-effective amendments thereto, the related prospectus (including any preliminary prospectus), all supplements to such prospectus (including any preliminary prospectus supplements), the documents incorporated by reference in any of the foregoing and each related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act).

“Piggyback Right” has the meaning set forth in Section 4(a)(ii).

“Piggyback Underwritten Offering” means a firmly underwritten public offering of the Common Stock that is registered under the Securities Act and pursuant to which the Company or other selling stockholders sell Common Stock to one or more underwriters for reoffering to the public for cash; provided, however, that the following will not constitute a Piggyback Underwritten Offering: (a) any Demand Underwritten Offering or any “Demand Underwritten Offering” as defined in the GCM Investor Agreement; (b) any “at-the-market” offering pursuant to which Common Stock is sold from time to time into an existing market at prices then prevailing; and (c) the filing or effectiveness of any registration statement under the Securities Act for one or more offerings on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (including “unallocated” or “kitchen sink” registration statements), or any amendment to such a registration statement; provided no firmly underwritten public offering of the type referred to in this definition is contemplated at the time of such filing or effectiveness.

“Piggyback Underwritten Offering Notice” has the meaning set forth in Section 4(a)(i).

“Piggyback Underwritten Offering Notice Deadline Date” means, with respect to any Piggyback Underwritten Offering, the seventh (7th) Business Days before the date of the Offering Launch Time for such Piggyback Underwritten Offering; provided, however, that if a new registration statement that is not an “automatic registration statement” (as defined in Rule 405 under the Securities Act) will be filed for such Piggyback Underwritten Offering, then the Piggyback Underwritten Offering Notice Deadline Date will instead be the fifth (5th) Business Days before the date such registration statement is initially filed with the SEC; provided, further, that if an “organizational” or similar meeting is held in connection with the commencement of the preparation for such Piggyback Underwritten Offering, then the Piggyback Underwritten Offering Notice Deadline will in no event be earlier than the date of such meeting.

“Proceeding” has the meaning set forth in Section 9(c)(i).

“Registrable Underlying Securities” means:

(a)       the Common Stock or other securities issued or issuable (including following a Common Stock Change Event) upon exchange of the Exchangeable Preferred Stock;

(b)       the Common Stock owned by Hill City Holdings, LP, a Delaware limited partnership; and

(c)       any securities issued, distributed or otherwise delivered with respect to any security referred to in clause (a) or (b) above upon any stock dividend, combination or split or other similar event or in connection with a Common Stock Change Event;

provided, however, that a security described in clause (a), (b) or (c) above will cease to be a Registrable Underlying Security upon the earliest to occur of the following events:

(x)       such security ceases to be outstanding; and

(y)       such security is sold or otherwise transferred in a transaction (including, for the avoidance of doubt, a transaction that is registered under the Securities Act) following which such security ceases to be a “restricted security” (as defined in Rule 144).

“Registration Statement” means any General Resale Registration Statement, Demand Underwriting Registration Statement or Piggyback Registration Statement.

“Registration Statement Documents” means any General Resale Registration Statement Documents, Demand Underwriting Registration Statement Documents or Piggyback Registration Statement Documents.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto).

“Rule 415” means Rule 415 under the Securities Act (or any successor rule thereto).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Specified Courts” has the meaning set forth in Section 13(e).

“Subsidiary Issuer” means Shentel Broadband Holding Inc., a Delaware corporation and wholly owned subsidiary of the Company.

Rules of Construction. For purposes of this Agreement:

(a)       “or” is not exclusive;

(b)       “including” means “including without limitation”;

(c)       “will” expresses a command;

(d)       a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(e)       words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(f)       “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(g)       references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(h)       the exhibits, schedules and other attachments to this Agreement are deemed to form part of this Agreement.

Section 2.                General Resale Registration Statement.

(a)               Filing and Effectiveness of General Resale Registration Statement. Subject to Section 5, the Company will (i) prepare and file a General Resale Registration Statement with the SEC; and (ii) use commercially reasonable efforts to cause such General Resale Registration Statement to (x) become effective under the Securities Act no later than the General Resale Registration Statement Effectiveness Deadline Date; and (y) remain continuously effective, and usable for the resale or other transfer of Registrable Underlying Securities, under the Securities Act throughout the General Resale Registration Statement Effectiveness Period.

(b)               Contents of and Requirements for General Resale Registration Statement. The Company will cause the General Resale Registration Statement to satisfy the following requirements:

(i)                 Registration for Continuous Resale by Holders Under Rule 415. The General Resale Registration Statement will register, under the Securities Act, the offer and resale, from time to time on a continuous basis under Rule 415, of Registrable Underlying Securities by the Holders thereof as provided in Sections 2(b)(ii) and 2(c).

(ii)              Selling Securityholder Information. When it first becomes effective under the Securities Act, the General Resale Registration Statement will cover resales of Registrable Underlying Securities of Notice Holders identified in all Notice and Questionnaires delivered to the Company on or before the Initial Notice and Questionnaire Deadline Date. Thereafter, the General Resale Registration Statement will cover resales of Registrable Underlying Securities of Notice Holders as provided in Section 2(c). No Holder will be permitted to have any of its Registrable Underlying Securities covered by any General Resale Registration Statement pursuant to this Agreement unless and until it complies with Section 8(a). Notwithstanding anything to the contrary in Section 8(a) or this Section 2(b)(ii), the Company will not be excused of its obligations set forth in Section 2(a) as a result of the failure of any Holder to deliver a Notice and Questionnaire or otherwise comply with Section 8(a) and, if necessary, the Company will file and cause to be effective a General Resale Registration Statement pursuant to Section 2(a) without naming any Holder specifically; provided, the same is then permitted under the Securities Act and the interpretations and policies of the staff of the SEC thereunder.

(iii)            Plan of Distribution. The General Resale Registration Statement will provide for a plan of distribution in customary form (and reasonably satisfactory to the Holders) for resale registration statements of the type contemplated by this Agreement, including coverage for market transactions on a national securities exchange, privately negotiated transactions and transactions through broker-dealers acting as agent or principal. In addition, if the rules under the Securities Act then so permit, such plan of distribution will permit underwritten offerings (including “block” trades) through one or more registered broker-dealers acting as underwriters to be effected pursuant to one or more prospectus supplements that identify such underwriters (in addition to any other information that may then be required pursuant to the Securities Act); provided, however, that the Company will be under no obligation to effect any such underwritten offering pursuant to the General Resale Registration Statement except pursuant to Section 3.

(iv)             Form S-3. If the resales contemplated by the General Resale Registration Statement are then eligible to be registered by the Company on Form S-3, then the General Resale Registration Statement will be on such Form S-3.

(c)               Obligation to Make Filings to Name Additional Notice Holders. If any Holder delivers a Notice and Questionnaire to the Company after the Initial Notice and Questionnaire Deadline Date, then, subject to Section 5 and the other provisions of this Section 2(c), the Company will make such filing(s) with the SEC (including, if applicable, (w) a post-effective amendment, (x) a prospectus supplement, (y) any document that will be incorporated by reference in the General Resale Registration Statement upon its filing or (z) a new General Resale Registration Statement; provided that the Company will effect such filing by means of a prospectus supplement or a document referred to in the preceding clause (y) instead of a post-effective amendment or a new General Resale Registration Statement, if reasonably practicable and then permitted by the rules of the SEC) so as to enable such Holder to sell or otherwise transfer such Holder’s Registrable Underlying Securities identified in such Notice and Questionnaire pursuant to the applicable General Resale Registration Statement and the related prospectus and, if applicable, prospectus supplement in accordance with the plan of distribution set forth therein. Subject to the next sentence, the Company will make such filing(s) as follows: (i) within sixty (60) calendar days after the date of such delivery (or, if such Notice and Questionnaire is delivered before the initial effective date of the General Resale Registration Statement or during a Blackout Period, such effective date or the last day of such Blackout Period, respectively), if a new General Resale Registration Statement is required (and the Company will use commercially reasonable efforts to cause such new General Resale Registration Statement to become effective under the Securities Act as soon as reasonably practicable); and (ii) in all other cases, within fifteen (15) calendar days after the date of such delivery (or, if such Notice and Questionnaire is delivered before the initial effective date of the General Resale Registration Statement or during a Blackout Period, such effective date or the last day of such Blackout Period, respectively). Notwithstanding anything to the contrary in this Section 2(c), the Company will in no event be required pursuant to this Section 2(c) to file more than one (1) new General Resale Registration Statement within any six (6) month period or more than one (1) other filing in any one (1) month period.

(d)               Filing of New General Resale Registration Statement; Designation of Existing Registration Statement. To the extent the Company deems doing so to be desirable or necessary to satisfy its obligations under this Agreement or to comply with applicable law (including, if applicable, to comply with Rule 415(a)(5)), the Company may file one or more new General Resale Registration Statements or designate an existing registration statement of the Company to constitute a General Resale Registration Statement for purposes of this Agreement; provided that each such new General Resale Registration Statement or existing registration statement satisfies the requirements of this Agreement. Each reference in this Agreement to the General Resale Registration Statement will, if applicable, be deemed to include each such new General Resale Registration Statement or existing registration statement, if any, mutatis mutandis. In addition, the first date any such existing registration statement is amended or supplemented to permit the offer and resale of Registrable Underlying Securities in the manner contemplated by this Agreement will be deemed, for purposes of Sections 6(b) and 6(e) and any related definitions, to be the initial filing date of such existing registration statement, and the first date such amended or supplemented existing registration statement is effective under the Securities Act and permits such the offers and resales will be deemed, for purposes of Sections 2(b)(ii), 2(c) and 6(e) and any related definitions, to be the initial effective date of such existing registration statement.

(e)               Where SEC Rules Do Not Require Naming Selling Securityholders. Notwithstanding anything to the contrary in this Section 2, if the applicable rules under the Securities Act, or interpretations thereof published by the staff of the SEC, are amended so as to permit Holders to resell their Registrable Underlying Securities pursuant to the General Resale Registration Statement without being named as a selling securityholder therein or in any related prospectus or prospectus supplement, then the Company may, at its election, amend any applicable General Resale Registration Statement Documents to identify the Holders generically in accordance with such rules and interpretations, in which event the Company will no longer have any obligation thereafter make any filings pursuant to Section 2(c) to the extent such filings are not necessary to permit any Holder to sell its Registrable Underlying Securities pursuant to the General Resale Registration Statement.

Section 3.                Demand Underwriting Registration Rights.

(a)               Right to Demand Underwriting Registrations. Subject to the other provisions of this Section 3, Notice Holders will have the right, exercisable by written notice satisfying the requirements of Section 3(b) (a “Demand Underwriting Registration Notice”) to the Company by any one or more Notice Holders (such Notice Holders, the “Demanding Notice Holders”), to require the Company to register, under the Securities Act, a firmly underwritten public offering (a “Demand Underwritten Offering”) of Registrable Underlying Securities in accordance with this Section 3; provided, however, that:

(i)                 no Demand Underwriting Registration Notice may be delivered, or will be effective, unless, at the time it is delivered, the Company has an effective registration statement on Form S-3 on file with the SEC (including, if applicable, the General Resale Registration Statement) that is available and permitted to be used to register the applicable Demand Underwritten Offering by means of one or more prospectus supplements to such registration statement;

(ii)              no Demand Underwriting Registration Notice may be delivered, or will be effective, if:

(1)               a prior Demand Underwritten Offering is pending or in process, and is not completed or withdrawn, at the time such Demand Underwriting Registration Notice is delivered;

(2)               a “Demand Underwritten Offering” as defined under the GCM Investor Agreement is pending or in process, and is not completed or withdrawn, at the time such Demand Underwriting Registration Notice is delivered; provided, however, that, notwithstanding the foregoing, the number of consecutive calendar days during which this Section 3(a)(ii)(2) may operate to prevent the delivery or effectiveness of a Demand Underwriting Registration Notice will in no event exceed twenty-eight (28) (regardless of the number of such “Demand Underwritten Offerings” pending, in process, completed or withdrawn during such period); provided, further, that Section 3(a)(ii)(2) will not apply, and will have no force or effect, at any time when the GCM Investor Agreement does not contain a reciprocal provision substantially to the effect of the foregoing with respect to the execution of a “Demand Underwritten Offering” as defined under the GCM Investor Agreement while a Demand Underwritten Offering under this Agreement is pending or in process, and is not completed or withdrawn;

(3)               it is delivered during a Blackout Period;

(4)               two (2) or more Demand Underwritten Offerings have been effected, during the eighteen (18) months immediately preceding the date on which such Demand Underwriting Registration Notice is delivered;

(5)               the Company has already effected five (5) or more Demand Underwritten Offerings pursuant to this Agreement; or

(6)               the aggregate market value of the Registrable Underlying Securities of such Notice Holder(s) to be included in the requested Demand Underwritten Offering is less than forty million dollars ($40,000,000); and

(iii)            at any time when a Holder has an Investor Designee serving as an Investor Director, such Holder will not be entitled to deliver a Demand Underwriting Registration Notice, and no Demand Underwriting Registration Notice of such Holder will be effective, in respect of a Demand Underwritten Offering proposed to be conducted during any period in which the Company Trading Policy would not permit such Holder to sell any of its Registrable Underlying Securities in such Demand Underwritten Offering.

(b)               Contents of Demand Underwriting Registration Notice. Each Demand Underwriting Registration Notice sent by any Demanding Notice Holder(s) must state the following:

(i)                 the name of, and contact information for, each such Demanding Notice Holder(s) and the number of the following securities held by each such Demanding Notice Holder: (1) shares of Exchangeable Preferred Stock issued pursuant to the Investment Agreement; and (2) Registrable Underlying Securities that are outstanding and were issued upon exchange of any Exchangeable Preferred Stock that was issued pursuant to the Investment Agreement;

(ii)              (1) the name of, and contact information for, a single natural Person (in such capacity, the “Demand Underwritten Offering Holder Representative”) who is appointed to serve as the representative of all Notice Holders in respect of the requested Demand Underwritten Offering with authority to make the decisions in respect thereof provided in this Section 3; and (2) a statement that each such Demanding Notice Holder consents to such appointment and authority;

(iii)            (1) the name of, and contact information for, a single counsel (in such capacity, the “Demand Underwritten Offering Designated Holder Counsel”) that is designated and appointed to serve as counsel for all Notice Holders in respect of the requested Demand Underwritten Offering; and (2) a statement that each such Demanding Notice Holder consents to such designation and appointment;

(iv)             the desired date of the Offering Launch Time for the requested Demand Underwritten Offering, which desired date cannot (without the Company’s consent, which will not be unreasonably withheld or delayed) be earlier than three (3) Business Days after the date such Demand Underwriting Registration Notice is delivered to the Company;

(v)               the number of Registrable Underlying Securities that are proposed to be sold by each such Demanding Notice Holder.

(c)               Participation by Notice Holders Other Than the Demanding Notice Holder(s). If the Company receives a Demand Underwriting Registration Notice sent by one or more Demanding Notice Holders but not by all Notice Holders, then:

(i)                 the Company will, within two (2) Business Days, send a copy of such Demand Underwriting Registration Notice to each Notice Holder, if any, other than such Demanding Notice Holders; and

(ii)              subject to Section 3(f), the Company will use commercially reasonable efforts to include, in the related Demand Underwritten Offering, Registrable Underlying Securities of any such Notice Holder that has requested such Registrable Underlying Securities to be included in such Demand Underwritten Offering pursuant to a joinder notice that complies with the next sentence.

To include any of its Registrable Underlying Securities in such Demand Underwritten Offering, a Notice Holder must deliver to the Company, no later than the Business Day after the date on which the Company sent a copy of such Demand Underwriting Registration Notice pursuant to subsection (i) above, a written instrument, executed by such Notice Holder, joining in such Demand Underwriting Registration Notice, which instrument contains the information set forth in Section 3(b)(v) with respect to such Notice Holder.

(d)               Certain Procedures Relating to Demand Underwritten Offerings.

(i)                 Obligations and Rights of the Company. Subject to the other terms of this Agreement, upon its receipt of a Demand Underwriting Registration Notice, the Company will (1) designate a Demand Underwriting Registration Statement, in accordance with the definition of such term and this Section 3, for the related Demand Underwritten Offering; and (2) use commercially reasonable efforts to effect such Demand Underwritten Offering in accordance with the reasonable requests set forth in such Demand Underwriting Registration Notice or the reasonable requests of the Demand Underwritten Offering Holder Representative, and cooperate in good faith with the Demand Underwritten Offering Holder Representative in connection therewith. Notwithstanding anything to the contrary in this Agreement, the Company will not be obligated to effect, or take any actions in respect of, any Demand Underwritten Offering during a Blackout Period or at any time when the securities proposed to be sold pursuant to such Demand Underwritten Offering are subject to any lock-up agreement (including pursuant to a prior Demand Underwritten Offering) that has not been waived or released. The Company will be entitled to rely on the authority of the Demand Underwritten Offering Holder Representative of any Demand Underwritten Offering to act on behalf of all Notice Holders that have requested any securities to be included in such Demand Underwritten Offering.

(ii)              Designation of the Underwriting Syndicate. The Managing Underwriters, and any other underwriter, for any Demand Underwritten Offering will be selected by the applicable Demand Underwritten Offering Holder Representative with the approval of the Company (which will not be unreasonably withheld or delayed).

(iii)            Authority of the Demand Underwritten Offering Holder Representative. The Demand Underwritten Offering Holder Representative for any Demand Underwritten Offering will have the following rights with respect to such Demand Underwritten Offering, which rights, if exercised, will be deemed to have been exercised on behalf of all Notice Holders that have requested any securities to be included in such Demand Underwritten Offering:

(1)               in consultation with the Managing Underwriters for such Demand Underwritten Offering, to determine the Offering Launch Time, which date must comply with limitations thereon set forth in Section 3(b)(iv);

(2)               to determine the structure of the offering, provided such structure is reasonably acceptable to the Company;

(3)               to negotiate any related underwriting agreement and it terms, including the amount of securities to be sold by the applicable Notice Holders pursuant thereto and the offering price of, and underwriting discount for, such securities; provided, however, that the Company will have the right to negotiate in good faith all of their representations, warranties and covenants, and indemnification and contribution obligations, set forth in any such underwriting agreement; and

(4)               withdraw such Demand Underwritten Offering by providing written notice of such withdrawal to the Company.

(e)               Conditions Precedent to Inclusion of a Notice Holder’s Registrable Underlying Securities. Notwithstanding anything to the contrary in this Section 3, the right of any Notice Holder to include any of its Registrable Underlying Securities in any Demand Underwritten Offering will be subject to the following conditions:

(i)                 the execution and delivery, by such Notice Holder or it is duly authorized representative or power of attorney, of any related underwriting agreement and such other agreements or instruments (including customary “lock-up” agreements, custody agreements and powers of attorney), if any, as may be reasonably requested by the Managing Underwriters for such Demand Underwritten Offering; and

(ii)              the provision by such Notice Holder, no later than the Business Day immediately after the request therefor, of any information reasonably requested by the Company or such Managing Underwriters in connection with such Demand Underwritten Offering.

(f)                Priority of Securities in Demand Underwritten Offerings. If the total number of securities requested to be included in a Demand Underwritten Offering pursuant to this Section 3 exceeds the Maximum Successful Underwritten Offering Size for such Demand Underwritten Offering, then:

(i)                 the number of securities to be included in such Demand Underwritten Offering will be reduced to an amount that does not exceed such Maximum Successful Underwritten Offering Size; and

(ii)              to effect such reduction,

(1)               the number of Non-Holder Securities included in such Demand Underwritten Offering will be reduced; provided, that the Company will have the right, in its sole discretion, to allocate such reduction of the Non-Holder Securities requested to be included in such Demand Underwritten Offering; and

(2)               if, after excluding all Non-Holder Securities from such Demand Underwritten Offering, the number of Registrable Underlying Securities of Notice Holders that have duly requested such Registrable Underlying Securities to be included in such Demand Underwritten Offering in accordance with this Section 3 exceeds such Maximum Successful Underwritten Offering Size, then number of Registrable Underlying Securities to be included in such Demand Underwritten Offering will be allocated pro rata based on the total number of Registrable Underlying Securities so requested by each such Notice Holder to be included in such Demand Underwritten Offering.

(g)               Covenant Regarding Piggyback Rights with Respect to Demand Underwritten Offering. The Company will not grant any Person (other than a Holder or Notice Holder) the right to include any securities of such Person in any Demand Underwritten Offering.

Section 4.                Piggyback Registration Rights.

(a)               Notice of Piggyback Underwritten Offering and Right to Participate Therein. Subject to the other provisions of this Section 4, if the Company proposes to engage in a Piggyback Underwritten Offering, then:

(i)                 no later than the Piggyback Underwritten Offering Notice Deadline Date for such Piggyback Underwritten Offering, the Company will send to each Notice Holder written notice (the “Piggyback Underwritten Offering Notice”) of such Piggyback Underwritten Offering setting forth the anticipated Offering Launch Time for the related Piggyback Underwritten Offering and the deadline (determined as provided in subsection (ii) below) by which the related Piggyback Right may be exercised; and

(ii)              each Notice Holder will have the right (the “Piggyback Right”) to include all or any portion of its Registrable Underlying Securities in such Piggyback Underwritten Offering, which right is exercisable by delivering, no later than three (3) Business Days after the date the Company sends such Piggyback Underwritten Offering Notice pursuant to subsection (i) above, written notice to the Company setting forth (1) the name of, and contact information for, such Notice Holder; and (2) the number of such Notice Holder’s Registrable Underlying Securities that such Notice Holder requests to be included in such Piggyback Underwritten Offering.

(b)               Certain Procedures Relating to Piggyback Underwritten Offerings.

(i)                 Obligations of the Company. Subject to the other terms of this Agreement, upon exercise of any Piggyback Rights to include any Notice Holder’s Registrable Underlying Securities in a Piggyback Underwritten Offering, the Company will use commercially reasonable efforts to include such Registrable Underlying Securities in such Piggyback Underwritten Offering and will cooperate in good faith with such Notice Holder in connection therewith.

(ii)              Designation of the Underwriting Syndicate. The Managing Underwriters, and any other underwriter, for any Piggyback Underwritten Offering will be selected by the Company in its sole discretion.

(iii)            Right of the Company to Control Offering Procedures, Timing and Related Matters. Notwithstanding anything to the contrary in this Agreement, the Company will have the following rights with respect to each Piggyback Underwritten Offering:

(1)               to determine the Offering Launch Time and timing for such Piggyback Underwritten Offering;

(2)               to determine the structure of the offering, provided such structure is reasonable and customary;

(3)               to negotiate any related underwriting agreement and it terms, including the amount of securities to be sold by the Company or persons other than Notice Holders pursuant thereto and the offering price of, and underwriting discount for, such securities; provided, however, that the Notice Holders whose Registrable Underlying Securities are included in such Piggyback Underwritten Offering will have the right to negotiate in good faith all of their respective representations, warranties and covenants, and indemnification and contribution obligations, set forth in any such underwriting agreement; and

(4)               to terminate such Piggyback Underwritten Offering in its sole discretion; provided, that the Company will provide notice of any such termination to all Notice Holders whose Registrable Underlying Securities were to be included in such Piggyback Underwritten Offering.

(c)               Conditions Precedent to Inclusion of a Notice Holder’s Registrable Underlying Securities. Notwithstanding anything to the contrary in this Section 4, the right of any Notice Holder to include any of its Registrable Underlying Securities in any Piggyback Underwritten Offering upon exercise of the Piggyback Rights therefor will be subject to the followings conditions:

(i)                 the execution and delivery, by such Notice Holder or it is duly authorized representative or power of attorney, of any related underwriting agreement and such other agreements or instruments (including customary “lock-up” agreements, custody agreements and powers of attorney), if any, as may be reasonably requested by the Managing Underwriters for such Piggyback Underwritten Offering; and

(ii)              the provision, by such Notice Holder no later than the Business Day immediately after the request therefor, of any information reasonably requested by the Company or such Managing Underwriters in connection with such Piggyback Underwritten Offering.

(d)               Priority of Securities in Piggyback Underwritten Offerings. If the total number of securities proposed to be included in a Piggyback Underwritten Offering pursuant to this Section 4 exceeds the Maximum Successful Underwritten Offering Size for such Piggyback Underwritten Offering, then:

(i)                 the number of securities to be included in such Piggyback Underwritten Offering will be reduced to an amount that does not exceed such Maximum Successful Underwritten Offering Size, with such number to be allocated:

(1)               first, to the Company or such other Person(s) initiating such Piggyback Underwritten Offering;

(2)               second, among (A) the Notice Holders that have duly requested that all or any portion of their Registrable Underlying Securities be included in such Piggyback Underwritten Offering in accordance with this Section 4, allocated pro rata based on the total number of Registrable Underlying Securities so requested by each such Notice Holder to be included in such Piggyback Underwritten Offering; and (B) the Other Holders, if any, that are exercising piggyback rights in connection with such Piggyback Underwritten Offering pursuant to the GCM Investor Agreement; provided, however, that the number of securities excluded pursuant to clause (B) above (expressed as a percentage of the total number of securities requested by such Other Holders to be included in such Piggyback Underwritten Offering) will in no event be greater than the number of Registrable Underlying Securities excluded pursuant to clause (A) above (expressed as a percentage of the total number of Registrable Underlying Securities so requested by Notice Holders to be included in such Piggyback Underwritten Offering); and

(3)               third, to other Persons that are exercising piggyback rights in connection with such Piggyback Underwritten Offering (other than pursuant to this Agreement or the GCM Investor Agreement) in such manner as determined by the Company.

(e)               Filing of General Shelf Registration Statements. If, at any time when any Piggyback Rights then exist and have not lapsed in accordance with Section 10, the Company files a registration statement (a “General Primary Registration Statement”) under the Securities Act on Form S-3 that contemplates a primary offering by the Company that would also constitute a Piggyback Underwritten Offering (whether immediately or on a delayed basis in accordance with Rule 415 under the Securities Act), then the Company will include, in such General Primary Registration Statement, such statements or disclosures, if any, that would be necessary to be included therein at the time of its effectiveness under the Securities Act to permit offers and sales of Registrable Underlying Securities by Notice Holders to be made pursuant to such General Primary Registration Statement in accordance with this Section 4 if Piggyback Rights with respect thereto were exercised; provided, however, that this Section 4(e) will not apply:

(i)                 at any time when the General Resale Registration Statement (or any other registration statement of the Company that would then permit offers and sales of Registrable Underlying Securities as described above) is effective under the Securities Act, and a common prospectus or prospectus supplement is eligible to be used pursuant to Rule 429 under the Securities Act (or any successor rule) with the General Resale Registration Statement (or such other registration statement) and the General Primary Registration Statement in manner that would permit offers and sales of Registrable Underlying Securities as described above; or

(ii)              offers and sales of Registrable Underlying Securities as described above would be permitted to be made by a prospectus supplement, to the prospectus included in such General Primary Registration Statement, filed in accordance with Rule 430B under the Securities Act, without the need to include any additional statements or disclosures in such General Primary Registration Statement at the time of its effectiveness.

Section 5.                Blackout Periods.

(a)               Generally. Notwithstanding anything to the contrary in this Agreement, but subject to Section 5(b), if there occurs or exists any pending corporate development, filing with the SEC or any other event, in each case that, in the Company’s reasonable judgment, makes it appropriate to suspend the availability of any Registration Statement or any pending or potential Demand Underwritten Offering, then:

(i)                 the Company will send notice (a “Blackout Commencement Notice”) to each Notice Holder of such suspension (without setting forth therein any material non-public information);

(ii)              the Company’s obligations under Section 2 or otherwise with respect to the General Resale Registration Statement, under Section 3 or otherwise with respect to any Demand Underwriting Registration Notice, or under Section 4 or otherwise with respect to any Piggyback Underwritten Offering, in each case including and any related obligations of the Company under Section 6, will be suspended until the related Blackout Period has terminated;

(iii)            upon its receipt of such Blackout Commencement Notice, each Holder agrees to comply with its obligations set forth in Section 8(c); and

(iv)             upon the Company’s determination that such suspension is no longer needed or appropriate, the Company will send notice (a “Blackout Termination Notice,” and the period from, and including, the date the Company sends such Blackout Commencement Notice to, and including, the date the Company sends such Blackout Termination Notice, a “Blackout Period”) to each Notice Holder of the termination of such suspension (without setting forth therein any material non-public information).

(b)               Limitation on Blackout Periods. No single Blackout Period can extend beyond forty five (45) calendar days; and the total number of calendar days in all Blackout Periods cannot exceed an aggregate of ninety (90) (or, with respect to any Holder whose Investor Designee is an Investor Director, one hundred twenty (120)) calendar days in any period of twelve (12) full calendar months.

(c)               Company’s Representation Regarding Material Non-Public Information. The Company represents and warrants that no Blackout Commencement Notice or Blackout Termination Notice will set forth any material non-public information (it being understood, for the avoidance of doubt, that the Company makes no representation regarding whether the delivery of such Blackout Termination Notice or Blackout Commencement Notice, in itself, constitutes material non-public information).

Section 6.                Certain Registration and Related Procedures.

(a)               Compliance with Registration Obligations and Securities Act; SEC Staff Comments. Subject to Section 5, the Company will use commercially reasonable efforts to make such filings with the SEC as may be necessary to comply with its obligations under Section 2, Section 3 and Section 4 and to cause each Registration Statement to comply with the Securities Act and other applicable law, including, if applicable, the filing of any Registration Statement Documents to comply with Section 10(a)(3) of the Securities Act and Rule 3-12 of Regulation S-X under the Securities Act, to amend such Registration Statement to cause the same to be on a form for which the Company and the transactions contemplated thereby are eligible, and to address any comments received from the staff of the SEC. The Company will otherwise comply in all material respects with the Securities Act and other applicable law in the discharge of its obligations under Section 2, Section 3 and Section 4.

(b)               Opportunity for Review by Notice Holders. The Company will provide each Notice Holder with a reasonable opportunity to comment on draft copies of the initial filing of the General Resale Registration Statement, each pre-effective and post-effective amendment thereto, and each related prospectus supplement, before the same is filed with the SEC, and the Company will use commercially reasonable efforts to give effect to comments timely received by it from such Notice Holders in its reasonable discretion; provided, however, that in the case of a prospectus supplement that solely supplements or amends selling securityholder information and is filed pursuant to Rule 424(b)(7) under the Securities Act (or any successor rule), the Company will be required to provide such opportunity only to those Notice Holders named therein. Each Notice Holder whose Registrable Underlying Securities are to be sold pursuant to a Demand Underwriting Registration Statement in accordance with this Section 3 or a Piggyback Registration Statement in accordance with Section 4 will be afforded the same rights set forth in the preceding sentence with respect to any prospectus supplement or other Registration Statement Document relating to such Registration Statement, which prospectus supplement or other Registration Statement Document names such Notice Holder.

(c)               Blue Sky Qualification. The Company will use commercially reasonable efforts to qualify the offer and sale of Registrable Underlying Securities in the manner contemplated by the General Resale Registration Statement (or any other applicable Registration Statement, to the extent any Registrable Underlying Securities are to be sold pursuant thereto in accordance with Section 3 or Section 4, as applicable) under the securities or “blue sky” laws of those jurisdictions within the United States as the Notice Holders or the Managing Underwriters, as applicable, may reasonably request in writing and to maintain such qualification, once obtained, during the General Resale Registration Statement Effectiveness Period (in the case of the General Resale Registration Statement) or until the completion of the offering contemplated thereby (in the case of any other Registration Statement), and the Company will use commercially reasonable efforts to cooperate with such Notice Holders or the Managing Underwriters, as applicable, in connection with the same, except, in each case, to the extent such qualification is not required in connection with such offer and sale (including as a result of preemption by federal law pursuant to Section 18 of the Securities Act (or any successor provision)); provided, however, that no Issuer will be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified; (ii) take any action that would subject it to general service of process in suits (other than those arising out of the offer or sale of Registrable Underlying Securities or in connection with this Agreement) in any jurisdiction where it is not then so subject; or (iii) take any action that would subject it to taxation in any jurisdiction where it is not then so subject.

(d)               Prevention and Lifting of Suspension Orders. The Company will use commercially reasonable efforts to prevent the issuance (or, if issued, to obtain the withdrawal as promptly as practicable) of any order suspending the effectiveness of the General Resale Registration Statement (or any other Registration Statement, to the extent any Underlying are to be sold pursuant thereto in accordance with Section 3 or Section 4, as applicable) under the Securities Act or suspending any qualification referred to in Section 6(c).

(e)               Notices of Certain Events. The Company will provide notice of the following events to each Notice Holder as soon as reasonably practicable:

(i)                 the filing with the SEC of the General Resale Registration Statement, any pre- or post-effective amendment thereto or any related prospectus, prospectus supplement or “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(ii)              the effectiveness under the Securities Act, of the General Resale Registration Statement or any amendment thereto;

(iii)            the receipt, by the Company, of any request by the staff of the SEC or any other governmental authority for any amendment or supplement to the General Resale Registration Statement;

(iv)             the issuance, by the SEC or any other governmental authority, of any stop order suspending the effectiveness of the General Resale Registration Statement or the receipt, by the Company, of any written notice that proceedings for such purpose have been initiated or threatened;

(v)               the receipt, by the Company, of any written notice (x) of the suspension of the qualification or exemption from qualification of the offer and sale of the Registrable Underlying Securities in any jurisdiction; or (y) that proceedings for such purpose have been initiated or threatened;

(vi)             the withdrawal or lifting of any suspension referred to in clause (iv) or (v) above; and

(vii)          that the Company has determined that the use of the General Resale Registration Statement must be suspended (which notice may, at the Company’s discretion, state that it constitutes a Blackout Commencement Notice), including as a result of the occurrence of any event that causes any of the General Resale Registration Statement Documents to have a Material Disclosure Defect or to cease to comply with applicable law;

provided, however, that (x) the Company need not provide any such notice during a Blackout Period; and (y) in no event will this Section 6(e) require the Company to, and in no event will the Company, provide any information that they in good faith determine would constitute material non-public information.

In addition, during the pendency of any Demand Underwritten Offering pursuant to Section 3 or any Piggyback Underwritten Offering pursuant to Section 4, but other than during a Blackout Period, each Notice Holder whose Registrable Underlying Securities are to be sold in such offering pursuant to the related Demand Underwriting Registration Statement or Piggyback Registration Statement, as applicable, will be afforded the same notice set forth in the preceding sentence with respect to the events set forth in clauses (i) through (vii), inclusive, of this Section 6(e) relating to such Registration Statement.

(f)                Remediation of Material Disclosure Defects. Subject to Section 5, the Company will, as promptly as practicable after determining that any Registration Statement Document contains a Material Disclosure Defect, prepare and file with the SEC (and, if applicable, use commercially reasonable efforts to cause the same to become effective under the Securities Act as promptly as practicable) such appropriate additional Registration Statement Document(s) so as to cause the applicable Registration Statement Document(s) to thereafter not contain any Material Disclosure Defect.

(g)               Listing of Registrable Underlying Securities. The Company will use commercially reasonable efforts to cause the Registrable Underlying Securities to be listed for trading on each U.S. national securities exchange, if any, on which securities of the same class of the Company are then so listed.

(h)               Provision of Copies of the Prospectus. At its expense, the Company will provide, to Notice Holders and the Managing Underwriters, if any, such number of copies of the prospectus relating to the applicable Registration Statement or any related prospectus supplement or “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) as such Notice Holders or Managing Underwriters, as applicable, may reasonably request; provided, however, that the Company need not provide any document pursuant to this Section 6(h) that is publicly available on the SEC’s EDGAR system (or any successor thereto).

(i)                 Holders Cannot Be Identified as Underwriters Without Consent. The Company will not expressly name or identify any Holder as an “underwriter” in any Registration Statement Document without such Holder’s prior written consent (including consent provided in a Notice and Questionnaire); provided, however, that nothing in this Section 6(i) will require the consent of any Holder in connection with the inclusion in any Registration Statement Document of customary language, without specifically naming any Holder, that selling securityholders may in certain circumstances be considered to be underwriters under federal securities laws.

(j)                 Due Diligence Matters. Upon reasonable notice and at reasonable times during normal business hours, the Company will make available for inspection, by a representative of each Notice Holder, and the Managing Underwriters, if any, and attorneys or accountants retained by such Notice Holder or Managing Underwriters, as applicable, customary due diligence information.

(k)               Earnings Statement. The Company will use commercially reasonable efforts to comply with its reporting obligations under Section 13(a) or 15(d) of the Exchange Act in such manner, as contemplated under Rule 158 under the Securities Act, so as to make generally available to its securityholders an earnings statement covering the twelve (12) month period referred to in Section 11(a) of the Securities Act, as it relates to each applicable Registration Statement, in the manner contemplated by, and otherwise in compliance with, such Section 11(a).

(l)                 Settlement of Transfers and De-Legending. The Company will use commercially reasonable efforts to cause the Company’s transfer agent (or any other securities custodian for any Registrable Underlying Securities) to cooperate in connection with the settlement of any transfer of Registrable Underlying Securities pursuant to any Registration Statement, including through the applicable Depositary. If any such Registrable Underlying Securities so transferred are represented by a certificate bearing a legend referring to transfer restrictions under the Securities Act, then the Company will, if appropriate, cause such Registrable Underlying Securities to be reissued in the form of one or more certificates not bearing such a legend.

(m)             Certain Covenants Relating to Underwritten Offerings. The following covenants will apply, in each case to the extent applicable, in connection with any Piggyback Underwritten Offering that includes any Registrable Underlying Securities, or any Demand Underwritten Offering:

(i)                 Underwriting Agreement and Related Matters. The Company will (1) execute and deliver any customary underwriting agreement or other agreement or instrument reasonably requested by the Managing Underwriters for such offering; (2) use commercially reasonable efforts to cause such customary legal opinions, comfort letters, “lock-up” agreements and officers’ certificates to be delivered in connection therewith; and (3) cooperate in good faith with such Managing Underwriters in connection with the disposition of Registrable Underlying Securities pursuant to such offering.

(ii)              Marketing and Roadshow Matters. The Company will cooperate in good faith with the Managing Underwriters for such offering in connection with any marketing activities relating to such offering.

(iii)            FINRA Matters. The Company will cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority, Inc. in connection with such offering.

Section 7.                Expenses. All Issuer Registration Expenses will be borne by the Company. All fees and expenses that are incurred by any Holder in connection with this Agreement, and that are not Issuer Registration Expenses, will be borne by such Holder.

Section 8.                Certain Agreements and Representations of the Holders.

(a)               Provision of Information. Notwithstanding anything to the contrary in this Agreement, no Holder will be entitled to any benefits under this Agreement until it has executed and delivered a Notice and Questionnaire to the Company. Each Holder represents that the information included in any such Notice and Questionnaire is accurate in all material respects and covenants, during the term of this Agreement, to promptly provide notice to the Company if any such information thereafter ceases to be accurate in all material respects. Each Holder authorizes the Company to assume the accuracy and completeness of all information contained in the most recent Notice and Questionnaire executed and delivered by such Holder. Each Holder will (i) provide, as soon as reasonably practicable, such other information as the Company may reasonably request in connection with the performance of the Company’s obligations under this Agreement; and (ii) promptly notify the Company upon becoming aware that any information relating to such Holder and included in any Registration Statement Document contains a Material Disclosure Defect.

(b)               Use of Offering Materials. Each Holder agrees that, without the prior written consent of the Company, it will not offer or sell any Registrable Underlying Securities by means of any written communication other than the latest prospectus or prospectus supplement provided to such Holder by either Issuer (or on file on SEC’s EDGAR system (or any successor thereto)) relating to the applicable Registration Statement, and any related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) authorized for such use by either Issuer.

(c)               Covenants Relating to Blackout Periods. Each Holder agrees that, upon its receipt of a Blackout Commencement Notice, such Holder will not effect any sale or other transfer of Registrable Underlying Securities pursuant to any Registration Statement, and will not distribute any Registration Statement Document, until such Holder has received a subsequent Blackout Termination Notice.

Section 9.                Indemnification and Contribution.

(a)               Indemnification by the Company. The Company will indemnify, defend and hold harmless each Holder Indemnified Person from and against (and will reimburse such Holder Indemnified Person, as incurred, for) any Losses that, jointly or severally, such Holder Indemnified Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such Losses arise out of or are based on (i) any Material Disclosure Defect or alleged Material Disclosure Defect in any Registration Statement Document; or (ii) any violation by either Issuer of the Securities Act, the Exchange Act or any other U.S. federal securities laws, or any U.S. state securities or “blue sky” laws, in connection with any Registration Statement Document; provided, however, that the Company will have no obligations under this Section 9(a) in respect of any Losses insofar as such Losses arise out of or are based on (i) any sale by such Holder, pursuant to the General Resale Registration Statement, of Registrable Underlying Securities either (x) during a Blackout Period in breach of such Holder’s covenant set forth in Section 5(a)(iii); or (y) without delivery, if required by the Securities Act, of the most recent related prospectus or prospectus supplement provided to such Holder by the Company pursuant to Section 6(h) (or on file on SEC’s EDGAR system (or any successor thereto)), except, in the case of this clause (y), to the extent the same is deemed to have been delivered through compliance with Rule 172 under the Securities Act or any similar rule; or (ii) any Material Disclosure Defect or alleged Material Disclosure Defect included in any Registration Statement Document in conformity with the Holder Information of any Holder.

(b)               Indemnification by the Holders. Each Person that is a Holder that is a signatory to this Agreement or that is a Notice Holder, severally and not jointly, will indemnify, defend and hold harmless each Issuer Indemnified Person from and against (and will reimburse such Issuer Indemnified Person, as incurred, for) any Losses that, jointly or severally, such Issuer Indemnified Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such Losses arise out of or are based on (i) any Material Disclosure Defect or alleged Material Disclosure Defect in any Registration Statement Document, which Material Disclosure Defect or alleged Material Disclosure Defect is included therein in conformity with the Holder Information of such Holder; and (ii) any sale by such Holder, pursuant to the General Resale Registration Statement, of Registrable Underlying Securities either (x) during a Blackout Period in breach of such Holder’s covenant set forth in Section 5(a)(iii); or (y) without delivery, if required by the Securities Act, of the most recent related prospectus or prospectus supplement provided to such Holder by the Company pursuant to Section 6(h) (or on file on SEC’s EDGAR system (or any successor thereto)), except, in the case of this clause (y), to the extent the same is deemed to have been delivered through compliance with Rule 172 under the Securities Act or any similar rule; provided, however, that in no event will the liability of any Holder pursuant to this Section 9(b) exceed a dollar amount equal to the proceeds received by such Holder (less any related discounts, commissions, transfer taxes, fees or other expenses) from the sale of the Registrable Underlying Securities giving rise to the related indemnification obligation under this Section 9(b).

(c)               Indemnification Procedures.

(i)                 Notice of Proceedings. If any claim, action, suit or proceeding (each, a “Proceeding”) is made or commenced against any Indemnified Person in respect of which indemnity is or may be sought from any Person (in such capacity, the “Indemnifying Party”) pursuant to Section 9(a) or Section 9(b), then such Indemnified Person will promptly notify the such Indemnifying Party in writing of such Proceeding; provided, however, that the failure to so notify such Indemnifying Party will not relieve such Indemnifying Party from any liability that it may have to such Indemnified Person or otherwise, except to the extent that such Indemnifying Party is materially prejudiced by such failure, as determined by a court of competent jurisdiction in a non-appealable, final judgment.

(ii)              Defense of Proceedings; Employment of Counsel. Subject to the next sentence, upon its receipt of the notice referred to in Section 9(c)(i) in respect of a Proceeding, the Indemnifying Party will assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Person and payment of all fees and expenses. Such Indemnified Person will also have the right to employ its own counsel in such Proceeding at such Indemnified Person’s expense; provided, however, that such Indemnifying Party will be responsible for, and pay as incurred, the reasonable and documented fees and expenses of such counsel if (1) such Indemnifying Party authorized, in writing, the employment of such counsel in connection with the defense of such Proceeding; (2) such Indemnifying Party fails, within thirty (30) days after its receipt of the notice referred to in Section 9(c)(i), to employ counsel to defend such Proceeding; or (3) such Indemnified Person reasonably concludes that there may be defenses available to such Indemnified Person that are different from, in addition to, or in conflict with, those available to such Indemnifying Party (in which case of this clause (3), such Indemnifying Party will not have the right to direct the defense of such Proceeding on behalf of such Indemnified Person). Notwithstanding anything to the contrary in this Section 9(c)(ii), in no event will any Indemnifying Party be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Person(s) who are parties to such Proceeding.

(iii)            Settlements of Proceedings. An Indemnifying Party will not be liable pursuant to Section 9(a) or Section 9(b), as applicable, or this Section 9(c) for any settlement of any Proceeding except as provided in the next sentence. If any Proceeding is settled, then the Indemnifying Party will indemnify and hold harmless each Indemnified Person that is subject to such settlement from and against any Losses incurred by such Indemnified Person by reason of such settlement, if:

(1)               such Indemnifying Party effected, or otherwise provided its written consent to, such settlement (which consent will not be unreasonably withheld or delayed); or

(2)               (A) such Indemnified Person has requested such Indemnifying Party to reimburse such Indemnified Person for any fees and expenses of counsel as contemplated by Section 9(c)(ii); (B) such settlement is entered into more than sixty (60) Business Days after such Indemnifying Party has received such request; (C) such Indemnifying Party has not fully reimbursed such Indemnified Person in accordance with such request before the date of such settlement; and (D) such Indemnified Person has given such Indemnifying Party at least thirty (30) days’ prior notice of its intention to settle.

The Indemnifying Party will not effect any settlement of any Proceeding without the prior written consent of the applicable Indemnified Person(s), unless such settlement (1) includes an unconditional release of such Indemnified Person(s) from all liability on the claims that are the subject matter of such Proceeding; (2) does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Person(s); and (3) does not purport to bind the Indemnified Persons(s) to perform or refrain from performing any act (excluding any provision providing for the payment of money by the Indemnified Persons(s), which, for the avoidance of doubt, will be subject to the indemnity provided in the second sentence of this Section 9(c)(iii)).

(d)               Contribution Where Indemnification Not Available. If the indemnification provided for in this Section 9 is unavailable to any Indemnified Person, or is insufficient to hold any Indemnified Person harmless, in respect of any Losses referred to in the preceding provisions of this Section 9, then each applicable Indemnifying Party, severally and not jointly, will contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions, or the actions or non-actions, as applicable, that resulted in such Losses, as well as other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, will be determined by reference to, among other things, whether any applicable Material Disclosure Defect or alleged Material Disclosure Defect, or any relevant action or non-action, as applicable, relates to information supplied, or was taken or made, as applicable, by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Material Disclosure Defect or alleged Material Disclosure Defect, or such action or non-action, as applicable. The amount paid or payable by an Indemnified Person as a result of any Losses referred to in this Section 9(d) will include any legal or other fees or expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending the related Proceeding.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Holders were treated as one Person for such purpose) or by any other allocation method that does not take account of the equitable considerations referred to in the preceding paragraph. Notwithstanding anything to the contrary in the preceding paragraph, no Holder will be required to contribute any amount in excess of the amount by which the proceeds received by such Holder (less any related discounts, commissions, transfer taxes, fees or other expenses) from the sale of Registrable Underlying Securities giving rise to the related contribution obligation under this Section 9(b) exceeds the amount of any damage that such Holder has otherwise been required to pay by reason of the relevant Material Disclosure Defect or alleged Material Disclosure Defect, or the relevant action or non-action, as applicable. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 9(d) are several and not joint.

(e)               Remedies Not Exclusive. The remedies provided for in this Section 9 are not exclusive and will not limit, and will be in addition to, any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

Section 10.            Termination of Registration Rights. Notwithstanding anything to the contrary in this Agreement, this Agreement (other than Sections 7, 9, 13(d), 13(e), 13(h), 13(i), 13(j) and 13(k)) will terminate upon the first date on which no Registrable Underlying Securities are outstanding.

Section 11.            Rule 144. With a view towards enabling the Holders to resell their Registrable Underlying Securities pursuant to Rule 144 under the Securities Act, the Company agrees that, until its obligations pursuant to Section 2 have terminated pursuant to Section 10, the Company will (a) use commercially reasonable efforts to timely file (after giving effect to any available grace periods) such reports with the SEC as may be necessary to satisfy the requirements of Rule 144(c) for so long as such requirements would be applicable to the resale of Registrable Underlying Securities pursuant to Rule 144; and (b) take such further action as any Notice Holder may reasonably request to enable such Notice Holder sell its Registrable Underlying Securities pursuant to Rule 144.

Section 12.            Subsequent Holders. Each Person that acquires any Registrable Underlying Securities from any Holder will, to the extent such securities continue to constitute Registrable Underlying Securities in the hands of such Person, become a Holder until such time as such person thereafter ceases to satisfy the definition of such term; provided, however, that such Person will not be entitled to the benefits of this Agreement (and will be deemed not to be a Holder or a Notice Holder) unless such Person executes and delivers a Notice and Questionnaire to the Company agreeing to be bound by the terms of this Agreement.

Section 13.            Miscellaneous.

(a)               Notices. The Company will send all notices or communications to any Holder pursuant to this Agreement either (a) in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to such Holder’s address as set forth in the latest Notice and Questionnaire of such Notice Holder delivered to the Company (or, if such Holder has not delivered any Notice and Questionnaire, as set forth in the Company’s registrar); or (b) by email to the email address specified in such Notice and Questionnaire (which email will be deemed to constitute notice in writing for purposes of this Agreement).

Any notice or communication by any Holder to either Issuer will be deemed to have been duly given if in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to offices of the Company at the following address (or at such other address as may be hereafter specified by notice to the Holders by the Company):

Shenandoah Telecommunications Company

500 Shentel Way

Edinburg, Virginia 22824

Attention: General Counsel

Email: [***]

with a copy (which will not constitute notice) to:

Hunton Andrews Kurth LLP

951 East Byrd Street

Richmond, Virginia 23219

Attention: Steven M. Haas

Email: shaas@huntonak.com

and

Hunton Andrews Kurth LLP

600 Travis Street

Suite 4200

Houston, Texas 77002

Attention: J.A. Glaccum

Email: j.a.glaccum@huntonak.com

(b)               Amendments and Waivers. This Agreement, or any provision of this Agreement, may be amended, modified, waived or superseded only by a written instrument that is executed by the Company and by one or more Holders whose aggregate As-Exchanged Exchangeable Preferred Stock Ownership Percentage exceeds fifty percent (50%), and any such amendment, modification, waiver or supersession so executed will be binding upon the Company and all Holders; provided, however, that:

(i)                 a waiver with respect to any particular Holder’s rights under this Agreement will be effective as to such Holder if reflected in a written instrument executed by such Holder, provided such waiver does not adversely affect the rights of any other Holder;

(ii)              a waiver of any rights of the Holders in respect of any Piggyback Underwritten Offering will be effective if reflected in a written instrument executed by Notice Holders holding a majority of the total number of Registrable Underlying Securities of Notice Holders proposed to be sold in such Piggyback Underwritten Offering;

(iii)            Piggyback Rights with respect to any particular registration statement under the Securities Act may be waived, on behalf of all Holders, by a written instrument executed by one or more Holders whose aggregate As-Exchanged Exchangeable Preferred Stock Ownership Percentage exceeds fifty percent (50%); and

(iv)             a waiver of any rights of the Holders in respect of any Demand Underwritten Offering will be effective if reflected in a written instrument executed by Notice Holders holding a majority of the total number of Registrable Underlying Securities of Notice Holders proposed to be sold in such Demand Underwritten Offering.

For purposes of determining whether any such amendment, modification, waiver or supersession is executed by Holders of the requisite number of securities, the Company may, absent manifest error, conclusively rely on information contained in its registrar or in any Notice and Questionnaire.

No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, and no waiver, or single or partial exercise of, any such right, power or privilege will preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

(c)               Third Party Beneficiaries. Subject to Section 12, this Agreement will be binding on, inure to the benefit of and be enforceable by, each Holder and its successors and assigns.

(d)               Governing Law; Waiver of Jury Trial. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND EACH HOLDER (BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, A JOINDER TO THIS AGREEMENT OR A NOTICE AND QUESTIONNAIRE) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e)               Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated by this Agreement may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each of the Company and each Holder irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to the address of the relevant party set forth in Section 13(a) will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company and each Holder (by its execution and delivery of this Agreement, a joinder to this Agreement or a Notice and Questionnaire) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

(f)                No Adverse Interpretation of Other Agreements.. This Agreement may not be used to interpret any other agreement of the Company or its subsidiaries or of any other Person, and no such agreement may be used to interpret this Agreement.

(g)               Successors. All agreements of the Company in this Agreement will bind its successors.

(h)               Severability. If any provision of this Agreement is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

(i)                 Counterparts. The parties may sign any number of copies of this Agreement. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Agreement by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

(j)                 Table of Contents, Headings, Etc. The table of contents and the headings of the Sections and Subsections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions of this Agreement.

(k)               Entire Agreement. This Agreement, including Exhibit A, constitutes the entire agreement of the parties with respect to the specific subject matter of this Agreement and supersedes in their entirety all other agreements or understandings (whether written or oral) between or among the parties with respect to such specific subject matter.

(l)                 Specific Performance. The Company (a) agrees that any failure by it to comply with its obligations under this Agreement may result in material irreparable injury to the Holders for which there is no adequate remedy at law, and, that upon any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under this Agreement; and (b) hereby waives the defense in any action for specific performance that a remedy at law would be adequate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

Shenandoah Telecommunications Company

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

ECP Fiber Holdings, LP

By:
Name:
Title:

Hill City Holdings, LP

By: Hill City Holdings GP, LLC
Its: General Partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

FORM OF NOTICE AND QUESTIONNAIRE

The undersigned (the “Selling Securityholder”) beneficial holder of Series A Participating Exchangeable Perpetual Preferred Stock (the “Exchangeable Preferred Stock”) of Shentel Broadband Holding Inc., a Delaware corporation (the “Subsidiary Issuer”), or the common stock, no par value (the “Common Stock”), of Shenandoah Telecommunications Company, a Virginia corporation (the “Company,” and, together with the Subsidiary Issuer, the “Issuers”), or other Registrable Underlying Securities (as defined in the Registration Rights Agreement referred to below) understands that the Company has filed, or intends to file, with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) to register the resale of Registrable Underlying Securities, in accordance with the terms of the Registration Rights Agreement, dated as of [closing date] (the “Registration Rights Agreement”), among the Company and the securityholders named therein. The Issuers will provide a copy of the Registration Rights Agreement upon request at the address set forth below. All capitalized terms used in this Notice and Questionnaire without definition have the respective meanings given to them in the Registration Rights Agreement.

To sell or otherwise dispose of any Registrable Underlying Securities pursuant to the Registration Statement, the beneficial owner of those Registrable Underlying Securities generally must be named as a selling securityholder in the related prospectus, deliver a prospectus to the purchasers of the Registrable Underlying Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and will not be permitted to sell any Registrable Underlying Securities pursuant to the Registration Statement. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire as soon as possible.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, registered holders and beneficial owners of Registrable Underlying Securities should consult their legal counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

By signing and returning this Notice and Questionnaire, the Selling Securityholder:

•	notifies the Issuers of its intention to sell or otherwise dispose of Registrable Underlying Securities beneficially owned by it and listed below in Item 3 (except as otherwise specified under such Item 3) pursuant to the Registration Statement; and

•	agrees to be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

A-1

Pursuant to the Registration Rights Agreement, the Selling Securityholder has agreed to indemnify and hold harmless the Issuers and their respective affiliates, the partners, directors, officers, members, stockholders, employees, advisors or other representatives of Issuers or their respective affiliates, and each person, if any, who controls either Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain claims and losses arising in connection with (i) sales by the Selling Securityholder of Registrable Underlying Securities pursuant to the Registration Statement either (x) during a Blackout Period of which the Company has provided notice to the Selling Securityholder; or (y) without delivering, if required by the Securities Act, the most recent prospectus relating to the Registration Statement; or (ii) statements or omissions concerning the Selling Securityholder made in the General Resale Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Selling Securityholder Information:

(a)	Full legal name of the Selling Securityholder:

(b)	If the Registrable Underlying Securities listed in Item 3 below are held in certificated form and not “in street name,” state the full legal name of the registered holder through which the Registrable Underlying Securities listed in Item 3 below are held:

(c)	If the Registrable Underlying Securities listed in Item 3 below are held “in street name,” state the full legal name of the Depository Trust Company participant through which the Registrable Underlying Securities listed in Item 3 below are held:

(d)	Taxpayer identification or social security number of the Selling Securityholder:

2.	Address and Contact Information for Notices to the Selling Securityholder:

A-2

Telephone

Fax:

Email Address:

Contact Person:

3.	Beneficial Ownership of Exchangeable Preferred Stock and Common Stock Issued Upon Exchange of Exchangeable Preferred Stock:

Check each of the following that applies to the Selling Securityholder.

☐	The Selling Securityholder owns Exchangeable Preferred Stock:

Number of Shares:

CUSIP No(s). (If Any):

☐	The Selling Securityholder owns shares of Common Stock that were issued upon exchange of the Exchangeable Preferred Stock:

Number of Shares:

CUSIP No(s). (If Any):

4.	Beneficial Ownership of Other Securities of the Company:

Except as set forth below in this Item 4, the Selling Securityholder is not the beneficial or registered owner of any securities of the Company other than the securities listed in Item 3 above.

Type and amount of other securities beneficially owned by the Selling Securityholder:

Title of Security	Amount Beneficially Owned	CUSIP No(s). (If Any)

A-3

5.	Relationships with the Company:

(a)	Has the Selling Securityholder or any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the Selling Securityholder) held any position or office or had any other material relationship with the Company (or its predecessors or affiliates) during the past three years?

☐	Yes.

☐	No.

(b)	If the response to (a) above is “Yes,” then please state the nature and duration of the relationship with the Company:

6.	Plan of Distribution:

Check the following box confirming the intended plan of distribution of the Registrable Underlying Securities:

☐	The Selling Securityholder (including its donees and pledgees) does not intend to distribute the Registrable Underlying Securities listed in Item 3 above pursuant to the Shelf Resale Registration Statement except as follows (if at all):

The Registrable Underlying Securities may be sold from time to time directly by the Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Underlying Securities are sold through broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents’ commissions. The Registrable Underlying Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (1) on any national securities exchange or quotation service on which the Registrable Underlying Securities may be listed or quoted at the time of sale; (2) in the over-the-counter market; (3) otherwise than on such exchanges or services or in the over-the-counter market; or (4) through the writing of options. In connection with sales of the Registrable Underlying Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Underlying Securities in the course of the hedging positions they assume. The Selling Securityholder may also sell Registrable Underlying Securities short and deliver Registrable Underlying Securities to close out short positions or loan or pledge Registrable Underlying Securities to broker-dealers that in turn may sell such securities. Notwithstanding anything to the contrary, in no event will the methods of distribution take the form of an underwritten offering of the Registrable Underlying Securities without the prior agreement of the Company.

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State any exceptions:

7.	Broker-Dealers and Their Affiliates:

The Company may have to identify the Selling Securityholder as an underwriter in the Registration Statement or related prospectus if:

•	the Selling Securityholder is a broker-dealer and did not receive the Registrable Underlying Securities as compensation for underwriting activities or investment banking services or as investment securities; or

•	the Selling Securityholder is an affiliate of a broker-dealer and either (1) did not acquire the Registrable Underlying Securities in the ordinary course of business; or (2) at the time of its purchase of the Registrable Underlying Securities, had an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Underlying Securities.

Persons identified as underwriters in the Registration Statement or related prospectus may be subject to additional potential liabilities under the Securities Act and should consult their legal counsel before submitting this Notice and Questionnaire.

(a)	Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐	Yes.

☐	No.

(b)	If the response to (a) above is “No,” is the Selling Securityholder an “affiliate” of a broker-dealer that is registered pursuant to Section 15 of the Exchange Act?

☐	Yes.

☐	No.

For the purposes of this Item 7(b), an “affiliate” of a registered broker-dealer includes any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer.

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(c)	Did the Selling Securityholder acquire the securities listed in Item 3 above in the ordinary course of business?

☐	Yes.

☐	No.

(d)	At the time of the Selling Securityholder’s purchase of the securities listed in Item 3 above, did the Selling Securityholder have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

☐	Yes.

☐	No.

(e)	If the response to (d) above is “Yes,” then please describe such agreements or understandings:

(f)	Did the Selling Securityholder receive the securities listed in Item 3 above as compensation for underwriting activities or investment banking services or as investment securities?

☐	Yes.

☐	No.

(g)	If the response to (f) above is Yes,” then please describe the circumstances:

8.	Nature of Beneficial Ownership:

The purpose of this section is to identify the ultimate natural person(s) or publicly held entity(ies) that exercise(s) sole or shared voting or dispositive power over the Registrable Underlying Securities.

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(a)	Is the Selling Securityholder a natural person?

☐	Yes.

☐	No.

(b)	Is the Selling Securityholder required to file, or is it a wholly owned subsidiary of an entity that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐	Yes.

☐	No.

(c)	Is the Selling Securityholder an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

☐	Yes.

☐	No.

(d)	If the Selling Securityholder is a subsidiary of such an investment company, please identify the investment company:

(e)	Identify below the name of each natural person or entity that has sole or shared investment or voting control over the securities listed in Item 3 above:

PLEASE NOTE THAT THE SEC REQUIRES THAT THESE NATURAL PERSONS AND ENTITIES BE NAMED IN THE PROSPECTUS

9.	Securities Received from Named Selling Securityholder:

(a)	Did the Selling Securityholder receive the Registrable Underlying Securities listed above in Item 3 as a transferee from selling securityholder(s) previously identified in the Registration Statement?

☐	Yes.

☐	No.

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(b)	If the response to (a) above is “Yes,” then please answer the following two questions:

(i)	Did the Selling Securityholder receive the Registrable Underlying Securities listed above in Item 3 from the named selling securityholder(s) prior to the effectiveness of the Registration Statement?

☐	Yes.

☐	No.

(ii)	Identify below the names of the selling securityholder(s) from whom the Selling Securityholder received the Registrable Underlying Securities listed above in Item 3 and the date on which such securities were received.

If more space is needed for responses, then please attach additional sheets of paper. Please indicate the Selling Securityholder’s name and the number of the item being responded to on each such additional sheet of paper, and sign each such additional sheet of paper, before attaching it to this Notice and Questionnaire. The Selling Securityholder may be asked to answer additional questions depending on the responses to the above questions.

ACKNOWLEDGEMENTS

The Selling Securityholder acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offer or sale of Registrable Underlying Securities. The Selling Securityholder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In accordance with the Selling Securityholder’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided in this Notice and Questionnaire that may occur after the date of this Notice and Questionnaire at any time while the Registration Statement remains effective.

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Notices to the Selling Securityholder relating to this Notice and Questionnaire or pursuant to the Registration Rights Agreement will be made by email, or in writing, at the email or physical address set forth in Item 2 above.

By signing below, the Selling Securityholder consents to the disclosure of the information contained in this Notice and Questionnaire in its answers to Items 1 through 9 and the inclusion of such information in the Registration Statement and the related prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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The Selling Securityholder has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Legal Name of Selling Securityholder

By:

Name:

Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE

AND QUESTIONNAIRE TO SHENANDOAH TELECOMMUNICATIONS COMPANY AT:

Shenandoah Telecommunications Company

500 Shentel Way

Edinburg, Virginia 22824

Attention: [__]

Facsimile: [__]

Email: [__]

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EXHIBIT E

Potential Investor Designees

1.	[***]
2.	[***]
3.	[***]
4.	[***]